                           ROGERS COMMUNICATIONS INC.
                              (THE "CORPORATION")

                         ------------------------------

        NOTICE OF ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS AND
                                CLASS MEETING OF
                 CLASS A VOTING SHAREHOLDERS OF THE CORPORATION

                         ------------------------------

                           NOTICE OF CLASS MEETING OF
               CLASS B NON-VOTING SHAREHOLDERS OF THE CORPORATION

                         ------------------------------

                              INFORMATION CIRCULAR

          FOR THE ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS,
                THE CLASS MEETING OF CLASS A VOTING SHAREHOLDERS
              AND CLASS MEETING OF CLASS B NON-VOTING SHAREHOLDERS
                   OF THE CORPORATION TO BE HELD MAY 27, 2004

                           ROGERS COMMUNICATIONS INC.
                         ------------------------------

                NOTICE OF ANNUAL AND SPECIAL GENERAL MEETING OF
                       SHAREHOLDERS AND CLASS MEETING OF
                 CLASS A VOTING SHAREHOLDERS OF THE CORPORATION
                         ------------------------------

     NOTICE IS HEREBY GIVEN that the Annual and Special General Meeting (the "Annual General Meeting") of the Shareholders of Rogers Communications Inc. (the "Corporation") and a Class Meeting of the holders of the Class A Voting shares of the Corporation (collectively, the "Class A Meetings") will be held at the Velma Rogers Graham Theatre, 333 Bloor Street East, Toronto, Ontario, Canada on Thursday, May 27, 2004 at the hour of 10:00 a.m. (Toronto time) for the following purposes:

1. to receive the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ended December 31, 2003, together with the auditors' report thereon and the report of the directors of the Corporation;

2.   to elect 17 directors of the Corporation;

3.   to   appoint  auditors  and  to  authorize   the  directors  to  fix  their
     remuneration;

4. to consider and if thought advisable, to pass the special resolution and special separate resolution, in the form, subject to Note 2 below, set forth in Exhibit A to the Information Circular accompanying this Notice of Class A Meetings, the text of which proposed resolutions are incorporated herein by reference (i) to, by special resolution: (a) amend the Notice of Articles of the Corporation to remove the application of the Pre-existing Company Provisions (as such term is defined in Exhibit A); (b) further amend the Notice of Articles of the Corporation to eliminate all series of Preferred Shares of the Corporation (the "Preferred Shares") that are authorized but no shares of which are currently issued; and (c) delete the existing Articles of the Corporation in their entirety and substitute new Articles therefor; and (ii) by special separate resolution, to provide the consent of the holders of the Class A Voting shares (the "Class A Shares"), as such, to the reduction in the number of votes required to be cast in favour of a special separate resolution, to 2/3 of the votes cast in order to pass such resolution;

5. to consider, and if thought advisable, to pass the special resolution, in the form set forth in Exhibit B to the Information Circular accompanying this Notice of Class A Meetings, the text of which proposed resolution is incorporated herein by reference, (a) to provide that a Class A Share that has been converted to a Class B Non-Voting share (a "Class B Non-Voting Share") and a Class A Share that has been redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and not reissued; and (b) to increase the number of votes attached to the Class A Shares from twenty five to fifty votes per share; and

6. to transact all such further or other business as may properly come before the Class A Meetings or any adjournments or postponements thereof.

     Only holders of record of Class A Shares at the close of business on April 16, 2004 are entitled to vote at the Class A Meetings. Holders of Class B Non-Voting Shares are entitled to attend the Annual General Meeting, but are not entitled to vote on the matters to be considered at the Class A Meetings.

     The Class A Meetings will be held at the same time and place as a class meeting of the holders of the Class B Non-Voting Shares (the "Class B Meeting") for the purposes set out in the accompanying notice for the Class B Meeting.

     An Information Circular accompanies this Notice of Class A Meetings. If you are a holder of Class A Shares, a form of proxy on the green sheet (the "Class A proxy") accompanies this Notice of Class A Meetings for use by the holders of the Class A Shares at the Class A Meetings. If you are a holder of Class B Non-Voting Shares a form of proxy on the blue sheet (the "Class B proxy") for use at the Class B Meeting accompanies the notice for the Class B Meeting.

     A Class A proxy, a Class B proxy or other proof of share ownership may be required for admission to the Class A Meetings.

NOTES:

(1) The consolidated financial statements of the Corporation for the fiscal year ended December 31, 2003 and the auditors' report thereon form part of the Corporation's Annual Report, which accompanies this Notice of Class A Meetings. The report of the directors is incorporated into Management's Discussion and Analysis, which forms part of the Annual Report.

(2) Prior to the resolutions referred in paragraph 4 above being moved at the Class A Meetings, the holders of the Class B Non-Voting Shares will be asked to pass a special separate resolution consenting to the reduction in the number of votes required to be cast in favour of a special separate resolution, to 2/3 of the votes cast in order to pass such resolution. If such special separate resolution is not passed by the requisite majority of 3/4 of the votes cast by the holders of the Class B Non-Voting Shares, Schedule A to the accompanying Information Circular will be read as set out in Note 1 to Exhibit A, the effect of which is to maintain the number of votes required to be cast in favour of a special separate resolution, at 3/4 of the votes cast in order to pass such resolution.

(3) Holders of Class A Shares who are unable to attend the Class A Meetings are kindly requested to specify, on the enclosed form of Class A proxy, the manner in which the shares represented thereby are to be voted and are requested to complete, sign, date and return (in the envelope provided for that purpose) the form of Class A proxy, by no later than 4:30 p.m. (Toronto time) on Wednesday, May 26, 2004, or if either (or both) of the meetings constituting the Class A Meetings is (or are) adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the time fixed for the commencement of the adjourned or postponed meeting (or meetings).

(4) Shareholders should take notice that the existing and proposed Articles of the Corporation impose certain restrictions on the issue and transfer of the Corporation's shares and the exercise of voting rights. These restrictions are detailed under the heading "Restrictions on the Transfer, Voting and Issue of Shares" in the accompanying Information Circular.

(5) On peut obtenir le texte francais de cette circulaire d'information en communiquant avec Mr. Bruce Mann, au siege social de la Compagnie situe au 333 Bloor Street East, Toronto, Ontario, M4W 1G9, ou en telephonant au
     (416) 935-3532. Le texte francais sera disponible a l'assemblee.

     DATED at Toronto, Ontario, this 21st day of April, 2004.
                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         DAVID P. MILLER, Secretary

                           ROGERS COMMUNICATIONS INC.
                         ------------------------------

                           NOTICE OF CLASS MEETING OF
               CLASS B NON-VOTING SHAREHOLDERS OF THE CORPORATION
                         ------------------------------

     NOTICE IS HEREBY GIVEN that a Class Meeting (the "Class B Meeting") of holders of the Class B Non-Voting shares (the "Class B Non-Voting Shares") of Rogers Communications Inc. (the "Corporation") will be held at the Velma Rogers Graham Theatre, 333 Bloor Street East, Toronto, Ontario, Canada on Thursday, May 27, 2004 at the hour of 10:00 a.m. (Toronto time) for the following purposes:

1. to consider and if thought advisable, to pass a special separate resolution, in the form set forth in Exhibit C to the Information Circular accompanying this Notice of Class B Meeting, the text of which proposed resolution is incorporated herein by reference, to provide the consent of the holders of the Class B Non-Voting Shares to the reduction in the number of votes required to be cast in favour of a special separate resolution, to 2/3 of the votes cast in order to pass such resolution; and

2. to transact all such further or other business as may properly come before the Class B Meeting or any adjournments or postponements thereof.

     Only holders of record of Class B Non-Voting Shares at the close of business on April 16, 2004 are entitled to vote on the matters to be considered at the Class B Meeting.

     The Class B Meeting will be held at the same time and place as an Annual and Special General Meeting of the Shareholders of the Corporation and a Class Meeting of the holders of the Class A Voting shares (the "Class A Shares") of the Corporation (collectively, the "Class A Meetings") for the purposes set out in the accompanying Notice of Class A Meetings.

     An Information Circular accompanies this Notice of Class B Meeting. A form of proxy on the blue sheet (the "Class B proxy") accompanies this Notice of Class B Meeting for use by the holders of the Class B Non-Voting Shares at the Class B Meeting.

     A Class B proxy or other proof of share ownership may be required for admission to the Class B Meeting.

NOTES:

(1) The consolidated financial statements of the Corporation for the fiscal year ended December 31, 2003 and the auditors' report thereon form part of the Corporation's Annual Report, which accompanies this Notice of Class B Meeting. The report of the directors is incorporated into Management's Discussion and Analysis, which forms part of the Annual Report.

(2) Holders of Class B Non-Voting Shares who are unable to attend the Class B Meeting are kindly requested to specify, on the enclosed form of Class B proxy, the manner in which the shares represented thereby are to be voted and are requested to complete, sign, date and return (in the envelope provided for that purpose) the form of Class B proxy, by no later than 4:30 p.m. (Toronto time) on Wednesday, May 26, 2004, or if the Class B Meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the time fixed for the commencement of the adjourned or postponed meeting.

(3) Shareholders should take notice that the existing and proposed Articles of the Corporation impose certain restrictions on the issue and transfer of the Corporation's shares and the exercise of voting rights. These restrictions are detailed under the heading "Restrictions on the Transfer, Voting and Issue of Shares" in the accompanying Information Circular.

(4) On peut obtenir le texte francais de cette circulaire d'information en communiquant avec Mr. Bruce Mann, au siege social de la Compagnie situe au 333 Bloor Street East, Toronto, Ontario, M4W 1G9, ou en telephonant au
     (416) 935-3532. Le texte francais sera disponible a l'assemblee.

     DATED at Toronto, Ontario, this 21st day of April, 2004.
                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         DAVID P. MILLER, Secretary

                           ROGERS COMMUNICATIONS INC.

                              INFORMATION CIRCULAR

          FOR THE ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS,
                THE CLASS MEETING OF CLASS A VOTING SHAREHOLDERS
              AND CLASS MEETING OF CLASS B NON-VOTING SHAREHOLDERS
                   OF THE CORPORATION TO BE HELD MAY 27, 2004

                            SOLICITATION OF PROXIES

     THIS INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF ROGERS COMMUNICATIONS INC. (the "Corporation") for use at the Annual and Special General Meeting of Shareholders (the "Annual General Meeting"), the Class Meeting of Class A Voting Shareholders (together with the Annual General Meeting being collectively referred to as the "Class A Meetings") and the Class Meeting of Class B Non-Voting Shareholders (the "Class B Meeting" and together with, the Class A Meetings being collectively referred to as the "Meetings") of the Corporation to be held, on a combined basis, on Thursday, May 27, 2004, at the time and for the purposes set forth in the accompanying Notices of the Meetings and at any adjournment or adjournments thereof. Holders of Class A Voting shares ("Class A Shares") or Class B Non-Voting shares ("Class B Non-Voting Shares") who are unable to be present at the Class A Meetings or the Class B Meeting, as the case may be, in person are requested to complete, sign, date and return the enclosed form of proxy on the green sheet (the "Class A proxy") or the form of proxy on the blue sheet (the "Class B proxy") to the Secretary of the Corporation, c/o Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, facsimile number (416) 263-9524 (in the Toronto area) or 1-866-249-7775 (outside the Toronto area) by 4:30 p.m. (Toronto time) on Wednesday, May 26, 2004. An addressed envelope with postage prepaid accompanies this Information Circular and may be used for such purpose. The Corporation will bear the cost of solicitation on behalf of management of proxies in the form furnished herewith. THE SOLICITATION WILL BE PRIMARILY BY MAIL. HOWEVER, PROXIES MAY BE SOLICITED BY TELEPHONE OR IN WRITING BY DIRECTORS, OFFICERS OR DESIGNATED AGENTS OF THE CORPORATION. THE CORPORATION WILL, UPON REQUEST, REIMBURSE BROKER-DEALERS, BANKS, CUSTODIANS, NOMINEES AND OTHER FIDUCIARIES FOR THEIR REASONABLE EXPENSES INCURRED IN FORWARDING PROXY MATERIAL TO BENEFICIAL OWNERS OF THE CORPORATION'S SHARES.

                             APPOINTMENT OF PROXIES

     The persons named in the accompanying form of Class A proxy and form of Class B proxy are Edward S. Rogers, O.C. (the President and Chief Executive Officer of the Corporation), Edward Rogers and Melinda Rogers, each of whom is a director of the Corporation. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON(S) (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT SUCH SHAREHOLDER AT THE MEETINGS MAY DO SO BY STRIKING OUT THE NAMES OF THE SPECIFIED NOMINEES AND INSERTING THE NAME OF THE SHAREHOLDER'S NOMINEE(S) IN THE BLANK SPACE PROVIDED OR BY COMPLETING ANOTHER APPROPRIATE FORM OF PROXY AND, IN EITHER CASE, DELIVERING THE COMPLETED FORM OF PROXY, AT ANY TIME UP TO 4:30 P.M. (TORONTO
TIME) ON WEDNESDAY, MAY 26, 2004, TO THE SECRETARY OF THE CORPORATION, C/O COMPUTERSHARE TRUST COMPANY OF CANADA, 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO M5J 2Y1, FACSIMILE NUMBER (416) 263-9524 (IN THE TORONTO AREA) OR 1-866-249-7775 (OUTSIDE THE TORONTO AREA).

                          NON-REGISTERED SHAREHOLDERS

     Only registered shareholders or the persons they appoint as their proxyholders are permitted to attend and/or vote at the Meetings. However, in many cases, shares of the Corporation beneficially owned by a holder (a "Non-Registered Holder") are registered either:

     (a) in the name of an intermediary that the Non-Registered Holder deals with in respect of the shares, such as banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

     (b) in the name of a depository (such as The Canadian Depository for Securities Limited) of which the intermediary is a participant.

     In accordance with the requirements of applicable securities law, the Corporation has distributed copies of the Notices of the Meetings, this Information Circular, the forms of proxy, and the 2003 Annual Report (collectively, the "meeting materials") to the depositories and intermediaries for onward distribution to Non-Registered Holders.

     Intermediaries are required to forward meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, intermediaries will use service companies to forward the meeting materials to Non-Registered Holders. Non-Registered Holders who have not waived the right to receive meeting materials will either:

A. receive, as part of the meeting materials, a voting instruction form which must be completed, signed and delivered by the Non-Registered Holder in accordance with the directions provided by the intermediary on the voting instruction form (which may in some cases permit the completion of the voting instruction form by telephone or through the internet);

     or

B. be given a form of proxy which has already been signed by the intermediary (typically by a facsimile, stamped signature), which is restricted to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. This form of proxy need not be signed by the Non-Registered Holder. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deposit it as described above.

     The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the shares they beneficially own. Should a Non-Registered Holder who receives either a proxy or a voting instruction form wish to attend and vote at the Meetings in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the Non-Registered Holder's (or such other person's) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions on the form. IN EITHER CASE, NON-REGISTERED HOLDERS SHOULD CAREFULLY FOLLOW THE INSTRUCTIONS OF THEIR INTERMEDIARIES AND THEIR SERVICE COMPANIES.

                                   REVOCATION

     The appropriate form of proxy must be signed by the shareholder, or by his or her attorney authorized in writing, and should be dated with the date on which it is executed. A registered shareholder who has given a proxy may revoke it by:

     (a) completing and signing a proxy bearing a later date and depositing it with Computershare Trust Company of Canada at the address noted above by 4:30 p.m. (Toronto time) on Wednesday, May 26, 2004;

     (b) depositing an instrument in writing executed by the shareholder or by the shareholder's attorney authorized in writing: (i) at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meetings or any adjournment of the Class A Meetings or Class B Meeting at which the proxy is to be used, or (ii) with the Chairman of the Meetings prior to the commencement of the Meetings on the day of the Meetings or any adjournment of the Class A Meetings or Class B Meeting; or

     (c) in any other manner provided by law or by the Articles of the Corporation.

     The revocation of a proxy will not affect any matter on which a vote has been taken before the revocation. A Non-Registered Holder may revoke a voting instruction form or a waiver of the right to receive meeting materials and to vote given to an intermediary at any time by written notice to the intermediary, except that an intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive meeting materials and to vote that is not received by the intermediary at least seven days prior to the Meetings.

                             EXERCISE OF DISCRETION

     Nominees named in the accompanying forms of proxy will vote or withhold from voting the Class A Shares represented thereby, or the Class B Non-Voting Shares represented thereby, as the case may be, on any ballot that may be called for in accordance with the shareholder's instructions (provided such instructions are certain) and if such shareholder has specified a choice with respect to any matter to be acted on at the Meetings for which the proxy is given, the shares will be voted accordingly.

     IN THE ABSENCE OF SUCH INSTRUCTIONS:

A. CLASS A SHARES WILL BE VOTED (I) ON THE ELECTION OF THE DIRECTORS, IN FAVOUR OF THE DIRECTORS NAMED IN THIS INFORMATION CIRCULAR; (II) ON THE APPOINTMENT OF AUDITORS, IN FAVOUR OF THE AUDITORS NAMED IN THIS INFORMATION CIRCULAR;
    (III) IN FAVOUR OF THE AUTHORIZATION FOR THE DIRECTORS TO FIX THE REMUNERATION OF THE AUDITORS; AND (IV) ON THE SPECIAL RESOLUTION AND SPECIAL SEPARATE RESOLUTION IN THE FORM OF EXHIBIT A HERETO (IF APPLICABLE, AS IT MAY BE AFFECTED IN THE MANNER SET OUT IN NOTE 1 TO EXHIBIT A), IN FAVOUR OF SUCH RESOLUTIONS; BUT THE CLASS A SHARES WILL NOT BE VOTED ON THE SPECIAL RESOLUTION (A) TO PROVIDE THAT A CLASS A SHARE THAT HAS BEEN CONVERTED TO A CLASS B NON-VOTING SHARE AND A CLASS A SHARE THAT HAS BEEN REDEEMED, PURCHASED OR OTHERWISE ACQUIRED BY THE CORPORATION SHALL BE CANCELLED AND NOT REISSUED; AND (B) TO INCREASE THE NUMBER OF VOTES ATTACHED TO THE CLASS A SHARES FROM TWENTY FIVE TO FIFTY VOTES PER SHARE. THE ACCOMPANYING FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN WITH RESPECT TO VOTING ON AMENDMENTS TO OR VARIATIONS OF MATTERS IDENTIFIED IN THE NOTICE OF THE CLASS A MEETINGS AND WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE CLASS A MEETINGS. At the time of printing this Information Circular, management knows of no such amendments, variations or other matters to come before the Class A Meetings other than as disclosed in
    Note 1 to Exhibit A hereto, but if any such amendments, variations or other matters are properly brought before the Class A Meetings, the persons designated in the accompanying form of proxy will vote thereon in accordance with their discretion; and

B. CLASS B NON-VOTING SHARES WILL BE VOTED IN FAVOUR OF THE SPECIAL SEPARATE RESOLUTION TO BE PLACED BEFORE THE CLASS B MEETING TO PROVIDE THE CONSENT OF THE HOLDERS OF THE CLASS B NON-VOTING SHARES TO THE REDUCTION IN THE NUMBER OF VOTES REQUIRED TO BE CAST IN FAVOUR OF A SPECIAL SEPARATE RESOLUTION, TO 2/3 OF THE VOTES CAST IN ORDER TO PASS SUCH RESOLUTION. THE ACCOMPANYING FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN WITH RESPECT TO VOTING ON AMENDMENTS TO OR VARIATIONS OF MATTERS IDENTIFIED IN THE NOTICE OF THE CLASS B MEETING AND WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE CLASS B MEETING. At the time of printing this Information Circular, management knows of no such amendments, variations or other matters to come before the Class B Meeting, but if any such amendments, variations or other matters are properly brought before the Class B Meeting, the persons designated in the accompanying form of proxy will vote thereon in accordance with their discretion.

  SHARES ENTITLED TO BE VOTED AT THE CLASS A MEETINGS AND THE CLASS B MEETING

     Each Class A Share carries the right to twenty five votes on a poll at the Class A Meetings and all Class A Shares outstanding at the close of business on April 16, 2004 (the "record date") may be voted at the Class A Meetings. Class B Non-Voting Shares and any series of Preferred Shares may not be voted at the Class A Meetings.

     Each Class B Non-Voting Share carries the right to one vote on a poll at the Class B Meeting and all Class B Non-Voting Shares outstanding at the close of business on the record date may be voted at the Class B Meeting. Class A Shares and any series of Preferred Shares may not be voted at the Class B Meeting.

SHARES AND PRINCIPAL HOLDERS THEREOF

     As at April 19, 2004, there were outstanding 56,235,394 Class A Shares. To the knowledge of the directors and senior officers of the Corporation, the only person or corporation beneficially owning, directly or indirectly, or exercising control or direction over more than 10% of the outstanding Class A Shares is Edward S. Rogers O.C., the President and Chief Executive Officer and a director of the Corporation. As of April 19, 2004, Mr. Rogers beneficially owns or controls 51,116,099 Class A Shares, representing approximately 90.9% of the issued and outstanding Class A Shares, which class is the only class of issued shares carrying the right to vote in all circumstances. Of the 51,116,099 Class A Shares which Mr. Rogers beneficially owns or controls, 46,213,699 Class A Shares are held by E.S.R.I.L. Inc.

     As at April 19, 2004, there were outstanding 178,348,921 Class B Non-Voting Shares. To the knowledge of the directors and senior officers of the Corporation, the only person or corporation beneficially owning, directly or indirectly, or exercising control or direction over more than 10% of the outstanding Class B Non-Voting Shares is Edward S. Rogers O.C. As of April 19, 2004, Mr. Rogers beneficially owns or controls 18,626,225 Class B Non-Voting Shares, representing approximately 10.4% of the issued and outstanding Class B Non-Voting Shares. In addition 2,425,000 Class B Non-Voting Shares are held by trusts for the primary benefit of Mr. Rogers and/or his family. Mr. Rogers does not beneficially own or have control or direction over the Class B Non-Voting Shares held by these trusts.

     Each holder of outstanding Class A Shares and Class B Non-Voting Shares of record at the record date will be entitled to receive notice of the Class A Meetings. Each holder of Class B Non-Voting Shares of record at the record date will be entitled to receive notice of the Class B Meeting. Each holder of Class A Shares who personally attends the Class A Meetings or duly completes and delivers an appropriate form of Class A proxy will be entitled to twenty five votes per share at the Class A Meetings on a poll. Each holder of Class B Non-Voting Shares who personally attends the Class B Meeting or duly completes and delivers an appropriate form of Class B proxy will be entitled on a poll to one vote per share at the Class B Meeting.

     UNDER  APPLICABLE CANADIAN  SECURITIES LAWS, AN  OFFER TO  PURCHASE CLASS A
SHARES OF THE CORPORATION WOULD NOT REQUIRE THAT AN OFFER BE MADE TO PURCHASE CLASS B NON-VOTING SHARES OF THE CORPORATION.

RESTRICTIONS ON THE TRANSFER, VOTING AND ISSUE OF SHARES

     The Corporation has a direct or indirect ownership interest in a number of distinct Canadian undertakings which hold licences pursuant to applicable licencing legislation (the "Telecommunications Legislation"). The
Telecommunications Legislation includes the Broadcasting Act (Canada), the Telecommunications Act (Canada) and the Radiocommunication Act (Canada).

     The Telecommunications Legislation contains separate requirements relating to the level of foreign ownership that is permitted in respect of a given class of licenced undertaking. The Corporation believes that it, and each of its subsidiaries, have at all times been in compliance with all of the relevant ownership requirements of the Telecommunications Legislation.

     In April 1996, the Governor in Council (i.e., the federal cabinet) issued a Direction to the Canadian Radio-television and Telecommunications Commission (the "CRTC") respecting the ineligibility of non-Canadians to hold broadcasting licences, including licences to operate cable television undertakings. That Direction substantially harmonized the foreign ownership requirements under the Broadcasting Act with those under the Telecommunications Act and the
Radiocommunication Act. The Direction was amended in 1997 to allow two non-Canadian controlled telephone companies to hold licences to operate cable television undertakings within their respective service areas. It was amended in July 1998 to clarify the restrictions relating to a holding company's ability to control or influence the programming decisions of the licensee operating company.

     The revised Cabinet Direction authorizes non-Canadians to own and control, directly or indirectly, up to 33 1/3% of the voting shares and up to 33 1/3% of the number of votes attached to the voting shares of a holding company which has a subsidiary operating company licenced under the Broadcasting Act. In addition, up to 20% of the voting shares and up to 20% of the votes attached to the voting shares of the operating licencee company may be owned and controlled, directly or indirectly, by non-Canadians. The chief executive officer and 80% of the members of the board of directors of the operating licensee company must be Canadian. In addition, the holding company and its directors are prohibited from exercising control or influence over the programming decisions of the licensee company, unless the holding company satisfies the ownership requirements which are applicable to the licensee company. There are no restrictions on the number of non-voting shares that may be held by non-Canadians at either the holding company or licencee company level. The CRTC retains the discretion under the Direction to determine whether a given licencee is in fact controlled by non-Canadians.

     The cellular, PCS and paging licenses held by the Corporation's indirect subsidiary, Rogers Wireless Inc., include a condition requiring the licensed carrier company to comply with the ownership restrictions set out in the Telecommunications Act and the Radiocommunication Act. A maximum level of 20% of the issued voting shares of the licensed carrier company may be owned by persons who are not Canadians. In addition, at least 80% of the members of the board of directors of the licensed carrier company must be Canadian. Pursuant to regulations promulgated under the Telecommunications Act and the Radiocommunication Act, a parent corporation may have up to 33 1/3% of its voting shares owned by non-Canadians. Neither the licensed carrier company nor the parent holding corporation (such as the Corporation) can be otherwise controlled by non-Canadians.

     In order to ensure that the Corporation and any Canadian corporation in which the Corporation has a direct or indirect interest remains qualified to hold or obtain any cable television, broadcasting or telecommunications licence or authority to operate a similar undertaking pursuant to the Telecommunications Legislation and to ensure that the Corporation and any Canadian corporation in which the Corporation has an interest is not in breach of the Telecommunications Legislation or any licences issued to it or to any Canadian subsidiary, associate or affiliate of it under the Telecommunications Legislation, the existing and proposed Articles of the Corporation impose certain restrictions on the issue and transfer of the Corporation's shares and the exercise of voting rights attached thereto. A copy of the text of such restrictions may be obtained from the Secretary of the Corporation.

     If in the opinion of the Board of Directors circumstances arise in the future that may jeopardize the ability of the Corporation and its subsidiaries to be qualified to hold and obtain licences in Canada, the restrictions on transfer, voting and issue of shares contained in the Articles of the Corporation will be invoked.

     On  November  19,  2002,  the  Minister  of  Industry  announced  that  the
Government of Canada will review the restrictions on foreign ownership applicable to the telecommunications sector. In February 2003, Rogers Wireless Inc. appeared before the Parliamentary Standing Committee on Industry, Science and Technology and filed a brief in support of elimination of the restrictions. Rogers Cable Communications Inc., another subsidiary of the Corporation, also made representations in favour of elimination of the foreign ownership restrictions on cable television companies. A similar submission had been made by the Corporation in February of 2002 to the Standing Committee on Canadian Heritage urging the removal of restrictions on foreign ownership applicable to cable television companies. On April 28, 2003, the Standing Committee on
Industry, Science and Technology released a report to Parliament in which it recommended the removal of all Canadian ownership requirements applicable to telecommunications common carriers, which would include wireless carriers such as Rogers Wireless Inc. and entities such as the Corporation that have a direct or indirect interest in such carriers. This report also recommended that any changes made to the Canadian ownership requirements for telecommunications common carriers be extended to cable television companies, such as Rogers Cable Communications Inc. However, a second report issued by the Standing Committee on Canadian Heritage in June, 2003, has expressed concerns that changes in ownership restrictions for either telecommunications common carriers or cable television companies could have an adverse impact on the Canadian broadcasting system. Given these conflicting reports, the Government of Canada has indicated that it will try to reconcile the conflicting recommendations prior to taking any legislative action. This reconciliation process is currently underway. It is not yet known whether the Government of Canada will decide to amend the Telecommunications Legislation to relax or eliminate the restrictions on either wireless carriers (such as Rogers Wireless Inc.) or cable television companies (such as Rogers Cable Communications Inc.) that distribute broadcasting services and provide internet and other telecommunications services to the public.

                    PARTICULARS OF MATTERS TO BE ACTED UPON

                             ELECTION OF DIRECTORS

     The board of directors of the Corporation (the "Board" or "board of directors") presently consists of 17 directors, all of whom are deemed to retire at the Annual General Meeting but all of whom are eligible for re-election. The Board has determined that the number of directors to be elected at the Annual General Meeting is 17. The persons named in the enclosed form of Class A proxy intend to vote for the election of the 17 nominees whose names are set forth below. Rogers has indicated to the Corporation that he intends to vote the Class A Shares held by him in favour of the 17 nominees whose names are set forth below.

     Each director elected will hold office until his or her successor is duly elected at the next annual general meeting of the shareholders of the
Corporation unless, prior thereto, he or she resigns or his or her office becomes vacant by death or other cause under applicable law. Each nominee has consented in writing to act as a director of the Corporation. The following table and the notes thereto state the names of all the persons proposed to be nominated for election as directors, other positions and offices with the Corporation or any of its significant affiliates now held by them, their principal occupations or employments, their periods of service as directors of the Corporation, the number of Class A Shares and Class B Non-Voting Shares of the Corporation and Class A Multiple Voting Shares and Class B Restricted Voting Shares of the Corporation's subsidiary, Rogers Wireless Communications Inc. ("RWCI") beneficially owned or controlled by each of them as of April 19, 2004 and the approximate number of Directors' Deferred Share Units of the Corporation credited to the account of such person as at April 19, 2004 (see description of the Directors' Deferred Share Unit Plan under "Other Information -- Compensation of Directors" in this Information Circular). Also, please see Note 10 below the table. The Board has a number of committees, including an Executive

Committee and an Audit Committee. The members of such committees and other committees are identified by notes following their names.

                                                  PRINCIPAL                                     DIRECTOR   CLASS A SHARES OF THE
                       NAME                       OCCUPATION AND POSITION WITH THE CORPORATION   SINCE          CORPORATION
                       ----                       --------------------------------------------  --------   ---------------------

                       RONALD DUNCAN BESSE......  President, Besseco Holdings Inc.                1984          7,000
    (R.D. Besse Pic)   (3)(6)(7)
 Ronald D. Besse, 65, resides in  Toronto, Ontario and has been  a director of the Corporation  since June, 1984. Mr. Besse  was formerly  Chairman, President  and Chief  Executive Officer, Gage  Learning Corporation.  Mr. Besse is  also a  director of CML
 Healthcare Inc., C.I. Fund Management Inc., Luxembourg Cambridge Holding  Group and Rogers Media Inc. Mr. Besse graduated  from
 Ryerson  University, Business Administration,  1960 and was awarded  the Alumni Award  of Distinction, Business Administration,
 1998. Mr. Besse is a member of the Chief Executives' Organization, World Presidents' Organization, and past President, Canadian
 Book Publishers' Council.

    (H.G. Emerson      H. GARFIELD EMERSON,       National Chair, law firm of Fasken Martineau    1989           Nil
    Pic)               Q.C......................  DuMoulin LLP; Chairman of the Corporation
                       (3)(4)(5)(7)(8)(9)
 H. Garfield Emerson, Q.C., 63, resides in Toronto, Ontario and has been a director of the Corporation since November, 1989  and
 Chairman  of the Board  since March, 1993. Mr.  Emerson is also a  director of CAE Inc.,  Canada Deposit Insurance Corporation,
 Wittington  Investments,  Limited,  Rogers  Wireless  Communications  Inc.,  Rogers  Cable  Inc.,  Rogers  Media  Inc.,  Rogers
 Telecommunications  Limited and Sunnybrook & Women's Health Sciences Centre. Mr.  Emerson is the past Chair of the Sunnybrook &
 Women's Foundation and past Chair of the Campaign for Victoria University in the University of Toronto. He is a former director of the University of Toronto Asset Management  Corporation and member of the Business  Board of the University of Toronto.  Mr.
 Emerson  joined Fasken Martineau DuMoulin LLP, a national law firm, in  August, 2001 as National Chair and a senior partner and leader of the firm's mergers and acquisitions practice. In  1990, Mr. Emerson established NM Rothschild & Sons Canada  Limited, an  investment banking firm affiliated with the Rothschild international  investment and merchant bank, and, from 1990 to 2001, served as its President and Chief Executive Officer. Prior to this, Mr. Emerson practiced law as a senior partner with  Davies,
 Ward  & Beck, Toronto  from 1970 to  1990. Mr. Emerson holds  an Honours B.A.  (History) and LL.B.,  University of Toronto, was
 called to the Bar of Ontario in 1968 and appointed Queen's Counsel in 1980.

    (P.C. Godsoe Pic)  PETER C. GODSOE..........  Company Director                                2003           Nil
                       (7)(9)
 Peter C. Godsoe, 65, resides in Toronto, Ontario and has been a director of the Corporation since October, 2003. Mr. Godsoe has served as Chairman  (1995), Chief  Executive Officer (1993),  President and  Chief Operating Officer  (1992) and  Vice-Chairman
 (1982),  of The Bank  of Nova Scotia since  1966. Mr. Godsoe  is also a director  of Empire Company  Limited, Fairmont Hotels &
 Resorts, Ingersoll-Rand  Company,  Lonmin PLC  and  Templeton  Emerging Markets  Investment  Fund.  Mr. Godsoe  holds  a  B.Sc.
 (Mathematics  and Physics) from the University  of Toronto and an M.B.A.  from the Harvard Business School.  He is a C.A. and a
 Fellow of the Institute of Chartered Accountants of Ontario.

                                                                DIRECTORS'
        CLASS B                                                  DEFERRED
      NON-VOTING     CLASS A MULTIPLE                           SHARE UNITS
     SHARES OF THE    VOTING SHARES      CLASS B RESTRICTED       OF THE
      CORPORATION        OF RWCI        VOTING SHARES OF RWCI   CORPORATION
     -------------   ----------------   ---------------------   -----------
        3,265             Nil                       Nil          10,693.60

        3,265             Nil                     1,000          17,329.08

       14,200             Nil                       Nil             612.86


                                                  PRINCIPAL                                     DIRECTOR   CLASS A SHARES OF THE
                       NAME                       OCCUPATION AND POSITION WITH THE CORPORATION   SINCE          CORPORATION
                       ----                       --------------------------------------------  --------   ---------------------

    (T.I. Hull Pic)    THOMAS IAN HULL..........  Chairman and Chief Executive Officer, The       1979         254,200
                       (4)(5)(7)(9)               Hull Group Inc. (insurance)
 Thomas I. Hull, 72, resides in Toronto,  Ontario and has been a director of  the Corporation since February, 1979. Mr. Hull  is
 Chairman  and  Chief Executive  Officer  of The  Hull  Group of  Companies. Mr.  Hull  is also  a  director of  Rogers Wireless
 Communications Inc., Rogers Media Inc. and  Rogers Telecommunications Limited. Mr. Hull is  a graduate of Upper Canada  College and  the Insurance Co. of  North America College of  Insurance and Risk Management.  Mr. Hull is a  life member of the Canadian
 Association of Insurance and Financial Advisors and past president of the Life Underwriters' Association of Toronto.

    (R.W. Korthals     ROBERT W. KORTHALS.......  Company Director                                1995           500
    Pic)               (6)(7)(8)
 Robert W. Korthals,  70, resides in  Toronto, Ontario and  has been  a director of  the Corporation since  February, 1995.  Mr.
 Korthals is currently Chairman of the Ontario Teachers' Pension Plan Board and a director of Cognos Inc., Easyhome Inc., Rogers
 Cable  Inc., Suncor Energy Inc., Mulvihull  Exchange Traded Open-End Funds and Jannock  Properties Ltd. Mr. Korthals joined The
 Toronto Dominion Bank in 1967, was appointed  President in 1981, and served in that  capacity until 1995. Mr. Korthals holds  a
 B.Sc., Chemical Engineering, University of Toronto, and an M.B.A. from the Harvard Business School.

    (P.B. Lind Pic)    PHILIP BRIDGMAN LIND,      Vice-Chairman of the Corporation                1979         190,260
                       C.M......................
 Philip  B. Lind, 60, resides in Toronto, Ontario  and has been a director of the  Corporation since February, 1979. Mr. Lind is
 Vice-Chairman of the Corporation. Mr. Lind joined the Corporation in  1969 as Programming Chief and has served as Secretary  of the  Board and Senior Vice-President, Programming and Planning. Mr. Lind  is also a director of Canadian General Tower Limited,
 Council for Business and the Arts, Rogers  Media Inc., Brascan Corporation and The Outdoor  Life Network. Mr. Lind is a  former
 Chairman  of the Canadian Cable Television Association and has served on the Board of the National Cable Television Association
 in the U.S.  Mr. Lind  holds a  M.A. (Political  Science), University of  British Columbia,  an M.B.A.  (Political Science  and
 Sociology),  University of Rochester  and in 2002,  received a Doctor  of Laws, honoris  causa, from the  University of British
 Columbia. In 2002, Mr. Lind was appointed to the Order of Canada.

                                                                DIRECTORS'
        CLASS B                                                  DEFERRED
      NON-VOTING     CLASS A MULTIPLE                           SHARE UNITS
     SHARES OF THE    VOTING SHARES      CLASS B RESTRICTED       OF THE
      CORPORATION        OF RWCI        VOTING SHARES OF RWCI   CORPORATION
     -------------   ----------------   ---------------------   -----------
        9,800             Nil                     1,000          10,046.70

        3,100             Nil                       Nil           6,851.61

        6,402             Nil                       Nil                Nil


                                                  PRINCIPAL                                     DIRECTOR   CLASS A SHARES OF THE
                       NAME                       OCCUPATION AND POSITION WITH THE CORPORATION   SINCE          CORPORATION
                       ----                       --------------------------------------------  --------   ---------------------
    (A. Mikalachki     ALEXANDER MIKALACHKI.....  Professor Emeritus, Richard Ivey School of      1999           Nil
    Pic)               (3)                        Business, University of Western Ontario
 Alexander Mikalachki,  70, resides  in London,  Ontario and  has  been a  director of  the Corporation  since June,  1999.  Mr.
 Mikalachki  is also  a director  of The Independent  Order of  Foresters, Pacific  and Western Credit  Inc. and  SimEx Inc. Mr.
 Mikalachki served as  Acting Dean,  1989-90, Associate Dean,  Programs, 1981-1991  and Professor Emeritus,  2000, Richard  Ivey
 School  of Business, University of Western Ontario. Mr. Mikalachki holds a B. Comm., Sir George Williams College and an M.B.A.,
 Ph.D., Richard Ivey School of Business, University of Western Ontario.

    (D.R. Peterson     THE HONOURABLE DAVID       Senior partner in law firm of Cassels Brock     1991           Nil
    Pic)               ROBERT PETERSON, P.C.,     & Blackwell
                       Q.C......................
                       (3)
 The Hon. David R. Peterson, P.C., Q.C., 60, resides in Toronto, Ontario and has been a director of the Corporation since April,
 1991. Mr. Peterson is a senior partner and Chairman  of Cassels Brock & Blackwell LLP and Chairman of  Cassels-Pouliot-Noriega,
 an  international affiliation  of Toronto, Montreal  and Mexico City  law firms.  Mr. Peterson was  elected as a  Member of the
 Ontario Legislature in 1975 and became the Leader of the Ontario Liberal party in 1982. He served as Premier of Ontario between
 1985 and 1990. Mr. Peterson is also a director of a number of boards that includes Ivanhoe Cambridge Shopping Centres  Limited,
 Industrielle  Alliance Assurance Company and National Life Assurance Company of Canada, Rogers Wireless Communications Inc. and
 BNP Paribas. Mr. Peterson holds a B.A.  and LL.B., University of Toronto, was called  to the Bar of Ontario in 1969,  appointed
 Queen's Counsel in 1980, and summoned by Her Majesty to the Privy Council in 1992.

    (E.S. Rogers Pic)  EDWARD SAMUEL ROGERS,      President and Chief Executive Officer of the    1979        51,116,099
                       O.C. ....................  Corporation
                       (1)(2)(4)(8)(9)
 Edward  S. Rogers, O.C., 70, resides in  Toronto, Ontario and has been a director  and President and Chief Executive Officer of the Corporation since  January, 1979.  Mr. Rogers  is also  a director  and Chairman  of Rogers  Wireless Communications  Inc.,
 Chairman  of  Rogers Cable  Inc., Vice-Chairman  of Rogers  Media Inc.,  and President  and Chief  Executive Officer  of Rogers
 Telecommunications Limited. Mr. Rogers also serves as a director of Cable Television Laboratories, Inc. and the Canadian  Cable
 Television  Association. Mr. Rogers holds a B.A., University of Toronto,  LL.B., Osgoode Hall Law School, and was called to the
 Bar of Ontario in  1962. Mr. Rogers was  appointed an Officer  of the Order of  Canada in 1990 and  inducted into the  Canadian
 Business Hall of Fame in 1994. In 2002, Mr. Rogers was inducted into the U.S. Cable Hall of Fame.

                                                                DIRECTORS'
        CLASS B                                                  DEFERRED
      NON-VOTING     CLASS A MULTIPLE                           SHARE UNITS
     SHARES OF THE    VOTING SHARES      CLASS B RESTRICTED       OF THE
      CORPORATION        OF RWCI        VOTING SHARES OF RWCI   CORPORATION
     -------------   ----------------   ---------------------   -----------
        3,000             Nil                       Nil           1,412.69

        1,000             Nil                     2,000           6,801.57

     18,614,690       62,820,371             16,317,644                Nil



                                                  PRINCIPAL                                     DIRECTOR   CLASS A SHARES OF THE
                       NAME                       OCCUPATION AND POSITION WITH THE CORPORATION   SINCE          CORPORATION
                       ----                       --------------------------------------------  --------   ---------------------

    (E. Rogers Pic)    EDWARD ROGERS............  President and Chief Executive Officer,          1997          1,000
                       (4)(8)(9)(11)              Rogers Cable Communications Inc.
 Edward  S. Rogers, 34, resides in  Toronto, Ontario and has been  a director of the Corporation  since May, 1997. Mr. Rogers is
 President and Chief Executive Officer, Rogers Cable Communications Inc. Mr. Rogers also serves as a director of Rogers Wireless
 Communications Inc., Rogers Cable Inc., Rogers Media Inc.,  SportsNet Inc., the Toronto Blue Jays and Futureway  Communications
 Inc.  Previously, he  worked for Comcast  Corporation, Philadelphia,  1993-1996, and has  served as  Vice-President and General
 Manager, Paging, Data  and Emerging Technologies,  Rogers Wireless Inc.,  1996-1998, Vice-President and  General Manager,  GTA,
 Rogers Cable Inc., 1998-2000, and Senior Vice-President, Planning and Strategy, of the Corporation, 2000-2002. Mr. Rogers holds a B.A., University of Western Ontario.

    (L.A. Rogers Pic)  LORETTA ANNE ROGERS......  Company Director                                1979          1,000
                       (2)
 Loretta A. Rogers, 65, resides in Toronto, Ontario and has been a director of the Corporation since December, 1979. Mrs. Rogers also serves as a director of Rogers Media Inc., Rogers Telecommunications Limited and Sheena's Place. Mrs. Rogers holds a B.A.,
 University of Miami and an honorary Doctorate of Laws, University of Western Ontario.

    (M.M. Rogers Pic)  MELINDA M. ROGERS........  Vice-President, Strategic Planning and          2002           100
                       (6)                        Venture Investments of the Corporation
 Melinda M. Rogers, 33, resides in Toronto and has been a director of the Corporation since May, 2002. Ms. Rogers also serves as a  director of Rogers Cable Inc., The Ontario Media Development Corporation, STSN Inc. and the Jays Care Foundation. Ms. Rogers
 was appointed Vice-President, Venture Investments, of the Corporation in September, 2000. Prior to joining the Corporation, Ms.
 Rogers was a Product Manager for Excite@Home, Redwood, California. Ms. Rogers holds a B.A., University of Western Ontario,  and an M.B.A., University of Toronto.

    (W.T. Schleyer     WILLIAM TATE SCHLEYER....  Chairman and Chief Executive Officer,           1998           Nil
    Pic)               (7)(8)                     Adelphia Communications Corporation (cable
                                                  communications)
 William T. Schleyer, 52, resides in Rye Beach, New Hampshire and has been a director of the Corporation since August, 1998. Mr.
 Schleyer  is Chairman and Chief Executive Officer of Adelphia Communications Corporation. He previously served as President and
 Chief Executive Officer, AT&T Broadband, as a principal in Pilot House Ventures, where he served as a liaison between investors and entrepreneurs, as President and Chief Operating Officer of  MediaOne, the broadband services arm of U.S. West Media  Group, and  as President and Chief Operating Officer  of Continental Cablevision, Inc. before that  company's merger with U.S. West in
 1996. Mr. Schleyer holds a B.A. (Mechanical Engineering), Drexel University and an M.B.A. from the Harvard Business School.

                                                                DIRECTORS'
        CLASS B                                                  DEFERRED
      NON-VOTING     CLASS A MULTIPLE                           SHARE UNITS
     SHARES OF THE    VOTING SHARES      CLASS B RESTRICTED       OF THE
      CORPORATION        OF RWCI        VOTING SHARES OF RWCI   CORPORATION
     -------------   ----------------   ---------------------   -----------
       40,000             Nil                     1,000                Nil

       34,265             Nil                     1,000           6,561.38

         100              Nil                     1,000                Nil

       30,000             Nil                       Nil           7,328.17



                                                  PRINCIPAL                                     DIRECTOR   CLASS A SHARES OF THE
                       NAME                       OCCUPATION AND POSITION WITH THE CORPORATION   SINCE          CORPORATION
                       ----                       --------------------------------------------  --------   ---------------------

    J.A. Tory Pic)     JOHN ARNOLD TORY,          President, Thomson Investments Limited          1979          37,800
                       Q.C. ....................  (holding company)
                       (4)(5)(7)(9)
 John A. Tory, Q.C., 74, resides in Toronto, Ontario and has  been a director of the Corporation since December, 1979. Mr.  Tory is  President of Thomson  Investments Limited. Mr. Tory  also serves as  a director of The  Thomson Corporation, The Woodbridge
 Company Limited  and Abitibi-Consolidated  Inc. Mr.  Tory was  educated at  University of  Toronto Schools,  Toronto,  Phillips
 Academy, Andover, Massachusetts and holds an LL.B. from the University of Toronto. Mr. Tory was called to the Bar of Ontario in
 1954 and appointed Queen's Counsel in 1965.

    (J.C.C.            JOHN CHRISTOPHER COUNSEL   Chairman, Rogers Telecommunications Limited     1982           Nil
    Wansbrough Pic)    WANSBROUGH...............  (holding company)
                       (3)(4)(6)(9)
 J.  Christopher C. Wansbrough, 71, resides in Toronto, Ontario and has been a director of the Corporation since December, 1982.
 Mr. Wansbrough is Chairman, Rogers Telecommunications  Limited. Mr. Wansbrough has also  served as President of National  Trust
 Company  and Chairman of  the Board of  Omers Realty Corporation.  Mr. Wansbrough serves  as a director  of United Corporations
 Limited., Rogers Wireless Communications Inc., Rogers Cable Inc.  and Rogers Media Inc. Other affiliations include Chairman  of the  Board of the R.S. McLaughlin Foundation and The Independent Order of Foresters. Mr. Wansbrough holds a B.A., University of
 Toronto and is a Chartered Financial Analyst.

    (C. Watson Pic)    COLIN D. WATSON..........  President and Chief Executive Officer,           n/a         147,000
                                                  Vector Aerospace
 Colin D. Watson, 62, resides in Toronto, Ontario and was  formerly a director of the Corporation from 1979-1996. Mr. Watson  is
 President and Chief Executive Officer, Vector Aerospace. Mr. Watson was President and Chief Executive Officer of Spar Aerospace
 Limited  from 1996-2000 and was  Vice-Chairman and Chief Executive Officer  from 2000-2001. Mr. Watson  is a director of Rogers
 Cable Inc., B Split II Corporation;  Cygnal Technologies Corp.; Great Lakes Carbon  Income Fund; Kasten Chase Applied  Research
 Limited;  Louisiana-Pacific Corporation; NorthStar Aerospace; OnX Incorporated and Persona  Inc. Mr. Watson was a member of the
 National Information Highway Advisory Council (1995-1997)  and he is a member of  the Association of Professional Engineers  of
 Ontario.  Mr. Watson holds a B.A.Sc. (Mechanical Engineering) degree from the University of British Columbia and an M.B.A. from the University of Western Ontario, Ivey School of Business.

                                                                DIRECTORS'
        CLASS B                                                  DEFERRED
      NON-VOTING     CLASS A MULTIPLE                           SHARE UNITS
     SHARES OF THE    VOTING SHARES      CLASS B RESTRICTED       OF THE
      CORPORATION        OF RWCI        VOTING SHARES OF RWCI   CORPORATION
     -------------   ----------------   ---------------------   -----------
       56,065             Nil                       Nil           7,585.89

        2,665             Nil                       Nil           5,333.38

         Nil              Nil                       Nil                Nil



                                                  PRINCIPAL                                     DIRECTOR   CLASS A SHARES OF THE
                       NAME                       OCCUPATION AND POSITION WITH THE CORPORATION   SINCE          CORPORATION
                       ----                       --------------------------------------------  --------   ---------------------

    (W.D. Wilson Pic)  WILLIAM DAVID WILSON.....  Vice-Chairman, Bank of Nova Scotia and          1979           Nil
                       (3)                        Chairman and Chief Executive Officer, Scotia
                                                  Capital Inc. (corporate and investment
                                                  banking)
 W. David Wilson, 59, resides in Toronto, Ontario and has been a director of the Corporation since February, 1979. Mr. Wilson is
 Vice-Chairman, Bank of Nova Scotia and Chairman and Chief Executive Officer, Scotia Capital Inc. Mr. Wilson joined McLeod Young
 Weir Limited in 1971 and became Managing Director, Corporate  Finance Department in 1984, President and Deputy Chief  Executive
 Officer,  ScotiaMcLeod, in 1993, Chairman and Chief Executive Officer of Scotia Capital Markets in 1998 and Vice-Chairman, Bank
 of Nova Scotia in 2002. Mr. Wilson is a director of University of Toronto Press and the Art Gallery of Ontario and a member  of the Dean's Advisory Council for the Schulich School of Business, York University and the 5-year Review Committee (reviewing the
 Securities Act (Ontario)). Mr. Wilson holds a B. Comm., University of Toronto and an M.B.A., York University.

                                                                DIRECTORS'
        CLASS B                                                  DEFERRED
      NON-VOTING     CLASS A MULTIPLE                           SHARE UNITS
     SHARES OF THE    VOTING SHARES      CLASS B RESTRICTED       OF THE
      CORPORATION        OF RWCI        VOTING SHARES OF RWCI   CORPORATION
     -------------   ----------------   ---------------------   -----------
        6,028             Nil                       Nil           6,579.83

NOTES:

(1) Further details concerning these and other holdings are described above under the heading "Shares and Principal Holders Thereof".

(2)  Loretta Anne Rogers is married to Edward Samuel Rogers.

(3)  Denotes member of the Audit Committee of the Corporation.

(4)  Denotes member of Executive Committee of the Corporation.

(5) Denotes member of Nominating and Corporate Governance Committee of the Corporation.

(6)  Denotes member of Pension Committee of the Corporation.

(7)  Denotes member of Compensation Committee of the Corporation.

(8)  Denotes member of Technology Committee of the Corporation.

(9)  Denotes member of Finance Committee of the Corporation.

(10) All directors are the holders of options to acquire Class B Non-Voting Shares.

(11) Edward Rogers is the son and Melinda Rogers is the daughter of Edward Samuel Rogers and Loretta Anne Rogers.

     Each of the persons proposed to be nominated as a director of the Corporation, other than Colin D. Watson, is now a director and has been a director since the date indicated above. Information as to shares beneficially owned by each nominee or over which each nominee exercises control or direction, not being within the knowledge of the Corporation, has been furnished by the respective nominees individually.

                            APPOINTMENT OF AUDITORS

     The persons named in the enclosed form of proxy intend to vote at the Annual General Meeting for the re-appointment of KPMG LLP as auditors of the Corporation to hold office until the next annual general meeting of shareholders and to vote to authorize the directors to fix their remuneration.

     The following table presents fees for professional services rendered by KPMG LLP to the Corporation for the audit of the Corporation's annual financial statements for 2003 and 2002, and fees billed for other services rendered by KPMG LLP.

                                                                 2003          2002
                                                              ----------    ----------
Audit fees..................................................  $2,387,383    $2,286,424
Audit related fees(1).......................................     386,006       360,500
Tax fees(2).................................................     913,824     1,126,212
All other fees(3)...........................................      96,039       367,958
                                                              ----------    ----------
Total.......................................................  $3,783,252    $4,141,094
                                                              ==========    ==========

---------------

(1) Audit related fees consist principally of regulatory audits and reviews and other specified procedures audits.

(2) Tax fees consist of fees for tax consultation and compliance services.

(3) All other fees consist principally of fees for services related to French translation and audits of the conversion of IT related systems.

              THE NEW BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

     The corporation legislation of the Province of British Columbia has applied to the Corporation since 1987. That legislation has recently undergone significant modernization, with the replacement of the Company Act by the Business Corporations Act (the "BCA") effective March 29, 2004. The board of directors passed the appropriate resolutions on April 21, 2004 to effect the basic transition of the Corporation from the Company Act to the BCA and the Corporation was transitioned effective April 23, 2004. This basic transition means that the Corporation now has a Notice of Articles (in place of its Memorandum) and Articles that are substantially the same, respectively, as the Memorandum and Articles that existed prior to the transition. The Memorandum, formerly, and now the Notice of Articles is kept by the registrar appointed now under the BCA and, among other things, sets out the number and classes and series of shares in the capital of the Corporation. The Articles are kept by the Corporation at its records office and, among other things, set out rules for the conduct of the business and affairs of the Corporation and the rights and restrictions that are attached to those various classes and series of shares of the Corporation that are now identified in the Notice of Articles of the Corporation and were formerly identified in its Memorandum.

     The BCA contains new wording and a number of new concepts and provisions. Management has determined that it is desirable to update the Articles and Notice of Articles to better reflect the BCA and to delete from such documents various provisions that have become obsolete over time or which are now no longer required as a result of the provisions in the BCA. In addition, the BCA permits the Articles of the Corporation to more closely parallel the form of typical by-laws of a corporation that is subject to the Canada Business Corporations Act and management believes that it is desirable, where possible, that the Corporation's Articles should take advantage of this possibility since it may allow for a broader understanding and acceptance of the Corporation's constitution. These changes are to be brought into effect by the passage by the holders of the Class A Shares of a combined special resolution and special separate resolution and are described below under the heading "The BCA: Matters for Consideration of the Class A Meetings". In addition, there is a matter in relation to these proposed changes that must be considered by the holders of the Class B Non-Voting Shares arising from the BCA, more fully described under the heading "The BCA: Matter for Consideration of the Class B Meeting" below.

THE BCA: MATTERS FOR CONSIDERATION OF THE CLASS A MEETINGS

     The holders of the Class A Shares will be asked to pass a combined special resolution and special separate resolution the text of which is set forth in Exhibit A. To be effective these combined resolutions must be passed by at least the favourable vote of 3/4 of the votes cast on the motion to approve the resolutions.

     The combined resolutions: (i) by special resolution, (a) amend the Notice of Articles of the Corporation to remove the application of the Pre-existing Company Provisions (as such term is defined in Exhibit A); (b) further amend the Notice of Articles of the Corporation to eliminate the series of Preferred Shares of the Corporation (the "Preferred Shares") that are authorized but no shares of which are currently issued; and (c) delete the existing Articles of the Corporation in their entirety and substitute new Articles therefor; and (ii) by special separate resolution, provide the consent of the holders of the Class A Shares, as such, to the reduction to 2/3 of the votes cast, in the number of votes required to be cast in favour of a special separate resolution in order to pass such resolution.

     By the terms of the special resolution set out in Exhibit A and the BCA, the alteration to the Articles of the Corporation does not become effective until firstly a Notice of Alteration of the Corporation's Notice of Articles has been filed with the registrar under the BCA removing the application of the Pre-existing Company Provisions to the Corporation; secondly, the special resolution has been received for deposit at the Corporation's records office and, subsequently, a Notice of Alteration of the Corporation's Notice of Articles has been filed with the registrar under the BCA in respect of each of:
(a) the elimination from the Notice of Articles of references to certain series of Preferred Shares defined below as "Obsolete Series"; and (b) the alteration of certain special rights or restrictions attached to certain shares of the Corporation.

     The Board recommends that the holders of the Class A Shares vote FOR the combined special resolution and special separate resolution set out in Exhibit A (if applicable, as affected by Note 1 of Exhibit A).

     Prior to the combined special resolution and special separate resolution being moved at the Class A Meetings, the holders of the Class B Non-Voting Shares will be asked to pass at the Class B Meeting a special separate resolution described below under the heading "The BCA: Matter for Consideration of the Class B Meeting". If such special separate resolution is not passed by the requisite majority of 3/4 of the votes cast by the holders of the Class B Non-Voting Shares, the special resolution set out in Exhibit A will be deemed to be read as set out in Note 1 to

Exhibit A, the effect of which is to maintain, at 3/4 of the votes cast, the number of votes required to be cast in favour of a special separate resolution in order to pass such resolution.

REMOVAL OF THE APPLICATION TO THE CORPORATION OF THE PRE-EXISTING COMPANY PROVISIONS

     Under the BCA, the Corporation, as a company that pre-existed the BCA, is subject to a set of provisions designated as the Pre-existing Company Provisions (the "PCPs"). The PCPs that have specific application to the Corporation are as follows:

     (a) a special resolution requires a majority of 3/4 of the votes cast in order to pass;

     (b) a special separate resolution requires a majority of 3/4 of the votes cast in a class or series vote in order to pass; and

     (c) before purchasing any of its shares, subject to certain exceptions, the Corporation must make an offer, to every shareholder holding shares of the class or series to be purchased, to purchase the shares pro rata.

     There are additional PCPs that do not apply to the Corporation because of specific exemptions applicable to the Corporation in its current circumstances, but in order to remove the application of any of the PCPs, it is a requirement to remove the application of all of the PCPs.

     If the Articles of the Corporation are amended in the form attached as Schedule A to Exhibit A to this Information Circular as more particularly described under the subheading "Amendments to the Articles" below then, in the case of the PCPs identified above as applicable to the Corporation, the removal of their application would have the following results:

     (a) a special resolution of the holders of Class A Shares as the only voting shares of the Corporation would require a majority of 2/3 of the votes cast in order to pass;

     (b) a special separate resolution of the holders of a class or series of shares of the Corporation would require a majority of 2/3 of the votes cast in a class or series vote in order to pass; and

     (c) the Corporation need not, before purchasing any of its shares, make an offer to purchase such shares pro rata.

     Special resolutions (or their equivalent in which all shareholders vote) are required to be passed to authorize a number of corporate actions including transactions such as certain amalgamations, arrangements and continuances out of British Columbia. Except in the case of continuance out of British Columbia, such transactions also will often require approvals of each class and series of a corporation's shares by special separate resolutions because they may affect in certain ways the rights or special rights attached to such shares. Any proposed changes to the Articles of a corporation which prejudice or interfere with the rights or special rights attached to a class or series of shares must also be consented to by a special separate resolution passed by the holders of the class or series affected.

     Prior to the new BCA, the majority required to pass special resolutions and the equivalent of special separate resolutions was 3/4 of the votes cast. This requirement is continued by the PCPs as long as the Corporation remains subject to the PCPs. For all new corporations incorporated under the BCA, the majority required to pass these resolutions will be 2/3 of the votes cast as it currently is in analogous circumstances under the Canada Business Corporations Act. Management believes that it is appropriate that the Corporation adopt the requirement of a favourable vote of 2/3 of the votes cast on a special resolution and a special separate resolution, as the appropriate number of favourable votes required to be obtained in order to pass resolutions of these types.

     With regard to the Corporation not being subject to a corporate requirement to offer to purchase back its shares on a pro rata basis, such transactions are governed, in any event, by securities laws of various provinces and elsewhere where the Corporation has shareholders. In general these securities laws mandate pro rata purchases or their functional equivalent with certain exceptions. Management believes that securities law and not the Corporation's constitution should govern when the Corporation must make pro rata purchases in such transactions.

     In order to delete the application of the PCPs to the Corporation, a special resolution must be passed (on which only the holders of the Class A Shares vote). In addition because the consent of each class and series of shares may be legally required, it is desirable that the holders of each of those classes and series by special separate resolution consent to the reduction. Accordingly, the holders of the Class A Shares have been asked to consent to this reduction by a special separate resolution to be passed by them in their capacity as holders of a class of shares of the Corporation. It is desirable that the holders of the Class B Non-Voting Shares also consent to the reduction by special separate resolution.

If the holders of the Class B Non-Voting Shares do not pass such a resolution by the requisite majority (3/4 of the votes cast) assuming all requisite approvals from the holders of the Class A Shares are obtained, the PCPs will still cease to apply to the Corporation, but the Articles will provide (as a consequence of Note 1 to Exhibit A) that a majority of 3/4 of the votes cast will still be required to pass special separate resolutions.

The holders of all of the Preferred Shares of the Corporation that will be outstanding by the time of the Class A Meetings (all of whom are subsidiaries of the Corporation) must also consent, but they will have given all necessary consents to this matter and all related matters by the time of such meetings.

DELETION OF THOSE SERIES OF THE CORPORATION'S PREFERRED SHARES, THE SHARES OF WHICH ARE NOT NOW OUTSTANDING

     The Corporation has Preferred Shares issuable in series, of which, by the time of the Class A Meetings, shares of only 3 series will remain outstanding (Series XXVII, XXX and XXXI). The Corporation's Notice of Articles provides, however, for an additional 21 series (the "Obsolete Series") none of the shares of which are currently outstanding and the Corporation's existing Articles contain voluminous provisions constituting the rights and restrictions attached to the Obsolete Series. The Obsolete Series were created for issuance in various anticipated transactions and were either issued in such transactions and have since been redeemed or otherwise reacquired by the Corporation or they were never issued because the transaction with respect to which they were created was not completed or because the number created exceeded the number required. In any case, the Obsolete Series are no longer needed and management believes references to the Obsolete Series should be deleted from the Corporation's Notice of Articles and the rights and restrictions attached to them deleted from the Articles.

AMENDMENTS TO THE ARTICLES

     As noted above, the articles of a corporation, among other things, set out rules for the conduct of its business and affairs. For the reasons set out above, including the enactment of the BCA, it is desirable to update the Corporation's Articles.

     The Articles, in their proposed amended form are (subject to Note 1 of Exhibit A) attached to the special resolution appearing as Exhibit A to this Information Circular. The amendments principally reflect the provisions of the BCA that modernize British Columbia corporation legislation, including, for instance, those that facilitate electronic communications, broaden the indemnification of officers and directors and lower the majority required to pass special resolutions and special separate resolutions from 3/4 to 2/3 of the votes cast on such resolutions. The new Articles remove a number of provisions in the existing Articles that are now covered by the BCA to avoid the possibility of conflict or the possibility of having to comply both with the statutory provision and a corresponding but different provision in the Articles. The Articles are also proposed to be changed to conform in many respects with the typical by-laws of Canada Business Corporations Act public companies while maintaining many features of Articles now permitted to be adopted by BCA public companies. In addition, the proposed Articles reflect the deletion of the special rights and restrictions attaching to the Obsolete Series of Preferred Shares. It may be noted that the controlling shareholder of the Corporation has requested changes to the Articles to prevent reissue of Class A Shares acquired by the Corporation as a result of, among other things, conversion or repurchase and to increase the number of votes attached to the Class A Shares to fifty votes per share. For reasons given below under the heading "Special Resolution to Amend the Articles of the Corporation to Provide that No Class A Voting
Shares of the Corporation that Have Been Converted, Redeemed, Purchased or Otherwise Acquired by the Corporation Shall be Reissued and to Increase the Number of Votes Attached to Class A Shares to Fifty Votes per Share", this will be dealt with separately as an amendment to the new Articles approved as a result of the approval of the special resolution set out in Exhibit A.

     In addition to the deletion of the rights and restrictions attached to the Obsolete Series of Preferred Shares, changes from the existing Articles effected by the proposed new Articles include the following (references are to the specific articles contained in the new Articles which are set out in Schedule A, subject to Note 1 of Exhibit A):

Corporate Organizational Matters

1. The new Articles provide for the maintenance of a registered office and a records office of the Corporation that are situated in British Columbia (Article 2.1). The information which must be located in the records office is left to be governed by the BCA and is not contained in the Articles.

2. The extensive provisions in the existing Articles dealing with the custody of the corporate seal and who is entitled to affix the corporate seal have been deleted and replaced by a simpler provision (Article 2.2).

3. The financial year end of the Corporation (December 31) is set out in the new Articles subject to alteration by the directors (Article 2.3).

4. The new Articles (unlike the existing Articles) provide specific authorization to the signing officers of the Corporation to execute and deliver proxies and to exercise the voting rights attaching to any securities held by the Corporation (Article 2.6).

5. The new Articles (unlike the existing Articles) provide the board of directors with the specific authority to subdivide the Corporation's business and operations into divisions and departments and to appoint separate divisional officers (Articles 10.1 and 10.3).

6. The new Articles contain a simplified set of provisions regarding the appointment by the board of directors of a person as the Corporation's attorney (Article 5.16).

Borrowing and Banking

1. The new Articles specifically authorize the board of directors to select the banks and other financial institutions with whom the Corporation does business (Article 2.5). Most of these institutions expect that a corporation's constating documents will contain such a provision as well as the next two items.

2. The new Articles grant the board of directors the specific authority to delegate their power to approve borrowing and the granting of security (Article 14.3).

3. The new Articles specify that the Corporation has the power to borrow and grant security under the Special Corporations Powers Act of Quebec (Article 14.4).

4. The new Articles (unlike the existing Articles) do not contain provisions regarding the maintenance in British Columbia of certain records concerning debentures and debenture holders since the corresponding provisions in the Company Act (British Columbia) requiring the maintenance of these records are not contained in the BCA.

Directors

1. The new Articles specify basic qualifications required for persons to become, or remain, directors of the Corporation (Article 3.2).

2. The new Articles (unlike the existing Articles) do not contain provisions dealing with the powers of the board of directors when there is less than a quorum of directors in office, since these are governed by the BCA.

3. The new Articles provide for the acclamation of directors where the size of the board of directors, as previously established by the board of directors, equals or exceeds the number of directors nominated for election (Article 3.3).

4. The new Articles provide that directors may be removed by ordinary resolution, as opposed to a special resolution required under the existing Articles (Article 3.4).

5. The new Articles clarify that the board of director's power to appoint additional directors between annual meetings cannot result in the board of directors exceeding the stated maximum of 25 directors (Article 3.7).

6. The new Articles (unlike the existing Articles) do not empower a director to appoint an alternate director to act in his or her absence since there is lacking legislative authority for such an action.

7. The new Articles (unlike the existing Articles) do not contain provisions regarding the validity of acts of the board of directors notwithstanding a defect in their appointment. These matters are specifically dealt with in the BCA.

8. The new Articles specifically permit meetings of the board of directors to be held inside or outside of Canada (Article 3.10).

9. The new Articles provide that participation in a meeting of the board of directors or a committee may be by telephonic, electronic or other communication facility if the directors participating are able to communicate with each other (Article 3.9).

10. The new Articles provide that the President of the Corporation, the Chairman and the Vice or Deputy Chairman alone can call a meeting of the board of directors and, in addition, that two directors (rather than the one director required under the existing Articles) have the ability to call a meeting of the board of directors (Article 3.11).

11. The new Articles require that notice of a meeting of the board of directors must now be given at least 48 hours prior to the meeting (Article 3.12).

12. The new Articles provide that a waiver by a director of notice of a meeting may be in any form (Article 3.12).

13. The new Articles provide that notice of an adjourned meeting of the board of directors is not required if the time and place of the adjourned meeting is announced at the original meeting (Article 3.14).

14. The new Articles provide that the matters constituting a conflict of interest and the steps required to be taken by a director or senior officer who has a conflict of interest are to be governed by the BCA (Article 3.18).

15. The new Articles simplify the provisions regarding relief of directors and officers from liabilities by tying such limits to the corresponding provisions in the BCA (Article 6.1).

16. The new Articles provide that the indemnification of directors and officers is now authorized in all circumstances, and to the fullest extent permitted by the BCA (Article 6.2).

17. The new Articles provide that the directors have the power to fix the remuneration of the auditors (Article 4.5).

Committees of Board of Directors

1. The new Articles require the board of directors to appoint an audit committee that complies as regards composition and powers with all applicable law (Article 4.5). The power of the board of directors to set the remuneration of the auditors may be delegated to the audit committee.

Officers

1. The new Articles do not contain requirements that a President or Secretary be appointed and that the President of the Corporation not be the Secretary.

2. The new Articles provide for the designation of a Chief Executive Officer, a Chief Operating Officer and a Chief Financial Officer and establish default responsibilities for such officers in the absence of a determination to the contrary by the board of directors (Articles 5.4 to 5.6).

3. In addition to the President and Secretary whose appointment is provided for in the existing Articles, the new Articles specifically permit the appointment of Vice-Presidents and a Treasurer and establish default responsibilities for the President, the Secretary and the Treasurer in the absence of a determination to the contrary by the board of directors or the Chief Executive Officer (Articles 5.7 to 5.10).

4. The new Articles provide that senior officers must comply with the conflict of interest rules set out in the BCA (Article 5.15).

5. The new Articles expressly allow the board of directors to require selected officers, employees and agents to obtain fidelity bonds (Article 5.17).

Shares

1. The new Articles do not expressly provide (unlike the existing Articles) that the power of the board of directors to issue shares is subject to being constrained by a resolution at a general meeting of shareholders authorizing any increase or alteration of capital.

2. The new Articles (unlike the existing Articles) do not contain provisions imposing pre-emptive rights in favour of shareholders if the Corporation ceases to be a reporting issuer.

3. The new Articles do not contain (unlike the existing Articles) provisions enabling the board of directors to pay commissions and allow discounts in respect of the issuance of shares since these actions are expressly permitted by the BCA.

4. The Corporation under the new Articles will be permitted to charge for the replacement of lost or mutilated certificates or for the issue of additional certificates and, except as prescribed by law, there will be no limit on the charges for the issue of additional share certificates (Article 7.9). The existing Articles limited such charges to $1.00 and regulations under the BCA limit the amount that may be charged to replace a certificate to $2.00.

5. The new Articles do not contain provisions regarding the kinds and content of share records to be maintained by the Corporation as these matters are dealt with in the BCA.

6. The new Articles do not contain a provision that allows the Corporation not to issue share certificates representing redeemable shares if such shares are to be redeemed within one month since the new Act does not permit the Corporation to refuse to issue a certificate in such circumstances.

7. The new Articles simplify the provisions regarding the replacement of lost or stolen share certificates and broaden the power of the Corporation to determine the appropriate conditions to be met when there is a request to replace a lost or stolen certificate (Article 7.6).

8. The new Articles provide that where shares are held jointly, any one of the joint shareholders can provide the Corporation with good receipt for amounts paid on or in respect of such shares (Article 7.7).

9. The new Articles do not contain provisions regarding who is entitled to shares in the event of bankruptcy and death of shareholder since these matters are dealt with in the BCA.

Dividends

1. The new Articles do not contain (unlike the existing Articles) provisions regarding the creation by the board of directors of reserves and other internal accounts to restrict or permit the payment of dividends since the board of directors would have the power in any event to create such reserves and accounts as part of their discretion in the management of the Corporation's affairs.

2. The new Articles provide for the replacement of lost dividend cheques subject to receipt of appropriate indemnities as determined by the board of directors (Article 8.3).

3. The new Articles provide that the record dates for determining dividend entitlement may be set not more than two months prior to the dividend payment date and for the determination of a dividend record date if no record date is set by the board of directors, being 5:00 p.m. on the date on which the resolution relating to such dividend is passed by the board of directors (Article 8.4).

4. The new Articles provide that unclaimed dividends revert to the Corporation after six years (Article 8.5).

5.   The   new  Articles  provide  that  dividends  may  be  paid  to  different shareholders in different currencies (Article 8.6).

Shareholder Meetings

1. The new Articles provide that annual general meetings may be called by the Chairman, any Deputy or Vice-Chairman or the President of the Corporation in addition to the board of directors (Article 9.1).

2. The new Articles provide that shareholder meetings may be held anywhere that is approved by the board of directors and that no such resolution of the board of directors is required if the meeting is to be held in those locations specified in Article 9.3 (Article 9.3).

3. The new Articles provide that the form of notice for a shareholder meeting is to be governed wholly by applicable securities legislation and not by the Articles (Article 9.4).

4. The new Articles provide that the record date for determining who is entitled to notice of a shareholders meeting cannot be more than two months preceding the date of the meeting (Article 9.6).

5. The new Articles provide the authority for the appointment of scrutineers at a shareholders meeting (Article 9.7).

6. The new Articles provide that persons (other than the shareholders, proxyholders, directors, the Secretary and certain other persons) are not entitled to be present at a shareholders meeting, except upon invitation of the Chairman or with the consent of the meeting (Article 9.8).

7. The new Articles provide that the record date for determining who is entitled to attend a shareholders meeting may not precede the date on which the meeting is to be held by more than two months and for the determination of a record date if no record date is set by the board of directors (Article 9.10).

8. The new Articles do not contain the extensive provisions that are in the existing Articles regarding the form of proxies and instead provide that the form will be as prescribed by the board of directors or in such other form as is accepted by the Chairman of the meeting (Article 9.11). The formal requirements for solicited proxies is governed in many respects by securities legislation.

9. The new Articles provide that if joint shareholders are present at a shareholder meeting then they must vote together (Article 9.13).

10. The new Articles do not contain the requirement that the Corporation retain records of polls leaving the requirement to retain polling records to be governed by the BCA.

11. The new Articles do not contain the limitation that a shareholder cannot appoint more than five proxy holders.

12. The new Articles do not specify procedures for voting by people who are not registered as shareholders and are not proxyholders for shareholders, or for voting by shareholder corporations who do not appoint proxies or by persons of unsound mind.

Notices, Use of Digital Documents and Electronic Delivery

1. The new Articles provide that, except as otherwise required by applicable law, when computing required time periods the day that a notice is to be given is excluded but the date of the event to which it refers is to be included (Article 11.4).

2. The new Articles provide that where two successive notices given to a shareholder are returned, the Corporation is not required to send out subsequent notices to such shareholder until the shareholder informs the Corporation of such shareholder's new address (Article 11.5).

3. The new Articles provide that the Corporation may give a notice or other document to a shareholder, director or officer in electronic form if the recipient has provided the necessary information to effect such delivery (Article 11.1).

4. The new Articles permit, if the recipient consents, the Corporation to give notices by posting then on a website and providing notice of the website to the recipient (Article 11.2).

5. The new Articles permit shareholder meetings to be held by electronic means if the board of directors so determines (Article 9.18).

Amendment of Articles and Notice of Articles

1. The new Articles provide that the general authority required to amend all provisions of the Corporation's Articles and the Notice of Articles is an ordinary resolution (Articles 12.1 to 12.5). The default under the BCA would have been a special resolution. In any event, if the amendment prejudices or interferes with the rights or special rights attached to any class of issued shares, by the provisions of the BCA, the consent of the holders of that class of shares by a special separate resolution is also required.

2. As a result of the new Articles, a special resolution (because of the definition in the new Articles of "special majority") and a special separate resolution, will each require for passage a majority of 2/3 rather than 3/4 of the votes cast (this is more particularly described above under the heading "Removal of the Application to the Corporation of the Pre-existing Company Provisions") (see definitions of "special majority" and "special separate resolution" in Article 1.1). However, as noted above and in Note 1 to Exhibit A, if the holders of Class B Non-Voting Shares do not approve the special separate resolution to be placed before them, the majority required to pass special separate resolutions will be maintained at 3/4 of the votes cast.

3. The new Articles provide that the directors may by board resolution determine or alter certain aspects of series of Preferred Shares where none of the shares of such series are issued (Article 27.1.11).

     Because of the resectioning that has occurred in the new Articles there are not as many sections as there are parts in the existing Articles. Accordingly, in order to retain the existing numbering of what are what are now Parts 25, 26 and 27 in the existing Articles and which become Sections 25, 26 and 27 in the new Articles, Section 15 to 24 have been inserted and designated as reserved for future use.

     To the extent not noted above, the new Articles contain provisions equivalent, in so far as is material, to the provisions in the existing Articles.

THE BCA: MATTER FOR CONSIDERATION OF THE CLASS B MEETING

     As discussed above, the enactment of the BCA, allows the Corporation to modernize its Articles and to make them more consistent with the by-laws of corporations existing under the Canada Business Corporations Act. To accomplish this, it is proposed, among other things, to make the PCPs no longer applicable to the Corporation thus removing, among other things, the requirement that a special separate resolution to become effective be passed by the favourable vote of at least 3/4 of the votes cast and for the new Articles to provide that the majority required to pass a special separate resolution will be 2/3 of votes cast. This is discussed in more detail above under the heading "Removal of the Application to the Corporation of the Pre-existing Company Provisions". For the reasons given above, it is desirable that the holders of the Class B Non-Voting Shares consent by special separate resolution to this reduction.

     In order to be effective, the special separate resolution, the text of which is set out in Exhibit C must be passed by a majority of 3/4 of the votes cast by holders of Class B Non-Voting Shares, in person or by proxy at the Class B Meeting.

     The board of directors recommends that the holders of the Class B Non-Voting Shares vote FOR the special separate resolution set out in Exhibit C.

     The special separate resolution set out in Exhibit C will be put before the holders of the Class B Non-Voting Shares in the Class B Meeting before the combined special resolution and special separate resolution set out in Exhibit A is placed before the holders of the Class A Shares. In the event that the holders of the Class B Non-Voting Shares do not pass the special separate resolution contemplated hereunder by the requisite majority (3/4 of the votes cast), then Note 1 to Exhibit A will become applicable with the consequence that the number of votes required to be cast in favour of a special separate resolution in order to pass such resolution will remain at 3/4 of the votes cast.

 SPECIAL RESOLUTION TO AMEND THE ARTICLES OF THE CORPORATION TO PROVIDE THAT NO
  CLASS A VOTING SHARES OF THE CORPORATION THAT HAVE BEEN CONVERTED, REDEEMED, PURCHASED OR OTHERWISE ACQUIRED BY THE CORPORATION SHALL BE REISSUED AND TO
 INCREASE THE NUMBER OF VOTES ATTACHED TO THE CLASS A SHARES TO FIFTY VOTES PER
                                     SHARE

     The Corporation has received a request from E.S.R.I.L. Inc., which as noted above under the heading "Shares and Principal Holders Thereof" holds the bulk of the Class A Shares beneficially owned or controlled by Edward S. Rogers and from another corporation, also controlled by Edward S. Rogers which holds certain
Class A Shares (the two such corporations being hereinafter collectively referred to as "Rogers"), to place before the holders of the Class A Shares for their consideration at the Annual General Meeting a special resolution of the holders of the Class A Shares as the only voting shareholders, in the form attached as Exhibit B to this Information Circular, to, among other things, amend the Corporation's Articles to provide that Class A Shares of the Corporation that have been converted into Class B Non-Voting Shares pursuant to the provisions applicable to such conversion in such Articles, and Class A Shares that have been issued and subsequently redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and not reissued. The special resolution also amends the Corporation's Articles to effect an increase in the voting rights attached to the Class A Shares from twenty five to fifty votes per share.

     Rogers has advised the Corporation that the reason that Rogers has requested a restriction be placed on the reissue by the Corporation of converted, redeemed, repurchased or otherwise acquired Class A Shares is to ensure that no Class A Shares that are received back by the Corporation as a result of the conversion, redemption, purchase or other acquisition by the Corporation of such shares are reissued unless the holders of the Class A Shares consent by approving an ordinary resolution to further amend the Articles to permit such reissue. Rogers noted that the requested change is consistent with the objective of ensuring that no voting shares of the Corporation are issued without the consent of the holders of the Class A Shares, the reason that certain related changes in the Articles of the Corporation were made last year.

     Rogers has also advised the Corporation that the reason that Rogers has requested the increase in the voting rights attached to the Class A Shares is to facilitate maximum corporate flexibility for the Corporation and to provide maximum flexibility to the Rogers family in relation to personal and estate planning arrangements.

     The board of directors of the Corporation has considered Rogers' request. In view of the fact that Rogers, as a shareholder of the Corporation holding more than the requisite number of voting shares, has the right to requisition a meeting of shareholders (to be called and held at the expense of the Corporation) for the purpose of considering the special resolution that is the subject of the request, the board of directors, since the request met in most respects the requirements respecting shareholders requisitions under the BCA, determined to treat the Rogers request as a shareholder requisition and, substantially in compliance with it, and in order to save the Corporation the cost of calling and holding a separate shareholders meeting to consider the request, has placed this special resolution before the shareholders at the Annual General Meeting in accordance with the requirements of applicable corporate law. The board of directors takes no position on the merits of the special resolution.

     Accordingly, the Annual General Meeting has been called, in part, to consider, and if thought advisable, to pass the special resolution requisitioned by Rogers as a shareholder of the Corporation.

     Class A Shares of the Corporation are convertible into Class B Non-Voting Shares at any time and subject to certain limitations may be purchased by the Corporation from time to time. The BCA permits a corporation to reissue, in accordance with its articles, its shares that have been converted and also, unless prohibited by the Articles, to reissue shares issued by it that have been purchased or otherwise acquired by the corporation. The effect of the special resolution requested by Rogers is to prevent the re-issuance of any Class A
Shares that have been converted or that have been redeemed, purchased or otherwise acquired by the Corporation unless the Articles of the Corporation are subsequently amended to permit such re-issuance. Any such amendment would require the approval by the holders of the Class A Shares by an ordinary resolution. In future, Rogers' holdings of Class A Shares could be reduced as a result of conversion or sale, but still constitute a sufficient number of issued and outstanding Class A Shares to control the election of directors of the Corporation and carry the vote on other ordinary resolutions of shareholders.

     With regard to the increase in the voting rights attached to the Class A Shares to be effected by the special resolution; the holders of Class A Shares are currently entitled at meetings of shareholders of the Corporation to only twenty five votes for each Class A Share held. The Class A Shares are currently the only voting shares of the Corporation and the proposed change does not affect the percentage of votes held by the controlling or other shareholders. Management of the Corporation including Edward S. Rogers has advised the board of directors that there is no planned or proposed transaction under consideration by the Corporation, in which the increase in voting rights on the Class A Shares would be a factor.

     To be effective, the special resolution must be passed by a majority of not less than 3/4 of the votes cast at the Annual General Meeting by the holders of the Class A Shares. The amendment to the Articles proposed by the special resolution will come into effect on completion of the procedure to transition the Corporation under the BCA as described above and the coming into effect of the special resolution set out in Exhibit A.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     As  disclosed  above  under  the  heading  "Shares  and  Principal  Holders
Thereof", 51,116,099 Class A Shares (which include those held by Rogers), representing approximately 90.9% of the issued and outstanding Class A Shares, are beneficially owned or controlled by Edward S. Rogers, the President and Chief Executive Officer. Edward S. Rogers, Loretta Anne Rogers, Edward Rogers and Melinda Rogers, each of whom is a current and proposed director of the Corporation, individually own Class A Shares and are beneficiaries of certain Rogers family trusts which in turn have an indirect, beneficial, non-controlling interest in Rogers. Rogers has an interest, as described above, in the amendment of the Articles to prevent the re-issue of Class A Shares that have been converted, redeemed, purchased or otherwise acquired by the Corporation.

                               OTHER INFORMATION

DIRECTORS' AND OFFICERS' REMUNERATION

     The aggregate remuneration paid or payable by the Corporation and its subsidiaries (all of whose accounts are consolidated with those of the Corporation) to Executive Officers (including the five most highly compensated employees of the Corporation) and directors of the Corporation in respect of the Corporation's last completed financial year which ended December 31, 2003 was $18,068,773. Certain directors elected to receive directors' fees in the form of units pursuant to the Directors' Deferred Share Unit Plan.

     During 2003, the Corporation had 24 Executive Officers. For purposes hereof "Executive Officers" means the Vice Chairman, the President, any Vice President in charge of a principal business unit such as sales, finance or production and any officer performing a policy-making function. Included within the definition of "Executive Officers" are "senior officers" as defined in the BCA.

OPTIONS

     An aggregate of 4,194,000 options to acquire Class B Non-Voting Shares were issued to Executive Officers and employees in 2003 at prices ranging from $13.17 to $20.88.

     During 2003, an aggregate of 952,250 options to acquire Class B Non-Voting Shares were exercised by Executive Officers and employees of the Corporation and its affiliates at exercise prices ranging from $6.29 to $19.375. During 2003, the market price of the Class B Non-Voting Shares ranged from $12.70 to $23.00.

COMPENSATION OF DIRECTORS

     In 2003 directors were compensated for their services with a retainer of $20,000 per annum and meeting fees of $1,000 per meeting attended, $1,250 per meeting attended for directors traveling more than 100 km but less than 1,000 km to the meeting and $2,000 for directors traveling more than 1,000 km to the meeting. Directors fees are not paid to directors who are also Executive Officers of the Corporation. A director who acts as Chairman of a committee of the Board is paid an additional $5,000 per annum and receives $1,500 per meeting of such committee attended.

     A revised compensation structure for directors for 2004 has been approved by the Board. Effective January 1st, 2004, the annual retainer for each member of the Board, excluding the Chairman of the Board and directors who are officers or employees of the Corporation or its subsidiaries, was increased to $40,000. In addition, a director of the Corporation, who is not an officer or employee but is also a director of an operating subsidiary of the Corporation, is entitled to receive an additional annual retainer of $10,000 from the operating subsidiary on whose board he or she sits, in lieu of the regular board retainer for that subsidiary, and is also entitled to receive regular board and committee attendance fees for attending meetings of that subsidiary. The annual committee retainers for the Chairpersons of the Audit and Compensation Committees were increased to $20,000. For Chairpersons of other committees of the Board, the annual retainers were increased to $10,000. Meeting fees for the Chairpersons of the Audit and Compensation Committees were increased to $3,000 and remain at $1,500 for other committee Chairpersons. Meeting fees were also increased for the members of the Audit Committee to $1,500 per meeting, $1,750 per meeting for directors traveling more than 100 km but less than 1,000 km, and $2,000 per meeting for directors traveling more than 1,000 km. Meeting fees remain unchanged for members of the other committees at $1,000, $1,250 and $2,000, respectively. Directors do not receive compensation to prepare for board or committee meetings of the Corporation.

     To encourage the directors to align their interests with shareholders, the Corporation implemented a Directors' Deferred Share Unit Plan (the "DDSU Plan") in December, 1999 applicable to the fiscal year commencing January 1, 2000 and subsequent fiscal years. Under the DDSU Plan, non-employee directors may receive all or a percentage of their total directors' fees in the form of Directors' Deferred Share Units ("DDSUs"), each of which has a value equal to the market value of a Class B Non-Voting Share at the commencement of the relevant fiscal quarter. A DDSU is a bookkeeping entry credited to the account of an individual director, which cannot be converted to cash until the director ceases to be a member of the board of directors of the Corporation and its subsidiaries. The value of a DDSU, when converted to cash, will be equivalent to the market value of a Class B Non-Voting Share at the time the conversion takes place. DDSUs will attract dividends in the form of additional DDSUs at the same rate as dividends on Class B Non-Voting Shares.

     In October, 2002, the board of directors passed a resolution requiring each non-employee director to acquire direct or indirect beneficial ownership of 4,000 of any combination of Class A Shares, Class B Non-Voting Shares and DDSUs during his or her term of service as a director of the Corporation, Rogers Wireless Communications Inc., Rogers Media Inc. or Rogers Cable Inc., as the case may be.

     From time to time, the directors are granted options to participate in the stock option plans of the Corporation. Non-employee directors may receive all or a percentage of such stock options in the form of DDSUs.

     All directors are entitled, after ten years of service, to a retiring allowance on retirement from the Board in an amount equal to $20,000 plus $2,000 per year of service as a director.

     Mr. Emerson served as the non-executive Chairman of the Board and a director of the Corporation in 2003. Mr. Emerson also served as the non-executive Chairman, Vice-Chairman or Deputy Chairman and a director of each of the Corporation's three principal subsidiaries, Rogers Wireless Communications Inc., Rogers Cable Inc. and Rogers Media Inc., including as Deputy Chairman of Rogers Wireless Communications Inc., a public corporation. Mr. Emerson also served on the Executive, Audit, Finance, Nominating and Corporate Governance, Compensation and Technology Committees of the Boards of the Corporation and its subsidiaries, including as Chairman of the Executive and Nominating and Corporate Governance Committees. For such services as non-executive Chairman, Vice-Chairman or Deputy Chairman and director of the Boards of the Corporation and its operating subsidiaries and as a member and Chairman of such committees of the Boards of such corporations, Mr. Emerson received an all-inclusive annual retainer of $300,000 from the Corporation in 2003. Mr. Emerson has a supplemental retirement plan which provides for a pension based on 2% of his average compensation.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

     The Corporation has the benefit of insurance policies for itself and its directors and officers against liability incurred by them in the performance of their duties as directors and officers of the Corporation. The approximate amount of the premiums charged in respect of these policies on account of directors' and officers' liability for the Corporation and its affiliates was $1,463,106 for the 12 month period ended December 31, 2003. The aggregate amount of coverage under the policies for 2003 is the sum of US$50,000,000 in respect of any one policy period. By the current terms of the policy, in circumstances where a director or officer has a claim against the Corporation in respect of a loss covered by the policies, arising out of a suit(s) brought in Canada, the Corporation may claim for 100% of the loss over and above US$500,000 and in circumstances where a director or officer has a claim against the Corporation in respect of a loss covered by the policy arising out of a suit(s) brought in the United States of America, the Corporation may claim for 100% of the loss over and above US$1,000,000. In addition, where a director or officer has a claim against the insurers in respect of a loss covered by the policies, the director or officer may claim on the policy for 100% of the loss with no deductible applicable under the policies.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation earned during the last three financial years by the Chief Executive Officer and the Corporation's four most highly compensated Executive Officers other than the Chief Executive Officer, who served as Executive Officers at the end of 2003 ("Named Executive Officers"). Also included is the compensation for John H. Tory, the former Senior Vice President, Rogers Cable Inc. (see note 6 below)

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                     ANNUAL COMPENSATION                SECURITIES
                                                                         OTHER            UNDER
                                                                         ANNUAL        OPTIONS/SARS      ALL OTHER
                                            SALARY        BONUS       COMPENSATION       GRANTED        COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR       ($)          ($)           ($)(1)            (#)             ($)(2)
-----------------------------------------------------------------------------------------------------------------------
  E.S. ROGERS.................     2003     988,000     1,976,000         4,170           209,800           1,134
  President and                    2002     950,000     1,046,900         4,805                --           1,134
  Chief Executive Officer          2001     950,000       475,000        17,787            76,000           1,134
---------------------------------------------------------------------------------------------------------------------------
  DAVID P. MILLER(3)..........     2003     400,000       525,427           585            68,000           1,310
  Vice President,                  2002     385,000       268,717        12,399                --           1,310
  General Counsel                  2001     385,000       267,900         8,531                --           1,310
---------------------------------------------------------------------------------------------------------------------------
  NADIR H. MOHAMED(3)(4)......     2003     624,000     1,192,614        13,008            99,800           2,041
  Senior Vice President,           2002     600,000       683,200        11,175                --           2,041
  Wireless Telecommunications      2001     522,000       328,100        27,479           500,000           1,531
---------------------------------------------------------------------------------------------------------------------------
  EDWARD ROGERS(5)............     2003     418,173       568,080            --           532,600           1,701
  Senior Vice President,           2002     225,000       112,500            --                --             765
  Cable Communications             2001     225,000       174,600            --            13,500             765
---------------------------------------------------------------------------------------------------------------------------
  JOHN H. TORY(6).............     2003     572,000       886,205        15,447                --           1,871
  Former Senior Vice President,    2002     550,000       566,843        16,847                --           1,871
  Cable Communications             2001     550,000       454,250        14,825           250,000           1,871
---------------------------------------------------------------------------------------------------------------------------
  ANTHONY P. VINER(3)(7)......     2003     494,000       801,000         1,660            10,000           1,616
  Senior Vice President, Media     2002     475,000     1,596,346         1,907                --           1,616
                                   2001     475,000       650,406        32,021             5,000           1,616
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

NOTES:

(1) The value of perquisites and benefits for each Named Executive Officer does not exceed the lesser of $50,000 and 10% of the total of the annual salary and bonus and is not reported herein. The amounts quoted in this column represent the taxable benefits on interest free loans.

(2) The amounts quoted in this column represent premiums paid by the Corporation for group term life insurance for each officer.

(3) The bonuses paid in 2001-2003 to Mr. Miller, in 2002 and 2003 to Mr. Mohamed and in 2001 and 2002 to Mr. Viner include a special bonus in furtherance of the Corporation's retention arrangements.

(4) Mr. Mohamed is the President and Chief Executive Officer of Rogers Wireless Communications Inc.

(5) Mr. Edward Rogers was appointed President and Co-Chief Executive Officer in February 2003 and became President and Chief Executive Officer of Rogers Cable Inc. in June 2003.

(6) Mr. Tory was President and Chief Executive Officer of Rogers Cable Inc. and resigned as an Executive Officer of the Corporation effective May 30, 2003 but continued in the employment of Rogers Cable Inc. providing advisory services until December 31, 2003.

(7) Mr. Viner is President and Chief Executive Officer of Rogers Media Inc. Mr. Viner participates in a long term incentive plan, described in this Information Circular under "Employment Contracts".

           OPTION/SAR GRANTS DURING THE YEAR ENDED DECEMBER 31, 2003

-------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                                                      % OF TOTAL
                                                     OPTIONS/SARS
                                  SECURITIES          GRANTED TO
                                    UNDER            EMPLOYEES IN
                               OPTIONS/SARS(1)         FINANCIAL
NAME                            GRANTED (#)(2)           YEAR
-----------------------------------------------------------------------------------------------------------------------------------
  E.S. ROGERS...........            94,900               2.26%
                                   114,900               2.74%
-------------------------------------------------------------------
  D.P. MILLER...........            30,800               0.73%
                                    37,200               0.89%
-------------------------------------------------------------------
  N.H. MOHAMED(3).......            38,700               8.81%
                                    61,100               9.09%
-------------------------------------------------------------------
  EDWARD ROGERS.........           500,000              11.92%
                                    32,600               0.78%
-------------------------------------------------------------------
  A.P. VINER............             5,000               0.12%
                                     5,000               0.12%
-------------------------------------------------------------------
-------------------------------------------------------------------

--------------------------  -------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                               MARKET VALUE OF
                                                  SECURITIES
                                                  UNDERLYING
                                                 OPTIONS/SARS
                             EXERCISE OR         ON THE DATE
                              BASE PRICE           OF GRANT              EXPIRATION
NAME                         ($/SECURITY)        ($/SECURITY)               DATE
--------------------------
  E.S. ROGERS...........        $20.84              $20.84          November 12, 2013
                                $17.37              $17.37            April 22, 2013
-------------------------------------------------------------------
  D.P. MILLER...........        $20.84              $20.84          November 12, 2013
                                $17.37              $17.37            April 22, 2013
-------------------------------------------------------------------
  N.H. MOHAMED(3).......        $25.96              $25.96          November 12, 2013
                                $16.88              $16.88            April 22, 2013
-------------------------------------------------------------------
  EDWARD ROGERS.........        $20.88              $20.88            June 19, 2013
                                $17.37              $17.37            April 22, 2013
-------------------------------------------------------------------
  A.P. VINER............        $20.84              $20.84          November 12, 2013
                                $17.37              $17.37            April 22, 2013
-------------------------------------------------------------------
-------------------------------------------------------------------

NOTES:

(1) The  Corporation has  not granted  any Stock  Appreciation Rights  (SARs) in
    2003.

(2) The Corporation authorized the grant to Named Executive Officers of options to acquire Class B Non-Voting Shares in April, June and November 2003.

(3) Grants to Mr. Mohamed were for Rogers Wireless Communications Inc. Class B Restricted Voting shares.

    AGGREGATED OPTION/SAR EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2003
                    AND FINANCIAL YEAR-END OPTION/SAR VALUES

     The following table sets forth each exercise of options during the last fiscal year by the Named Executive Officers:

-------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                                     SECURITIES
                                      ACQUIRED              AGGREGATE
                                         ON                   VALUE
                                      EXERCISE               REALIZED
NAME                                     (#)                   ($)
-----------------------------------------------------------------------------------------------------------------------------------
  E.S. ROGERS..............             60,000                  69,900
                                     NIL                      NIL
-------------------------------------------------------------------------
  D.P. MILLER..............          NIL                      NIL
                                     NIL                      NIL
-------------------------------------------------------------------------
  N.H. MOHAMED.............          NIL                      NIL
                                     NIL                      NIL
-------------------------------------------------------------------------
  EDWARD ROGERS............          NIL                      NIL
-------------------------------------------------------------------------
  J.H. TORY................            200,000               2,982,623
-------------------------------------------------------------------------
  A.P. VINER...............          NIL                      NIL
                                         1,147                     998

----------------------------  ----------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                VALUE OF UNEXERCISED
                                      UNEXERCISED                   IN-THE-MONEY
                                    OPTIONS/SARS AT                OPTIONS/SARS AT
                                   DECEMBER 31, 2003            DECEMBER 31, 2003(4)
                                          (#)                            ($)
                                     EXERCISABLE/                   EXERCISABLE/
NAME                                 UNEXERCISABLE                  UNEXERCISABLE
----------------------------
  E.S. ROGERS..............        1,315,000/347,800(1)          8,792,250/503,603
                                         4,804/1,923(2)               20,369/8,154
-------------------------------------------------------------------------
  D.P. MILLER..............           182,500/68,000(1)          2,701,175/163,084
                                             675/269(2)                2,862/1,140
-------------------------------------------------------------------------
  N.H. MOHAMED.............           350,000/99,800(3)           NIL/738,420
                                     200,000/300,000(1)             NIL/NIL
-------------------------------------------------------------------------
  EDWARD ROGERS............          161,250/569,350(1)            481,186/359,422
-------------------------------------------------------------------------
  J.H. TORY................          900,000/150,000(1)          6,020,000/NIL
-------------------------------------------------------------------------
  A.P. VINER...............           158,150/13,750(1)           1,898,617/22,350
                                           1,913/764(2)                8,109/3,241


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

NOTES:

(1) These amounts represent options granted between 1994 and 2003 for Class B Non-Voting Shares at exercise prices ranging from $6.29 to $34.14 per share.

(2) These amounts represent convertible preferred shares of the Corporation issued in 1994 pursuant to the 1991 Management Convertible Preferred Share Plan in the case of Messrs. Miller, Rogers and Viner, with a conversion price of $17.10 per Class B Non-Voting Share of the Corporation. An amount equal to the purchase price for shares acquired under the 1991 Plan is provided by the Corporation (or an affiliate) to the designated employee by an interest-free loan, repayable in installments over a ten-year period. The shares purchased by the employee are pledged as security for the loan.

(3) These amounts represent options granted in 2000 and 2003 for Class B Restricted Voting Shares of Rogers Wireless Communications Inc. at exercise prices ranging from $43.82 to $16.88 per share.

(4) The closing price of Class B Non-Voting Shares of the Corporation on the Toronto Stock Exchange on December 31, 2003 was $21.34. The closing price of Class B Restricted Voting Shares of Rogers Wireless Communications Inc. on the Toronto Stock Exchange on December 31, 2003 was $27.80.

PENSION PLANS

     Employees of the Corporation and its subsidiary companies participate in the Corporation's pension plans. For the year ended December 31, 2003, contributions to the plans of $11.0 million were made and consolidated pension expense was $11.4 million. The Corporation's pension plans cover participants across the Corporation's group of companies. The estimated value of the accrued pension benefit obligations and the net assets in the Corporation's pension plans available to provide for these benefits, at market, were $368.2 million and $336.1 million, at the measurement date of September 30, 2003. Actuarial valuations of the plans as of January 1, 2004 will be performed by independent actuaries.

PENSION BENEFITS

     The Named Executive Officers are members of a defined benefit plan which credits annual pension, payable at retirement, equal to 2% of career average earnings for each year of credited service, except that earnings for years before 1997 are replaced by 1997 earnings. The pension benefits under the Corporation's Pension Plan are limited to a maximum of $1,722.22 per year of service prior to January 1, 2004 and $1,833.33 per year of service after December 31, 2003, multiplied by years of credited service. The pensions are payable monthly for the lifetime of the Name Executive Officers and a maximum of 60 monthly payments are guaranteed. The expected years of service at normal retirement date and the estimated annual pensions (based on current levels of remuneration), including the benefits under the supplemental retirement plans described below, are:

                                                              PROJECTED    ESTIMATED
NAMED EXECUTIVE OFFICER                                        SERVICE      BENEFIT
-----------------------                                       ---------    ---------
E.S. Rogers.................................................       N/A          N/A(1)
D.P. Miller.................................................  25 years     $163,600(2)
N.H. Mohamed................................................  21 years     $429,500(3)
Edward Rogers...............................................  38 years     $334,500(2)
J.H. Tory...................................................       N/A     $ 15,400
A.P. Viner..................................................  20 years     $174,700(2)

---------------

NOTES:

(1) Mr. E.S. Rogers commenced receipt of his pension from the registered pension plan effective December 1, 2002. Mr. E.S. Rogers has a supplemental pension plan which entitles him to an estimated annual benefit of $592,900.

(2) Messrs. Miller, Viner and Edward Rogers each have a supplemental retirement plan which provides for a pension based on 2% of their average salary. If one of these executives should die after attaining the age of 55 and prior to having attained the age of 65, the Corporation will pay a death benefit of $1 million, payable in ten annual installments of $100,000 each.

(3) Mr. Mohamed has a supplemental retirement plan which provides for a pension based on 2% of his average salary and bonus during the 36 consecutive months in which his earnings are highest. Mr. Mohamed's plan provides that the Corporation's Pension Plan will be supplemented to match the terms and conditions of his previous employer's pension plans.

                              EMPLOYMENT CONTRACTS

     Each of the Named Executive Officers has an employment contract with the Corporation. These contracts encompass the compensation and pension arrangements noted above.

     The contract with E.S. Rogers provides for his employment by the Corporation as its Chief Executive Officer to December 31, 2006. The contract sets out the procedures for the determination of his annual remuneration and his employment benefits, details concerning which, for the last completed fiscal year of the Corporation, are given elsewhere in this Information Circular. In the event of Mr. Rogers' death the Corporation will pay to his spouse during her lifetime a death benefit in equal monthly installments in the annual amount equal to one-half of the average annual amount of salary payable to Mr. Rogers in respect of the three year period ending on the earlier of December 31, 2006 and the date on which Mr. Rogers ceases to be employed by the Corporation. If the Corporation terminates the employment of Mr. Rogers without cause it must provide him with notice equal to the lesser of six months and the number of months by which the date of termination precedes December 31, 2006. Mr. Rogers is prohibited, during and for a period of five years after termination of, his employment, from being involved in any business competitive with the business being carried on by the Corporation or its subsidiaries.

     The contracts of Messrs. Mohamed, Viner and Edward Rogers extend to the date of their respective 65th birthdays.

     Mr. Miller's contract provides that if his employment is terminated by the Corporation without cause, he will be entitled to a lump sum equal to his salary for the number of months equal to the lesser of: (a) twenty-four (24) months; and (b) the number of months by which the date of termination precedes his 65th birthday, together with an amount equal to the full amount of his bonus for the year of termination.

     Mr. Mohamed's contract provides that if his employment is terminated by the Corporation, other than for cause, he will be entitled to a lump sum equal to 24 months base salary and bonus and continued participation in the Corporation's pension and benefits programs (except short term and long term disability coverage). Stock options of the Corporation and of Rogers Wireless Communications Inc. which, in accordance with their terms, would have become exercisable by Mr. Mohamed during the 24 months following termination of employment shall immediately become exercisable and, together with those stock options which have already become exercisable in accordance with their terms, shall remain exercisable for a period of 10 years from the date of grant. If there is a change of control of the Corporation or of Rogers Wireless Communications Inc., Mr. Mohamed may elect to resign and would be entitled to the same compensation, pension and benefits as if his employment had been terminated by the Corporation. Mr. Mohamed, among other things, is prohibited for a period of twelve months after termination of his employment from being involved in any business competitive with the business being carried on by Rogers Wireless at the time of the termination of his employment.

     Mr. Tory had an employment contract. This contract encompassed the compensation arrangements noted in this section. Mr. Tory resigned as an executive officer effective May 30, 2003 but continued in the employment of Rogers Cable providing advisory services until December 31, 2003. During the period ending December 31, 2004, Mr. Tory has agreed that he will not be involved in the cable television or other programming distribution undertaking business, internet access business, or any other business which competes with the Rogers Cable business in its licensed territories.

     Pursuant to Mr. Viner's employment contract, Rogers Broadcasting Limited ("RBL"), a subsidiary of the Corporation, awarded Mr. Viner twenty (20) participating units ("RBL Units") in a phantom option plan. Each RBL Unit entitles Mr. Viner to a cash payment equal to a specified percentage of the increase in the capitalized value of RBL and its subsidiaries as at the last fiscal year of RBL ending prior to the date that Mr. Viner elects to settle such RBL Unit over the capitalized value of RBL and its subsidiaries determined as at December 31, 1996. Capitalized values are calculated in accordance with a formula set out in the phantom option plan. Mr. Viner may not elect to settle any RBL Units that have not yet vested, nor may he elect to settle any RBL Units after August 31, 2007. If the Corporation terminates the employment of Mr. Viner other than for cause, it must provide notice (or payment in lieu thereof), in an amount equal to the greater of one month for every year of employment and two years, but in no event to exceed the number of months by which the date of termination precedes his 65th birthday. Mr. Viner, among other things, is prohibited for a period of eighteen months after termination of his employment from being involved in any broadcasting or programming business or other business competitive with the business carried on by Rogers Broadcasting Limited at the time of the termination of his employment.

     Edward Rogers' contract provides that if his employment is terminated by the Corporation, other than for cause, he will be entitled to monthly payments of salary in lieu of notice, from the date of termination to the earliest to occur of the date which is six months plus one month for every year of service or his 65th birthday. He will also be entitled to continued participation in the Corporation's pension and benefit programs during the notice period (excluding certain disability benefits). Also, any stock options held by Edward Rogers on the date of termination that would, in accordance with the terms of such stock options, become exercisable during the notice period, will immediately become exercisable and shall remain exercisable until the expiry of the options in accordance with their terms. Edward Rogers, among other things, is prohibited for a period of twelve months after termination of his employment from being involved in any business competitive with the business being carried on by Rogers Cable at the time of the termination of his employment.

                   COMPOSITION OF THE COMPENSATION COMMITTEE

     During the year ended December 31, 2003, the Compensation Committee of the Corporation consisted of Thomas I. Hull (Chairman), Ronald D. Besse, H. Garfield Emerson, Q.C., Albert Gnat, Q.C., Peter C. Godsoe, Robert W. Korthals, William
T. Schleyer and John A. Tory, Q.C. Mr. Godsoe was appointed to the Committee on October 23, 2003. Mr. Emerson is Chairman of the Corporation and Deputy Chairman of Rogers Wireless Communications Inc.

                        REPORT ON EXECUTIVE COMPENSATION

     The Corporation's executive compensation programme is administered by the Compensation Committee, comprised of eight members of the Board, none of whom is a member of the Corporation's management. The Compensation Committee reviews and recommends to the Board for approval the Corporation's executive compensation policies and the compensation paid to the Chief Executive Officer and other officers of the Corporation and its subsidiaries. The Compensation Committee also reviews the design and competitiveness of the Corporation's compensation and benefit programmes generally. The Compensation Committee met four times in 2003.

COMPENSATION PHILOSOPHY

     The Corporation's executive compensation programme is designed to provide incentives for the enhancement of shareholder value, the successful implementation of the Corporation's business plans and improvement in corporate and personal performance and the retention of key employees. The programme is based on a pay-for-performance philosophy and consists of several components: base salary, annual incentive (bonus) paid in cash, long-term equity based incentive and other employee benefits including, in the past, the provision of loans to employees.

     Its overall objectives are:

     (1) to attract and retain qualified executives critical to the success of the Corporation,

     (2)   to provide fair and competitive compensation,

     (3)   to integrate compensation with the Corporation's business plans,

     (4)   to align the interests of management with those of shareholders, and

     (5)   to reward both business and individual performance.

     The Compensation Committee annually reviews with the Chief Executive Officer the compensation packages and the performances of all senior executives of the Corporation and its principal business units. The Compensation Committee recommends to the Board for approval, the salary levels, bonus potential and entitlement and participation in equity based long-term incentives of all senior executives.

BASE SALARY

     An executive's base salary is determined by an assessment of his/her sustained performance and consideration of competitive compensation levels for the markets in which the Corporation operates.

ANNUAL INCENTIVES

     The Corporation's executive officers are eligible for annual cash bonuses. Annual bonus awards are based on attainment of specified performance levels, principally related to the Corporation's achievement of targeted operating income levels. This establishes a direct link between executive compensation and the Corporation's operating performance. Specific additional bonus opportunities for exceptional individual or business unit success are also provided and are set by the Compensation Committee at the beginning of the fiscal year. Targeted operating income levels for the overall Corporation and each operating division for each fiscal year are based on the budgeted operating income, approved by the Board at the beginning of that financial year.

     An individual executive's annual incentive opportunity is established at the beginning of a financial year. Actual bonuses are determined principally by applying a formula based on Corporation or division performance to each individual's bonus opportunity.

     Applying this formula results in payments at the targeted opportunity level when budgeted operating income is achieved, payments below the targeted level when operating income is below budget and payments above the targeted level when operating income is over budget.

LONG-TERM INCENTIVES

     The Corporation provides a stock option plan to key employees and officers (see "Options" above). In prior years, the Corporation has provided a management share purchase plan to permit senior executives to acquire preferred shares convertible into Class B Non-Voting Shares of the Corporation. In addition, the Corporation has in the past provided loans to key employees and officers as described elsewhere in this Information Circular.

     An important objective of these plans is to encourage executives to acquire a meaningful equity ownership interest in the Corporation over a period of time and, as a result, focus executives' attention on the long-term interests of the Corporation and its shareholders.

     The share purchases under the share purchase plans are financed by the provision of non-interest bearing loans repayable by the executive in required annual installments over ten years. The shares held under the plan are released to the executive only at such time and in such proportions as the executive repays the loan. Should the executive leave the Corporation prior to the end of the ten year period, a proportional number of the preferred shares are redeemed and cancelled.

     All stock options granted under stock option plans are awarded at exercise prices equal to the market price of the shares under option at the date the option was awarded.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The  Compensation   Committee  reviews   the  Chief   Executive   Officer's
performance each year. Mr. Rogers' base salary is established in a manner consistent with that established for other senior executives.

     Mr. Rogers' annual incentive is based on the Corporation's attainment of budgeted operating income level and specific individual and corporate successes identified at the beginning of the fiscal year.

     Mr. Rogers participates in the stock option plans on the same basis as other senior executive officers.

Submitted on behalf of the Compensation Committee
THOMAS I. HULL, Chairman
RONALD D. BESSE
H. GARFIELD EMERSON, Q.C.
PETER C. GODSOE
ROBERT W. KORTHALS
WILLIAM T. SCHLEYER
JOHN A. TORY, Q.C.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative shareholder returns of the Class A Shares ("RCI.A") and the Class B Non-Voting Shares ("RCI.B") with the cumulative return of the S&P/TSX Composite Index for the five year period from December 31, 1998 to December 31, 2003 (assuming an initial investment of $100). The S&P/TSX Composite Total Return Index reflects the cumulative return of the S&P/TSX Composite Index, including dividend reinvestment. Values are as at December 31 of the specified year.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                               PERFORMANCE GRAPH

----------------------------------------------------------------------------------------------------------------
                                  DEC. 1998    DEC. 1999    DEC. 2000    DEC. 2001    DEC. 2002    DEC. 2003
----------------------------------------------------------------------------------------------------------------
  RCI.A.......................      $100         $259         $186         $197         $112         $154
----------------------------------------------------------------------------------------------------------------
  RCI.B.......................      $100         $259         $185         $199         $107         $156
----------------------------------------------------------------------------------------------------------------
  S&P/TSX Composite
     Total Return Index.......      $100         $132         $141         $124         $108         $137
----------------------------------------------------------------------------------------------------------------

       INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

     All indebtedness described below was incurred prior to July 30, 2002, the date the United States Sarbanes-Oxley Act of 2002 came into effect. In compliance with that legislation, no new personal loans to directors or executive officers were made or arranged for any purpose whatsoever, and no existing personal loans were renewed or modified, after July 30, 2002.

     The following table sets forth the particulars of loans outstanding to the Corporation during the year ended December 31, 2003 to present or former directors, executive officers or senior officers of the Corporation, proposed nominees for election as directors and associates of such persons in connection with the purchase of securities of the Corporation. As noted in the paragraph above there were no loans made by the Corporation during the year ended December 31, 2003 to present or former directors, executive officers or senior officers of the Corporation, proposed nominees for election as directors and associates of such persons in connection with the purchase of securities of the Corporation or for any other purpose.

     As of April 19, 2004 the aggregate indebtedness to the Corporation or any subsidiary of present or former directors, officers and employees of the Corporation or any subsidiary in connection with the purchase of securities of the Corporation totaled $115,647.

             TABLE OF INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS UNDER SECURITIES PURCHASE PROGRAMS

--------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                   LARGEST AMOUNT
                                                    OUTSTANDING
                                                     DURING THE            AMOUNT
                                                   FINANCIAL YEAR       OUTSTANDING
                                INVOLVEMENT            ENDED               AS AT
                             OF CORPORATION OR   DECEMBER 31, 2003     APRIL 19, 2004
NAME AND PRINCIPAL POSITION    SUBSIDIARY(1)            ($)                 ($)
-----------------------------------------------------------------------------------------------------------------------------------
  LORRAINE DALY...........       Loan from             29,480               NIL
  Vice President, Treasurer     Corporation
--------------------------------------------------------------------------------------
  BRUCE D. DAY............       Loan from             52,292               NIL
  Vice President, Corporate     Corporation
  Development
--------------------------------------------------------------------------------------
  KENNETH G. ENGELHART....       Loan from             18,075               NIL
  Vice President,               Corporation
  Regulatory
--------------------------------------------------------------------------------------
  DAPHNE EVANS............       Loan from             11,987               NIL
  Assistant Secretary           Corporation
--------------------------------------------------------------------------------------
  ALAN D. HORN............       Loan from             57,029               NIL
  Vice President, Finance       Corporation
  and Chief Financial
  Officer
--------------------------------------------------------------------------------------
  ROGER D. KEAY...........       Loan from             28,472               NIL
  Vice President,               Corporation
  Technology
--------------------------------------------------------------------------------------
  PHILIP B. LIND..........       Loan from             69,973               NIL
  Vice Chairman                 Corporation
--------------------------------------------------------------------------------------
  GRAEME H. MCPHAIL.......       Loan from             50,342               NIL
  Vice President, Associate     Corporation
  General Counsel
--------------------------------------------------------------------------------------
  DAVID P. MILLER.........       Loan from             23,034               NIL
  Vice President, General       Corporation
  Counsel and Secretary
--------------------------------------------------------------------------------------
  EDWARD S. ROGERS........       Loan from            164,365               NIL
  President and Chief           Corporation
  Executive Officer
--------------------------------------------------------------------------------------
  ANTHONY P. VINER........       Loan from             65,390               NIL
  Senior Vice President,        Subsidiary
  Media
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

---------------------------  ----------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                 FINANCIALLY
                             ASSISTED SECURITIES
                              PURCHASES DURING
                                THE FINANCIAL
                                 YEAR ENDED
                              DECEMBER 31, 2003
NAME AND PRINCIPAL POSITION          (#)           SECURITY FOR INDEBTEDNESS
---------------------------
  LORRAINE DALY...........           NIL           RCI Convertible Preferred
  Vice President, Treasurer                                Shares
--------------------------------------------------------------------------------------
  BRUCE D. DAY............           NIL           RCI Convertible Preferred
  Vice President, Corporate                                Shares
  Development
--------------------------------------------------------------------------------------
  KENNETH G. ENGELHART....           NIL           RCI Convertible Preferred
  Vice President,                                          Shares
  Regulatory
--------------------------------------------------------------------------------------
  DAPHNE EVANS............           NIL           RCI Convertible Preferred
  Assistant Secretary                                      Shares
--------------------------------------------------------------------------------------
  ALAN D. HORN............           NIL           RCI Convertible Preferred
  Vice President, Finance                                  Shares
  and Chief Financial
  Officer
--------------------------------------------------------------------------------------
  ROGER D. KEAY...........           NIL           RCI Convertible Preferred
  Vice President,                                          Shares
  Technology
--------------------------------------------------------------------------------------
  PHILIP B. LIND..........           NIL           RCI Convertible Preferred
  Vice Chairman                                            Shares
--------------------------------------------------------------------------------------
  GRAEME H. MCPHAIL.......           NIL           RCI Convertible Preferred
  Vice President, Associate                                Shares
  General Counsel
--------------------------------------------------------------------------------------
  DAVID P. MILLER.........           NIL           RCI Convertible Preferred
  Vice President, General                                  Shares
  Counsel and Secretary
--------------------------------------------------------------------------------------
  EDWARD S. ROGERS........           NIL           RCI Convertible Preferred
  President and Chief                                      Shares
  Executive Officer
--------------------------------------------------------------------------------------
  ANTHONY P. VINER........           NIL           RCI Convertible Preferred
  Senior Vice President,                                   Shares
  Media
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

NOTE:

(1) Each of the above loans was non-interest bearing. These loans were repayable over ten years with mandatory repayments of 5% on the first to sixth anniversaries of the loan, 10% on the seventh and eighth anniversaries, 15% on the ninth anniversary and 35% on the tenth anniversary. At any time the borrower was entitled to prepay an amount equal to 10% of the principal amount for each complete year the loan was outstanding less any mandatory repayments.

     As of April 19, 2004 the aggregate indebtedness to the Corporation or any subsidiary of all present or former officers, directors and employees that was not entered into in connection with the purchase of securities of the Corporation was $3,603,654.

   TABLE OF INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS
                 OTHER THAN UNDER SECURITIES PURCHASE PROGRAMS

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                             LARGEST AMOUNT
                                                                         OUTSTANDING DURING THE
                                                                          FINANCIAL YEAR ENDED
                                           INVOLVEMENT OF                   DECEMBER 31, 2003
NAME AND PRINCIPAL POSITION          CORPORATION OR SUBSIDIARY                     ($)
----------------------------------------------------------------------------------------------------------------------------------
  JOHN H. TORY(1)..........       Loan from Corporation                          475,000
  Former Senior Vice
  President, Cable
  Communications
---------------------------------------------------------------------------------------------------
  THOMAS A. TURNER(2)......       Loan from Corporation                          500,000
  Vice President, Convergence
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

------------------------------  ------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                                   AMOUNT OUTSTANDING
                                  AS AT APRIL 19, 2004
NAME AND PRINCIPAL POSITION                ($)
------------------------------
  JOHN H. TORY(1)..........                  NIL
  Former Senior Vice
  President, Cable
  Communications
---------------------------------------------------------------------------------------------------
  THOMAS A. TURNER(2)......              492,500
  Vice President, Convergence
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

NOTES:

(1) The loan to Mr. Tory was non-interest bearing and was made to provide assistance in purchasing a residence.

(2) The loan to Mr. Turner is non-interest bearing and was made to provide assistance in relocation and purchasing a residence. The loan is due August 1, 2006 and is repayable in monthly installments of $500, commencing January, 2003.

                  STATEMENT OF CORPORATE GOVERNANCE PRACTICES

     The board of directors of the Corporation endorses the principle that its corporate governance practices ("Corporate Governance Practices") are a fundamental part of the proper functioning of the Corporation and believe that they enhance the interests of its securityholders, employees, customers and others having business and other dealings with the Corporation. These Practices conform in all substantial aspects with applicable corporate governance guidelines and standards. Since the beginning of the Corporation's last fiscal year, there have been further significant regulatory changes affecting Corporate Governance Practices of Canadian public corporations in Canada and the United States. Some of these changes emanated from the enactment of the Sarbanes-Oxley Act of 2002 in the United States which applies to foreign private issuers, such as the Corporation. The New York Stock Exchange ("NYSE"), on which the Corporation's shares are traded, adopted new corporate governance rules as part of its listing standards, some of which apply to the Corporation, and legislation passed in Ontario empowered the Ontario Securities Commission ("OSC") to make rules affecting certain Corporate Governance Practices of public companies reporting under Canadian securities legislation. In particular, in January of 2004, Canadian Securities Commissions adopted new regulations for the composition and responsibilities of audit committees and for the certification of disclosure in annual and interim financial statements, and also issued draft new policies and guidelines for the disclosure of corporate governance practices and guidelines for effective corporate governance. The Board closely follows these and other corporate governance developments and is committed to enhancing its Corporate Governance Practices in light of improving polices and practices. The Corporation's Corporate Governance Practices, summarized below, are responsive to the corporate governance guidelines currently adopted by The Toronto Stock Exchange ("TSX Guidelines"). This statement of Corporate Governance Practices was prepared by the Nominating and Corporate Governance Committee of the Board and approved by the Board.

BOARD CHARTER AND MANDATE OF THE BOARD

     The Board has adopted a Board of Directors Charter (the "Board Charter") as its written mandate providing guidance to Board members as to their duties and responsibilities. The Board Charter confirms the Board's stewardship of the business and affairs of the Corporation and its responsibility to supervise management of the Corporation in conducting the Corporation's business. In addition to containing specific roles and responsibilities that the Board is to discharge, the Board Charter provides that Board members are to possess, among other attributes, characteristics and traits that reflect high ethical standards and integrity in their personal and professional dealings. Directors of the Corporation are expected to conduct themselves according to the highest standards of personal and professional integrity. It also outlines the procedures to ensure effective and independent operation of the Board and the role and principal responsibilities of the non-management Chair of the Board. The Board Charter is maintained on the Corporation's website at www.rogers.com and a copy of the Board Charter is annexed to this Information Circular as Exhibit D.

     The Board has explicitly assumed responsibility for the stewardship of the Corporation, including matters referred to in the TSX Guidelines(1). The Board discharges its responsibilities either directly or through its committees. The Board has adopted a strategic planning process and reviews and approves, on at least an annual basis, a strategic plan for each of the Corporation's operating entities which takes into account, among other things, the opportunities and risks of the business. The Board is responsible for identifying the principal risks of the Corporation's businesses and overseeing the implementation of appropriate risk assessment systems to manage these risks. In addition to fulfilling its statutory and other requirements, the Board oversees and reviews, and, where appropriate, formally approves:

     (a)   the  strategic  and  operating  plans  and  financial,  capital   and
           operating budgets of management;(2)

     (b) the performance of management and the Corporation against the strategic plans and business, operating and capital budgets;

     (c) the principal risks and the adequacy of systems and procedures to manage these risks;(3)

     (d) management development, management succession planning, including the appointment of senior management, and compensation and major benefit policies;(4)

     (e) acquisitions and divestitures of business operations, strategic investments and alliances, major business development initiatives and unbudgeted expenditures in excess of $5 million;

     (f) the Corporation's communications policies to shareholders and investors, which address the Corporation's interaction with analysts, investors and other key stakeholders and the public and contain measures for the Corporation to comply with its continuous and timely disclosure obligations;(5)

     (g)   the  development  of  the Corporation's  principles  and  approach to
           corporate  governance,  including   approval  of  the   Corporation's
           Corporate Governance Practices;(6)

     (h) the monitoring of compliance with the Directors and Officers Code of Conduct and Ethics; and

     (i) the integrity of the Corporation's accounting and financial reporting systems, disclosure controls and procedures, internal controls and management information systems.(7)

     In addition to the seven regularly scheduled Board meetings held during 2003, there were another five meetings of the full Board held in that calendar year. Eight regular meetings of the Board are currently scheduled for calendar 2004. The frequency of Board meetings as well as the nature of agenda items may change depending on developments in the Corporation's affairs.

COMPOSITION OF THE BOARD AND MAJORITY OF INDEPENDENT DIRECTORS

     The Nominating and Corporate Governance Committee of the Board reviews the size of the Board to ensure that the Board is able to operate effectively in making Board decisions and to fulfil its various responsibilities. The Board is currently composed of seventeen members, of whom three are executive officers of the Corporation and one is an executive officer of a subsidiary of the Corporation. The Board has determined that twelve of the seventeen directors are independent and unrelated on the basis that they do not have a direct or indirect material relationship with the Corporation or its subsidiaries which could, in the view of the Board, reasonably interfere with the exercise of a director's independent judgment. The five related Board members are Edward S. Rogers, Melinda M. Rogers, who is the daughter of Edward S. Rogers, and Philip
B. Lind, all of whom are executive officers of the Corporation, Edward Rogers, who is the son of Edward S. Rogers and an executive officer of Rogers Cable Inc., a subsidiary of the Corporation and Loretta A. Rogers who is the spouse of Edward S. Rogers. The Board is, accordingly, constituted with a majority of individuals who are independent and unrelated directors.(8)

---------------

1   TSX Guideline No. 1.

2   TSX Guideline No. 1(a).

3   TSX Guideline No. 1(b).

4   TSX Guidelines No. 1(c) and No. 8.

5   TSX Guideline No. 1(d).

6   TSX Guidelines No. 5 and No. 10.

7   TSX Guideline No. 1(e).

8   TSX Guideline No. 2.

     The twelve current directors of the Corporation who are independent are Messrs. Besse, Emerson, Godsoe, Hull, Korthals, Mikalachki, Peterson, Schleyer, Stewart, Tory, Wansbrough and Wilson. While Mr. Stewart advised the Corporation that he would not stand for re-election as a director at the Annual General Meeting, Colin D. Watson is proposed to be nominated for election as a director to succeed Mr. Stewart. The Board considers Mr. Watson to be independent and not to have any direct or indirect material relationships with either the Corporation or Edward S. Rogers, the controlling or significant shareholder, including any private companies directly or indirectly controlled by Mr. Edward
S. Rogers.

     On April 15, 2004, Albert Gnat, a director of the Corporation since 1984, passed away. The Board believes it important to note that Mr. Gnat made many and varied important contributions to the development of the Corporation over many years both as a director and as a counsel to the Corporation. The Board recognizes those contributions and expresses its deep regret at his death.

                  Atque in perpetuum, amicus, ave atque vale.
                  (And forever, Friend, "Hail and farewell.")

     In deciding whether a particular director is an independent and unrelated director, the Board examined the factual circumstances of each director's direct and indirect relationship to management and the Corporation and considered them in the context of all relevant factors, including the fact that the Corporation is controlled by an individual shareholder who is also the Chief Executive Officer of the Corporation. While certain of the directors of the Corporation that the Board has affirmatively determined to be independent may be directors, executive officers, partners or managing members in corporations or firms that provide certain commercial, banking, legal or other services to the Corporation, the Board has determined that the amount or dollar value of such services was not material and within the Director Material Relationship Standards referred to below and that each such director is independent and unrelated.

     In considering the circumstances of the direct or indirect relationship of each director to the Corporation and determining whether a direct or indirect relationship that a director may have with the Corporation is material, as referred to above, the Board analyses all of the relationships each director has with the Corporation and its subsidiaries. In this analysis, the Board took into account its Director Material Relationship Standards ("Director Materiality Standards") that were adopted by the Board to assist it in making such determinations. The Director Materiality Standards provide that any business, commercial, industrial, banking, consulting, professional, charitable or service relationship that may exist between the Corporation (which for these purposes includes its subsidiaries) and a director, or between the Corporation and an entity of which the director is a director, executive officer, partner or managing member, shall be in the ordinary course of business of the Corporation and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons on an arm's length basis. Under the Director Materiality Standards, the following relationships will be considered to be material in respect of any director:

     (a) The director has, within the preceding three fiscal years of the Corporation, been a provider of consulting, professional, investment banking, advisory or other services to the Corporation and the total direct compensation of the director from the Corporation in respect of those services in each such fiscal year amounted to more than U.S. $100,000 (other than payments arising from acting in his or her capacity as a director of the Corporation including as a part-time Chair or Vice-Chair of the Board or a committee of the Board).

     (b) The director has, within the preceding three fiscal years of the Corporation, been a director, executive officer, partner or managing member of an entity that has or had a business, commercial, industrial, banking, consulting, professional or service relationship with the Corporation and, pursuant to that relationship, the aggregate annual sales or billings from that entity to the Corporation or from the Corporation to that entity, in each of the 3 most recently completed fiscal years of that entity, amounted to more than the greater of two percent of that entity's consolidated gross revenues and U.S. $1,000,000.

     If a director has any other direct or indirect relationship with the Corporation other than those set forth in (a) or (b) above, the Board will make a determination whether that director is independent and unrelated based on a consideration of all relevant facts and circumstances.

     A  copy  of  the  Director  Materiality  Standards  is  maintained  on  the
Corporation's  website  at  www.rogers.com  and  a  copy  is  annexed  to   this
Information Circular as Exhibit E.

CONTROLLING SHAREHOLDER AND REPRESENTATION OF INTERESTS OF SHAREHOLDERS IN BOARD COMPOSITION

     The Corporation is controlled by Edward S. Rogers, O.C., the President and Chief Executive Officer and a director of the Corporation. Mr. Rogers indirectly beneficially owns and exercises control and direction over, directly or indirectly, an aggregate of approximately 90.9% percent of the issued Class A Shares of the Corporation, being the only class of voting shares of the Corporation, and approximately 30% of the total issued Class A Shares and Class B Non-Voting Shares of the Corporation. As the controlling or "significant shareholder" of the Corporation, Mr. Rogers has the voting power to elect all the members of the Board of the Corporation. Loretta A. Rogers, a related director of the Corporation, is the wife of Mr. Rogers. Edward Rogers, a related director who is an executive officer of a subsidiary of the Corporation, is the son of Mr. and Mrs. Rogers. Melinda M. Rogers, a related director who is an executive officer of the Corporation, is the daughter of Mr. and Mrs. Rogers.

     The Board believes that eight of the twelve independent directors do not have any direct or indirect material relationships with either the Corporation or Edward S. Rogers, the controlling or significant shareholder, including any private companies directly or indirectly controlled by him.(9) There are four independent directors of the Corporation who have indirect relationships with the controlling or significant shareholder as a result of being directors of private companies that are controlled by the significant shareholder. These directors are H. Garfield Emerson, Thomas I. Hull and John A. Tory, who are independent directors of such private companies, and J. Christopher C. Wansbrough, who is an independent director and the part-time non-executive Chairman of Rogers Telecommunications Limited, one of such private companies. The Board has determined that these relationships as independent directors of such private companies is not a direct or indirect material relationship with the Corporation which could reasonably interfere with the exercise of those individual's independent judgement.

     The Board considers that the current nature of the composition of the Board is appropriate in light of the structure and ownership of the Corporation's share capital. The eight independent directors of the Corporation who do not have a relationship with the significant shareholder, as well as the other independent directors of the Corporation, ensure that the interests of shareholders other than the significant shareholder are brought to and considered by the Board. (Only seven of these eight directors are standing for re-election, but the place of the retiring director will be taken by Colin D. Watson who is standing for election as a new director.) The Board also believes that the composition of the full Board, which includes a majority of outside and independent directors who are not part of the management of the Corporation and the other Corporate Governance Practices that the Board has adopted, also serve this purpose. Such practices include the Board Charter, the Directors and Officers Code of Conduct and Ethics and the mandates, functions and responsibilities of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee and the other committees of the Board and their respective mandates.(10)

     The Board does not consider it appropriate to change the size of the Board at this time.(11) The Board believes that all the directors on the Board carry out their duties objectively, in good faith and with a view to the best interests of the Corporation and make a valuable contribution to the Board and the Corporation for the benefit of all shareholders, including shareholders other than the significant shareholder.

SEPARATION OF THE OFFICES OF CHIEF EXECUTIVE OFFICER AND CHAIR OF THE BOARD

     Edward S. Rogers, the controlling and significant shareholder, is the President and Chief Executive Officer of the Corporation and serves as a director. Mr. Rogers is also Chairman of the Finance Committee and a member of the Executive Committee of the Board. He was also a member of the Nominating and Corporate Governance Committee of the Board until March 9, 2004, when he resigned from that Committee.

     H. Garfield Emerson is the non-executive Chairman of the Board. The Chairman is an independent and unrelated director and is not a member of the Corporation's management. This separation of the offices of the Chair of the Board and the Chief Executive Officer of the Corporation reflects the policy of the Board as set out in the Board Charter. As mandated in the Board Charter, the principal responsibility of the Chair of the Board is to oversee, manage and assist

---------------

9   TSX Guidelines No. 2 and No. 3.

10  TSX Guideline No. 3.

11  TSX Guideline No. 7.

the Board in fulfilling its duties and responsibilities as a Board in an effective manner independently of management. In overseeing the Board in the fulfilment of its responsibilities, the duties of the Chair of the Board include

     (a) chairing Board meetings and annual and special meetings of the shareholders of the Corporation,

     (b) organizing an appropriate annual work plan and regularly scheduled Board meetings,

     (c) participating in the preparation of the agenda for each Board meeting and an appropriate information package that is sent on a timely basis to each director in advance of the meeting(12),

     (d) monitoring the work of the Board committees and in that connection attending meetings of Board committees as a non-voting participant (other that those on which he otherwise sits),

     (e) assisting in the Board's evaluation and self-assessment of its effectiveness and implementation of improvements,

     (f)   providing   appropriate  guidance  to  individual  Board  members  in
           discharging their duties,

     (g) ensuring newly appointed directors receive an appropriate orientation and education program, and

     (h) providing arrangements for directors to communicate with the Chair formally and informally concerning matters of interest to Board members.

DIRECTORS AND OFFICERS CODE OF CONDUCT AND ETHICS

     The Board has adopted a Directors and Officers Code of Conduct and Ethics ("Code of Conduct and Ethics" or the "Code") to endorse and promote the Corporation's commitment to honest and ethical conduct, including fair dealing and ethical handling of conflicts of interest, to promote accurate and timely disclosure and compliance with applicable laws and regulations and to ensure the protection of the Corporation's business interests, assets and confidential information.

     The Code of Conduct and Ethics, among other things, requires the Corporation's directors and officers to act with integrity in an honest and candid manner, to adhere to a high standard of business ethics and to disclose any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest. Any conflicts of interest are reported on a regular basis to the Audit Committee of the Board which has the responsibility for monitoring compliance with the Code and applying and interpreting the Code in particular situations. The Audit Committee is required to inform the Board if it determines that a violation of the Code has occurred. Any waiver of a provision of the Code of Conduct and Ethics for the directors and officers of the Corporation may only be made by the Board or the Audit Committee and reported to the Board.

     The Code of Conduct and Ethics has been publicly filed on SEDAR and is available on the Corporation's website at www.rogers.com. A copy of the Code of Conduct and Ethics is annexed to this Information Circular as Exhibit F.

BOARD COMMITTEES

     The Board  has  seven committees:  the  Audit Committee,  the  Compensation
Committee, the Pension Committee, the Executive Committee, the Finance Committee, the Nominating and Corporate Governance Committee and the Technology Committee. In addition to these committees, from time to time special purpose committees of the Board may be appointed to deal with specific matters. Special committees of the Board composed entirely of independent directors who are unrelated to the Corporation and to the significant shareholder are appointed, if appropriate, to consider and, if thought fit, approve, or recommend to the Board for approval, transactions, including transactions not in the ordinary course of business of the Corporation, between the Corporation and the significant shareholder or any corporation directly or indirectly controlled by him, or between the Corporation and subsidiaries of the Corporation.(13)

AUDIT COMMITTEE

     The Audit Committee is composed only of independent and unrelated directors.(14) The Board adopted an Audit Committee Charter that is maintained on the Corporation's website at www.rogers.com and a copy of such Charter is annexed to this Information Circular as Exhibit G. Under the terms of the Audit Committee Charter, the members of

---------------

12  TSX Guideline No. 12.

13  TSX Guidelines No. 9 and No. 13.

14  TSX Guideline No. 13.

the Audit Committee must be independent and financially literate, or must become financially literate within a reasonable period of time after appointment. The Corporation's management is responsible for preparing the Corporation's financial statements and the external auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of those activities by the Corporation's management and the external auditors and overseeing the activities of the internal auditors of the Corporation. The external auditors of the Corporation report and are accountable to the Audit Committee. The Committee's responsibilities include, in summary, among other matters:

     (a) in consultation with the external auditors and the internal auditors, reviewing the integrity of the Corporation's financial reporting processes and procedures, both internal and external, and any major issues as to the adequacy of the internal controls and any special audit steps adopted in light of any material control deficiencies;

     (b) reviewing and discussing with management and the external auditors the Corporation's annual audited consolidated financial statements and its interim unaudited consolidated financial statements;

     (c) receiving and reviewing an annual report from the external auditors describing all critical accounting policies and practices used by the Corporation, all material alternative accounting treatments of financial information within GAAP discussed with management and other material written communications between the external auditors and management;

     (d) reviewing the interim quarterly and annual financial information and annual and interim press releases prior to the release of earnings information;

     (e) responsibility for the selection, nomination, compensation, retention, termination and oversight of the work of the external auditor engaged for audit, review and attest services and for recommending to the Board the external auditors to be nominated for approval by the shareholders;

     (f) pre-approval of all audit engagements and the provision by the external auditors of all non-audit services, including fees and terms for all audit engagements and non-audit services, including authority to establish the types of non-audit services the external auditors shall not be permitted to provide and the types of audit, audit-related and non-audit services for which the Audit Committee may retain the external auditors;

     (g) assessing and reporting to the Board on the independence and performance of the external auditors;

     (h) overseeing management's design and implementation of and reporting on internal controls, including receiving reports from management, the internal auditors and the external auditors with regard to the reliability and effective operation of the Corporation's accounting system and internal controls;

     (i)   reviewing  the  activities,  organization and  qualifications  of the
           internal  auditors,  including   the  responsibilities,  budget   and
           staffing of the internal audit function;

     (j)   reviewing,   prior  to   finalization,  periodic   public  disclosure
           documents containing financial information, including Management's Discussion and Analysis (MD&A) and Annual Information Form (AIF);

     (k) reviewing with the Corporation's General Counsel legal compliance matters, significant litigation and other legal matters;

     (l) establishing procedures and policies for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

     (m)  preparing   and  reviewing  with  the   Board  an  annual  performance
          evaluation of the Audit Committee; and

     (n) reviewing and assessing the adequacy of the Audit Committee Charter on an annual basis.

     The Audit Committee meets periodically and separately with the Chief Financial Officer, the internal auditor, the external auditors and the General Counsel of the Corporation in private sessions. The external auditors report directly to the Audit Committee. The Audit Committee has the authority to engage and establish, at the expense of the Corporation, outside advisors including experts in particular areas of accounting, legal counsel and other experts or consultants as it determines necessary to carry out its duties, without seeking approval of the Board or management. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and has direct access to the external auditors, internal auditors, the general counsel and other officers and employees of the Corporation.

     The Audit Committee met six times in 2003. Its members in 2003 were Messrs. Besse, Emerson, Mikalachki, Peterson, Stewart, Wansbrough and Wilson. Mr. Besse is the Chairman of the Audit Committee.

COMPENSATION COMMITTEE

     The Compensation Committee is currently composed of seven outside non-management directors, all of whom are directors independent of and unrelated to the Corporation.(15) The Compensation Committee approves, amongst other matters, the compensation of senior executives and other employees above specified remuneration levels and reviews and recommends to the Board for approval the Corporation's executive compensation policies. The Compensation Committee also reviews the design and competitiveness of the Corporation's compensation and benefit programmes generally and the Corporation's management development and succession planning for its senior executives.

     The Compensation Committee met four times in 2003. Its members in 2003 were Messrs. Besse, Emerson, Gnat, Godsoe, Hull, Korthals, Schleyer and Tory. Mr. Godsoe was appointed to the Committee on October 23, 2003. Mr. Hull is the Chairman of the Compensation Committee.

PENSION COMMITTEE

     The Pension Committee, composed of one director who is a member of management and four independent and unrelated directors(16), is responsible for the administration of the Corporation's pension plans and reviews the provisions of the pension plan and the investment performance of the pension plan.

     The Pension Committee met four times in 2003. Its members in 2003 were Ms. Melinda Rogers and Messrs. Besse, Gnat, Korthals and Wansbrough. Ms. Rogers was appointed to the Committee on October 23, 2003. Mr. Wansbrough is the Chairman of the Pension Committee.

EXECUTIVE COMMITTEE

     The Executive Committee is composed of six directors, four of whom are independent of and unrelated to the Corporation. It includes a member of management, Edward S. Rogers, and an executive officer of a subsidiary of the Corporation, Edward Rogers.(17) Subject to the Corporation's Articles, the Executive Committee has delegated to it all of the powers that may be delegated to an Executive Committee under the Corporation's governing statute, being the BCA.

     The Executive Committee met six times in 2003 during intervals between regularly scheduled meetings of the Board, the principal purposes of such meetings being to approve the definitive terms of transactions previously approved by the Board and to implement policy initiatives adopted by the Board. Its members were Messrs. Emerson, Hull, Edward S. Rogers, Edward Rogers, Tory and Wansbrough. Mr. Emerson is the Chairman of the Executive Committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Nominating and Corporate Governance Committee is currently composed of directors who are independent of and unrelated to the Corporation. Until he resigned from the Committee on March 9, 2004 it included one member of management, Edward S. Rogers, the controlling shareholder and the President and Chief Executive Officer of the Corporation.(18) It is responsible for developing the Corporation's approach to corporate governance issues. The Nominating and Corporate Committee makes recommendations to the Board with respect to developments in the areas of corporate governance and the Corporate Governance Practices of the Board, including the methods and processes by which the Board fulfils its duties. Such corporate governance issues include:

     (a) developing, recommending to the Board and reviewing from time to time the Corporate Governance Practices of the Corporation, including the Board Charter and the Code of Conduct and Ethics;(19)

---------------

15  TSX Guidelines No. 9 and No. 11.

16  TSX Guideline No. 9.

17  TSX Guideline No. 9.

18  TSX Guidelines No. 4 and No. 9.

19  TSX Guideline No. 10.

     (b) recommending the number and content of meetings and the annual work plan and schedule of issues for the consideration of the Board and its committees;

     (c) reviewing the size and composition of the Board and its committees and the board of directors and the committees of the Corporation's affiliates;(20)

     (d)   establishing  selection  criteria  for  members  of  the  Board   and
           identifying prospective new members of the Board;(21)

     (e) reporting to the Board with respect to the adequacy and form of the compensation of directors;(22)

     (f) recommending appropriate candidates for nomination for election to the Board and to the boards of directors of the Corporation's affiliates;(23)

     (g)   providing an orientation program for new directors;(24)

     (h) evaluating, on an annual basis, the performance of the Board as a whole, its committees and the contribution of each individual director;(25)

     (i)   reviewing the mandates of the committees of the Board; and

     (j) monitoring the policies of the Corporation regarding senior officers accepting directorships with non-affiliated corporations, minimum common share ownership for non-management directors, insider trading and disclosure and restricted use of confidential material information.

     The Nominating and Corporate Governance Committee also oversees a system that enables an individual director to engage an outside advisor at the expense of the Corporation in appropriate circumstances.(26)

     The Nominating and Corporate Governance Committee held two meetings in 2003. Its members in 2003 were Messrs. Emerson, Gnat, Hull, Edward S. Rogers and Tory. Mr. Emerson is the Chairman of the Nominating and Corporate Governance Committee.

TECHNOLOGY COMMITTEE

     The Board has approved the Corporation's participation in the membership of the intercompany Technology Committee composed of directors from each of the Corporation, Rogers Wireless Communications Inc., Rogers Cable Inc. and Rogers Media Inc.

     The major responsibilities of the Technology Committee include reviewing and reporting to the Board and the boards of the other corporate participants on the major issues and processes regarding:

     (a)   the   acquisition  of  technology  assets,  including  equipment  and software applications (both engineering and information technology);

     (b) evolving developments in technology affecting the Corporation's businesses;

     (c) developing management presentations to the Board on technology issues;

     (d) assisting the Board in the evaluation of the efficacy and implications of technology issues of major proposed strategic alliances and investments, licensing agreements and joint ventures; and

     (e)   reviewing corporate strategy on technology issues.

     To assist the Technology Committee in performing its mandate, the Committee may consult with and engage outside experts and professional advisors.

     The Technology Committee held three meetings and tutorial sessions for all directors of the Corporation and its operating subsidiaries in 2003 at which presentations were made on various technology issues affecting the Corporation.

---------------

20  TSX Guideline No. 7.

21  TSX Guideline No. 4.

22  TSX Guideline No. 8.

23  TSX Guideline No. 4.

24  TSX Guideline No. 6.

25  TSX Guideline No. 5.

26  TSX Guideline No. 14.

     Members of the Technology Committee in 2003 from the Board were Messrs. Emerson, Korthals, Edward S. Rogers, Edward Rogers and Schleyer. The other members of the Technology Committee were Messrs. Lewis Chakrin, James Grant and Jordan Roderick (representing Rogers Wireless Communications Inc.), James Fleck (representing Rogers Media Inc.) and John MacDonald (representing Rogers Cable Inc.). The Chairman of the Technology Committee is James Grant, an unrelated director of Rogers Wireless Communications Inc.

FINANCE COMMITTEE

     The Finance Committee is composed of seven directors, of whom five are independent of and unrelated to the Corporation,(27) consisting of Messrs. Emerson, Godsoe, Hull, Edward S. Rogers, Edward Rogers, Tory and Wansbrough. Mr. Godsoe was appointed to the Committee on October 23, 2003. Mr. Edward S. Rogers, the controlling shareholder and the President and Chief Executive Officer of the Corporation, is the Chairman of the Finance Committee. The Finance Committee met three times in 2003.

     Without derogating from the rights and duties of the Board, it is the responsibility of the Finance Committee to review and report to the Board or any other committee of the Board on certain matters prior to their submission to the Board or to any other committee of the Board or the filing of any document required to implement any such matter with any governmental or regulatory authority, including:

     (a)   financings, including the issue of shares;

     (b) non-budgeted transactions outside the ordinary course of business involving more than $30 million;

     (c)   alliance,   branding,   license,   partnership   and   joint  venture
           arrangements involving more than $30 million; and

     (d) the grant or assumption of any right of first negotiation, first offer or first refusal or the grant or assumption or issuance of any non-competition covenant or exclusivity undertaking, in each case which involves property, assets or revenues in excess of $30 million in the aggregate.

     The Finance Committee is also responsible to review candidates for appointment as the Chief Financial Officer and Chair of the Audit Committee of the Corporation and its subsidiaries.

DECISIONS REQUIRING BOARD APPROVAL

     In addition to those matters that are reviewed by the Board which must be approved by the Board under its Corporate Governance Practices and by law, management is also required to seek Board approval for any unbudgeted expenditure in excess of $5 million that has not been previously approved by the Board as part of the Corporation's operating plans and capital and operating budgets. Management is also required to obtain Board approval before entering into any major strategic initiative or any venture which is outside the Corporation's existing businesses.(28) These matters are included in "Role and Responsibilities of the Board" in the Board Charter.

BOARD AND DIRECTOR PERFORMANCE

     As noted earlier, the Nominating and Corporate Governance Committee has the mandate to recommend to the Board nominees for election as Board directors and for evaluating the performance of the Board as a whole, its committees and the contributions of each director. In fulfilling this responsibility, the Committee periodically uses written questionnaires to solicit comment and evaluation from directors individually on the Board's performance and effectiveness and to seek recommendations for areas of improvement of Board practices and processes. The Chairman of the Board also engages in discussions with the members of the Board individually to review Board and director areas of interest, including assessments of the effectiveness and performance of the Board. The Chairman also discusses directly with each chairperson of the committees of the Board the mandate and functioning of the committees and reviews the recommendations from committee chairpersons with the Nominating and Corporate Governance Committee concerning the operation of the Board committees, including assessments of their respective effectiveness and performance.

---------------

27  TSX Guideline No. 9.

28  TSX Guideline No. 11.

INVESTOR FEEDBACK

     The Corporation maintains an Investor Relations department that the Board believes is important and highly effective. Every investor inquiry receives a prompt response from the Investor Relations department or an appropriate officer of the Corporation.

BOARD'S EXPECTATIONS OF MANAGEMENT

     The quality and completeness of information which management provides to the Board is critical to the proper functioning of the Board. Directors must have confidence in the data gathering, analysis and reporting functions of management. The Chairman of the Board and the Nominating and Corporate Governance Committee of the Board monitor the nature and timeliness of the information requested of and provided by management to the Board so that the Board is able to determine if the Board can be more effective in identifying problems and opportunities for the Corporation.

     The Chief Executive Officer has provided a detailed job description for the office of the Chief Executive which specifically outlines his responsibilities. This job description has been approved by the Compensation Committee. The Chief Executive Officer's written objectives for the current year will be reviewed and approved by the Compensation Committee.(29)

                 INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

     During the fiscal year ended December 31, 2003, other than as disclosed in this Information Circular, in the consolidated financial statements of the Corporation for the fiscal year ended December 31, 2003 and the notes thereto and Management's Discussion and Analysis of the Corporation's financial condition and results of operation for the year ended December 31, 2003, the Corporation is not aware of any material interest of any insider of the Corporation, or any proposed nominee for election as a director of the Corporation, or any associate or affiliate of such insider or proposed nominee, in any transaction or in any proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries.

                              MANAGEMENT CONTRACTS

     Other than as disclosed in this Information Circular, in the consolidated financial statements of the Corporation for the fiscal year ended December 31, 2003 and the notes thereto and Management's Discussion and Analysis of the Corporation's financial condition and results of operation for the year ended December 31, 2003, there are no agreements or arrangements where management functions of the Corporation or any subsidiary were, to any substantial degree, performed by a person or company other than the directors or senior officers of the Corporation or subsidiary.

---------------

29   TSX Guideline No. 11.

                                    GENERAL

     COPIES OF THE CORPORATION'S MOST RECENT ANNUAL INFORMATION FORM (TOGETHER WITH THE DOCUMENTS INCORPORATED THEREIN BY REFERENCE), THE CONSOLIDATED FINANCIAL STATEMENTS OF THE CORPORATION FOR THE YEAR ENDED DECEMBER 31, 2003 TOGETHER WITH THE REPORT OF THE AUDITORS THEREON AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE CORPORATION'S FINANCIAL CONDITION AND RESULTS OF OPERATION FOR THE YEAR ENDED DECEMBER 31, 2003 ARE AVAILABLE UPON REQUEST FROM MR. BRUCE MANN, VICE PRESIDENT, INVESTOR RELATIONS, ROGERS COMMUNICATIONS INC., 333 BLOOR STREET EAST, TORONTO, ONTARIO, M4W 1G9 (TELEPHONE: (416) 935-3532). THIS INFORMATION IS ALSO AVAILABLE AT WWW.ROGERS.COM.

     Information contained herein is given as of April 19, 2004, unless otherwise noted. The contents and the sending of this Information Circular have been approved by the board of directors of the Corporation.

     DATED this 21st day of April, 2004.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         DAVID P. MILLER, Secretary

                                   EXHIBIT A

             SPECIAL RESOLUTION TO ALTER THE NOTICE OF ARTICLES TO
 REMOVE THE APPLICATION OF THE PRE-EXISTING COMPANY PROVISIONS AND TO ELIMINATE CERTAIN SERIES OF PREFERRED SHARES; AND TO DELETE THE EXISTING ARTICLES OF THE
              CORPORATION AND SUBSTITUTE NEW ARTICLES THEREFOR(1)
                                      AND
    SPECIAL SEPARATE RESOLUTION OF THE HOLDERS OF THE CLASS A VOTING SHARES
                         CONSENTING TO CERTAIN CHANGES

RESOLVED as a special resolution that:

     (a) the Notice of Articles of Rogers Communications Inc. (the "Corporation") be altered to remove the application of the Pre-existing Company Provisions, being those provisions set out in Table 3 of the Regulation under the Business Corporations Act;

     (b) the Notice of Articles of the Corporation be further altered to eliminate all series of Preferred Shares except Series XXVII Preferred Shares, Series XXX Preferred Shares and Series XXXI Preferred Shares;

     (c) the existing Articles of the Corporation be altered by deleting and cancelling them in their entirety and adopting the Articles as set out in the attached Schedule A in substitution therefor;

     (d) any one director or officer, or any lawyer for the Corporation, is authorized to complete, execute and file a Notice of Alteration to effect the alterations of the Corporation's Notice of Articles described in paragraph (a) of this resolution;

     (e) after paragraph (d) of this resolution has been complied with, this resolution (including the Articles set out in the attached Schedule A) shall forthwith be deposited at the Corporation's records office;

     (f) after paragraph (e) of this resolution has been complied with, any one director or officer, or any lawyer for the Corporation, is authorized to complete, execute and file one or more Notices of Alteration to effect the alterations described in paragraph (b) of this resolution and to alter the Corporation's Notice of Articles, in accordance with section 257 of the Business Corporations Act, as required by section 259 of the said Act, to reflect the alteration, referred to in paragraph (h) of this resolution, being made to certain of the special rights or restrictions attached to certain shares of the Corporation in the Articles of the Corporation;

     (g)  the alteration to the Corporation's Articles referred to in  paragraph
          (c) of this resolution shall take effect on the date and time the Notice of Alteration referred to in paragraph (h) is filed; and

     (h) since the alteration of the Articles of the Corporation provided for in paragraph (c) of this resolution alters certain of the special rights or restrictions attached to certain shares of the Corporation, that alteration of the special rights and restrictions, as required by section 259(4) of the Business Corporations Act, does not take effect until the Notice of Articles is altered by a Notice of Alteration to reflect that alteration to the Articles.

AND RESOLVED, as a special separate resolution, that the holders of the Class A Voting shares of the Corporation consent to the reduction (the "Reduction"), from 3/4 to 2/3 of the votes cast, in the number of votes required to be cast in favour of a special separate resolution in order to pass such resolution; provided that, if the holders of the Class B Non-Voting shares of the Corporation have not yet, by special separate resolution, consented to the Reduction, the foregoing consent of the holders of the Class A Voting shares shall not be effective until the holders of the Class B Non-Voting shares of the Corporation have so consented, by special separate resolution.

---------------

1 Prior to the above resolutions being moved at the Class A Meetings, the Class B Non-Voting shareholders will be asked to pass a special separate resolution consenting to the reduction in the number of votes required to be cast in favour of a special separate resolution, to 2/3 of the votes cast in order to pass such resolution. If such special separate resolution is not passed by the requisite majority of 3/4 of the votes cast by the Class B Non-Voting shareholders, then in Schedule A, paragraph (a)(iii) of the definition of "special separate resolution" in Article 1.1, the figure "3/4" shall be substituted for the figure "2/3".

                                   SCHEDULE A

                          PROVINCE OF BRITISH COLUMBIA

                           BUSINESS CORPORATIONS ACT

                                    ARTICLES
                                       OF
                           ROGERS COMMUNICATIONS INC.
                        INCORPORATION NUMBER BC 0425233

                                   SECTION 1
                                 INTERPRETATION

1.1  Definitions -- In these Articles unless the context otherwise requires:

     "Act" or "Business Corporations Act" means the Business Corporations Act of the Province of British Columbia (or any statute that may be substituted therefor) and the regulations thereunder, as such statute or regulations may from time to time be amended, and any reference to the Act or the Business Corporations Act includes the regulations thereunder, as applicable.

     "Board" and "the Directors" or "the directors" mean the board of directors for the time being of the Corporation and include a committee or other delegate, direct or indirect, of the board of directors.

     "class" when used with respect to shares of the Corporation, means any class of shares of the Corporation from time to time and any series of any class of shares of the Corporation issuable in series.

     "Class A share" has the meaning attributed thereto in Section 26 hereof.

     "Class B share" has the meaning attributed thereto in Section 26 hereof.

     "Company"  or  "Corporation"  means  Rogers  Communications  Inc.  or   any
     successor by amalgamation or otherwise.

     "general meetings" includes, without limitation, annual general meetings and special general meetings and other meetings that under the Act constitute general meetings.

     "prescribed"   means  prescribed   under  or   pursuant  to   the  Business
     Corporations Act.

     "record" includes books, documents, maps, drawings, photographs, letters, vouchers, papers and any other thing on which information is recorded or stored by any means whether graphic, electronic, mechanical or otherwise.

     "recorded address" means

     (a) in the case of a shareholder, the shareholder's address as shown in the Corporation's central securities register or, prior to the Corporation complying with s. 436(1)(c) of the Act, the register of members maintained by the Corporation under the Company Act, 1996;

     (b) in the case of joint shareholders, the address appearing in the Corporation's central securities register or register of members, as applicable, in respect of such joint holding or the first address so appearing if there are more than one;

     (c) in the case of a Director, officer, auditor or member of a committee of the Board, the person's prescribed address as recorded in the records kept by the Corporation or the corporate register; and

     (d) in any case, the fax number, e-mail address or other address provided by the recipient for the sending of a particular record or records of a particular class.

     "registered owner", "registered holder" or "shareholder" when used with respect to a share in the authorized share structure of the Corporation means the person registered in the securities register in respect of such share.

     "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Article 2.4 or by a resolution passed pursuant thereto.

     "special majority" means, in order for the Corporation to pass a special resolution at a general meeting, at least 2/3 of the votes cast on the resolution.

     "special separate resolution" means

     (a) a resolution passed at a class meeting or series meeting under the following circumstances:

        (i) notice of the meeting specifying the intention to propose the resolution as a special separate resolution is sent to all shareholders holding shares of that class or series of shares at least 21 days before the meeting;

        (ii) the majority of the votes cast by shareholders voting shares of the class or series of shares is cast in favour of the resolution;

        (iii)  the   majority  of  votes  cast   in  favour  of  the  resolution
               constitutes at least 2/3 of the votes cast on the resolution, or

     (b) a resolution passed by being consented to in writing by all of the shareholders holding shares of the applicable class or series of shares.

     Expressions   referring   to   writing   include   printing,   lithography,
typewriting,   photography,  facsimile,  Internet,   e-mail,  CD-ROM,  diskette,
electronic and other modes of representing or reproducing words.

     Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

1.2 The meaning of any words or phrases defined in the Business Corporations Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

1.3 Except as otherwise provided herein, the Interpretation Act (British Columbia) shall apply, mutatis mutandis, to the interpretation of these Articles, as if these Articles were an enactment.

1.4 To the extent that there is a conflict between a provision of these Articles and a provision of the Act, the provision of the Act will prevail, but only to the extent necessary to cure the conflict.

1.5 If a provision of these Articles is in whole or in part void, illegal or invalid, the remaining provisions will be construed and take effect as if every provision or part thereof that so offends had been omitted.

                                   SECTION 2.
                          BUSINESS OF THE CORPORATION

2.1 Registered Office -- The registered office and the records office of the Corporation shall be situated at such location in the Province of British Columbia as the Board may from time to time determine.

2.2 Corporate Seal -- The Directors may provide a seal or seals for the Corporation and, if they do so, shall provide for the safe custody of the seals.

2.3 Financial Year -- Until changed by the Board, the financial year of the Corporation shall end on the 31st day of December in each year.

2.4 Execution of Instruments -- Deeds, transfers, assignments, bills of sale, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two Directors or officers or any Director together with any officer. In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.5 Banking Arrangements -- The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe or authorize.

2.6 Voting Rights in Other Corporations -- The signing officers of the Corporation may, except as otherwise specified by the Board, execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the Board may from time to time direct the manner in which and the person or person by whom any particular voting rights or class of voting rights may or shall be exercised.

2.7 Information Available to Shareholders -- The Board may from time to time determine whether, to what extent, at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders, and no shareholder shall have any right to inspect any account, record or document of the Corporation except as conferred by the Act or authorized by the Board.

                                   SECTION 3.
                                   DIRECTORS

3.1 Number of Directors and Quorum -- The number of Directors shall be determined from time to time by the Board, but shall not be fewer than nine (9) and not more than twenty-five (25). The quorum necessary for the transaction of business at any meeting of the Board shall be six Directors.

3.2 Qualifications -- No person shall be qualified to become or act as a Director if that person is under the age of 18 years, is found by a court in Canada or elsewhere to be incapable of managing the person's own affairs, is not an individual, is an undischarged bankrupt or is convicted of certain offences specified in the Act and has not ceased to be disqualified in relation thereto under the Act.

3.3 Election and Term -- Directors shall be elected at each annual general meeting by the shareholders entitled to vote thereat to hold office until the next annual general meeting of shareholders. At each annual general meeting of shareholders, all of the Directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of Directors to be elected at any such meeting shall be the number of Directors for the time being fixed by the Board pursuant to these Articles. If the number of eligible persons nominated for election as Directors is equal to or less than the number of Directors to be elected no vote will be required and those nominated will be deemed elected by acclamation.

3.4 Removal of Directors -- Subject to the provisions of the Act, the shareholders may by ordinary resolution remove any Director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the Directors.

3.5 Vacation of Office -- A Director ceases to hold office when: the Director dies; the Director is removed from office by the shareholders by ordinary resolution; the Director ceases to be qualified to act as a Director; the term of office of the Director expires; the Director's written resignation is provided to the Corporation or to a lawyer for the Corporation, or if a date, time or event is specified in such resignation, on the date, time or event so specified, whichever is later; or the Director is convicted of an indictable offence and the other Directors shall have resolved to remove the Director.

3.6 Vacancies -- The Directors may fill a vacancy in the Board, including a vacancy resulting from an increase in the number of Directors or from a failure of the shareholders to elect the number of Directors for the time being fixed by the Board pursuant to these Articles.

3.7 Additional Directors -- In addition to any other power of the Directors to appoint Directors or fill vacancies, between successive annual general meetings the Directors shall have the power to appoint one or more additional Directors but not more than one-third of the number of current Directors elected or appointed as Directors other than pursuant to this Article 3.7. Furthermore, the directors shall not exercise this power to appoint additional directors if, after giving effect to such appointment, the number of directors then in office would exceed the maximum number of directors permitted by Article 3.1.

3.8 Action by the Board -- The Board must manage, or supervise the management of, the business and affairs of the Corporation. Subject to Article 3.9, the powers of the Board may be exercised by resolution passed at a meeting at which a quorum is present. Where there is a vacancy in the Board, the remaining Directors may exercise all the powers of the Board so long as a quorum remains in office.

3.9 Meetings by Telephonic or Electronic Facility -- A Director may participate in a meeting of the Board or of a committee of the Board by means of a telephonic, electronic or other communication facility if all Directors participating in the meeting are able to communicate with each other, and a Director participating in such a meeting by such means is deemed to be present at the meeting and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

3.10 Place of Meetings -- Meetings of the Board may be held at any place in or outside Canada.

3.11 Calling of Meetings -- Meetings of the Board shall be held from time to time and at such time at such place as the Board, the Chairman of the Board, any Vice Chairman or Deputy Chairman of the Board, the President or any two Directors may determine.

3.12 Notice of Meetings -- Notice of the time and place of each meeting of the Board shall be received by each Director not less than 48 hours before the time of the meeting in the manner provided in Section 11. A notice of meeting of Directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. A Director may in any manner waive notice of or otherwise consent to a meeting of the Board. Attendance of a Director at a meeting of the Board is a waiver of notice of the meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

3.13 First Meeting of New Board -- Provided a quorum of Directors is present, each newly elected Board may without notice hold its first meeting immediately following the meeting of shareholders at which such Board is elected.

3.14 Adjourned Meeting -- Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.15 Regular Meetings -- The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each Director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.16 Chairman -- The chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a Director and is present at the meeting: Chairman of the Board, Vice Chairman of the Board, Deputy Chairman of the Board, President or a Vice-President. If no such person is present, the Directors present shall choose one of their number to be chairman.

3.17 Votes to Govern -- At all meetings of the Board (and of committees of the Board) every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

3.18 Conflict of Interest -- A Director or senior officer who has a material interest in, or who is a director or senior officer of or is acting in a similar capacity for, or has a material interest in, a person who has a material interest in, a material contract or material transaction, whether entered into or proposed, with, the Corporation shall disclose the nature and extent of his or her interest where required by the Act, at the time and in the manner provided by the Act. Any such contract or transaction shall be referred to the Board or the shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the Board or the shareholders, and a Director interested in a contract so referred to the Board shall not vote on any resolution to approve the same except as provided by the Act. A Director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a Director or senior officer of the Corporation must disclose the nature and extent of the conflict where required by the Act and in accordance with the Act.

3.19 Remuneration and Expenses -- Each of the Directors shall be paid such remuneration for such Director's services as the Board may from time to time determine. The Directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor. The Directors on behalf of the Corporation may pay a gratuity or pension or allowance on retirement to any Director or to the Director's spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance. This Article shall be sufficient authority for the Directors to pass resolutions rescinding or amending their remuneration as Directors and as members of any committee of the Board and no further Article and no confirmation of any such resolution by the shareholders shall be necessary to the validity of such resolution or of any payment made pursuant thereto.

3.20 Resolutions of the Board -- A resolution consented to in writing, whether by document, telegram, facsimile, e-mail or any method of transmitting legibly recorded messages or other means, by all of the Directors entitled to vote on the resolution shall be as valid and effectual as if it had been passed at a meeting of the Board duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the Directors and shall be effective on the date stated thereon or on the latest date stated on any counterpart.

3.21 Director may be Officer or Contractor -- A Director may hold any office or place of profit with the Corporation (other than the office of auditor of the Corporation) in conjunction with the Director's office of Director for such period and on such terms (as to remuneration or otherwise) as the Directors may determine and no Director or intended Director shall be disqualified by holding the office of Director from contracting with the Corporation with regard to the Director's tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, no contract or transaction entered into by or on behalf of the Corporation in which a Director is in any way interested shall be liable to be voided by reason thereof.

3.22 Professional Capacity -- Subject to compliance with the provisions of the Business Corporations Act, a Director and the Director's firm may act in a professional capacity for the Corporation (except as auditor of the Corporation) and the Director and the Director's firm shall be entitled to remuneration for professional services without regard to the Director being a Director of the Corporation.

3.23 Interest in Other Entity -- A Director or senior officer may be or become a director or other officer or employee of, or otherwise interested in, any corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, such Director or senior officer shall not be accountable to the Corporation for any remuneration or other benefits received by the Director or senior officer as director, officer or employee of, or from the Director or senior officer's interest in, such other corporation or firm.

                                   SECTION 4.
                                   COMMITTEES

4.1 Committees of Directors -- The Board may appoint from its members one or more committees of Directors, however designated, and delegate to such committees any of the powers of the Board except the power to fill vacancies in the Board, the power to change the membership of, or fill vacancies in any committee and such other powers as may be specified. The powers and procedures of any committee thus constituted and the composition thereof shall be subject to such limitations, revocations and other changes as the Board may specify from time to time before or after the creation of the committee.

4.2 Procedure -- Unless otherwise determined by the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

4.3 Transaction of Business -- Subject to the provisions of Article 3.9, the powers of a committee of Directors may be exercised by a meeting at which a quorum of the committee is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

4.4 Executive Committee -- Without limiting the generality of Article 4.1, the Directors may by resolution appoint an Executive Committee to consist of such member or members of their body as they think fit, which Committee shall have, and may exercise during the intervals between the meetings of the Board, all the powers vested in the Board except the power to fill vacancies in the Board, the power to change the membership of, or fill vacancies in, said Committee or any other committee of the Board and such other powers, if any, as may be specified in the resolution. The Executive Committee shall keep regular minutes of its transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board at such times as the Board may from time to time require. The Board shall have the power at any time to revoke or override the authority given to or acts done by the Executive Committee except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of such Committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such assistants as it may deem necessary. A majority of the members of said Committee shall constitute a quorum thereof.

4.5 Audit Committee -- Without limiting the generality of Article 4.1, the Board shall elect annually from among its number an audit committee whose composition shall comply with applicable law and, subject to such applicable law, to be composed of not fewer than 3 Directors of whom a majority shall not be officers or employees of the Corporation or its affiliates. The audit committee shall have the powers and duties provided in the Act and delegated to it by the Board including the power of the audit committee to delegate powers and duties delegated to the audit committee and the audit committee shall have such other powers and perform such other duties as may be prescribed for it by other applicable law. The remuneration of the auditor shall be set by the Directors regardless of whether the auditor is appointed by the shareholders or by the Directors or a committee thereof. For greater certainty, the Directors may delegate to the audit committee or other committee the power to set the remuneration of the auditor.

                                   SECTION 5.
                                    OFFICERS

5.1 Appointment -- The Board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. No officer shall be appointed unless qualified to be an officer in accordance with the provisions of the Act. The Board may specify the duties of and delegate to such officers powers to manage or supervise the management of the business and affairs of the Corporation. Subject to Articles 5.2 and 5.3, an officer may but need not be a Director and one person may hold more than one office.

5.2 Chairman of the Board -- The Board may from time to time also appoint a chairman of the Board who shall be a Director. If appointed, subject to the Board determining otherwise, the chairman shall preside over meetings of the Board and of shareholders. Furthermore, the Board may assign to the chairman, if appointed, any of the powers and duties that are by any provisions of these Articles capable of being assigned to any other officer, and he or she shall have such other powers and duties as the Board may specify. During the absence or disability of the chairman of the Board, subject to the Board otherwise specifying, his or her duties shall be performed and his or her powers exercised by the vice chairman or deputy chairman of the Board, if appointed and present (and if more than one vice or deputy chairman has been appointed and is present by the most senior one of them present) failing which by the president.

5.3 Vice or Deputy Chairman of the Board -- The Board may from time to time also appoint one or more vice or deputy chairmen of the Board, each of whom shall be a Director. If any vice or deputy chairman is appointed, the Board may assign to him or her any of the powers and duties that are by any provisions of these Articles capable of being assigned to any other officer, and he or she shall have such other powers and duties as the Board may specify.

5.4 Chief Executive Officer -- The Board may designate any officer it appoints, as chief executive officer. Any officer so designated, except to the extent otherwise specified by the Board, shall, subject to the authority of the Board, have general supervision of the business and affairs of the Corporation.

5.5 Chief Operating Officer -- The Board may designate any officer it appoints, as chief operating officer. Any officer so designated, except to the extent otherwise specified by the Board or the chief executive officer, if one has been appointed, shall, subject to the authority of the Board and the chief executive officer, have general supervision of the business and affairs of the Corporation.

5.6 Chief Financial Officer -- The Board may designate any officer it appoints, as chief financial officer. Any officer so designated, except to the extent otherwise specified by the Board or the chief executive officer, if one has been appointed, shall, subject to the authority of the Board and the chief executive officer, have general supervision over the financial affairs of the Corporation.

5.7 President -- If appointed, except to the extent otherwise specified by the Board, the president shall be the chief executive officer, unless some other officer is so designated and if some other officer is so designated, the president shall be the chief operating officer unless some other officer is so designated. In addition, the president shall have such other powers and duties as the Board may specify.

5.8 Vice President -- A vice-president shall have such powers and duties as the Board or the chief executive officer may specify.

5.9 Secretary -- Except to the extent some other officer or agent has been appointed for any of the following purposes and subject to Article 5.12,

     (a) the secretary shall attend and be the secretary of all meetings of the Board, shareholders and committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; and

     (b)   the  secretary  shall  give  or  cause  to  be  given,  as  and  when instructed, all notices to shareholders, Directors, officers, auditors and members of committees of the Board, be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation.

     In addition, the secretary shall have such other powers and duties as the Board or the chief executive officer may specify.

5.10 Treasurer -- Except to the extent some other officer or agent has been appointed for any of the following purposes and subject to Article 5.12

     (a) the treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; and

     (b) the treasurer shall render to the Board whenever required an account of all his or her transactions as treasurer and of the financial position of the Corporation.

     In addition, the treasurer shall have such other powers and duties as the Board or the chief executive officer may specify.

5.11 Powers and Duties of Other Officers -- The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the chief executive officer otherwise directs.

5.12 Variation of Powers and Duties -- The Board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer. The chief executive officer, unless otherwise determined by the Board, may also from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any other officer.

5.13 Term of Office -- The Board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise, each officer appointed by the Board shall hold office until his or her successor is appointed.

5.14 Terms of Employment and Remuneration -- The terms of employment and the remuneration of officers appointed by the Board shall be settled by it, or in the manner specified by it, from time to time. An officer may in addition to remuneration receive, after the officer ceases to hold such office or leaves the employment of the Corporation, a pension or gratuity.

5.15 Conflict of Interest -- A senior officer shall disclose his or her interest in any material contract or material transaction, whether entered into or proposed, with the Corporation in accordance with Article 3.18.

5.16 Attorneys -- The Board shall have power from time to time to appoint attorneys for the Corporation in or outside British Columbia with power to sign deeds, instruments or other records on behalf of the Corporation (including the power to sub-delegate) as may be thought fit.

5.17 Fidelity Bonds -- The Board may require such officers, employees and agents of the Corporation as the Board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the Board may from time to time determine.

                                   SECTION 6.
                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1 Limitation of Liability -- Subject to the limitations specified in the Act with respect to any relief of Directors or officers from liability imposed by the Act, no Director or officer shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or in relation thereto; provided that nothing herein shall relieve any Director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

6.2 Indemnity -- The Corporation shall indemnify, and pay expenses in advance of the final disposition of a proceeding of, a Director or officer, a former Director or officer or a person who acts or acted at the Corporation's request as a director or officer, or in a similar capacity of another entity, and the heirs and personal or other legal representatives of such a person, in accordance with, and to the fullest extent and in all circumstances permitted by, the Act. The Corporation may enter into indemnification agreements, including, without limitation, provisions therein whereby a court order approving indemnification will be applied for, if required.

6.3 Insurance -- Subject to the limitations contained in the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in Article 6.2.

6.4 No Invalidation through Non-compliance -- The failure of a Director or officer of the Corporation to comply with the provisions of legislation or of the notice of articles and these Articles shall not invalidate any indemnity to which he or she is entitled under this section, except to the extent otherwise provided in the Act.

6.5 Preservation of Other Powers -- The rights and powers of the Corporation set out in this Section 6 are in addition to and not in substitution for any other rights and powers regarding indemnification, payment of expenses and insurance.

                                   SECTION 7.
                                     SHARES

7.1 Issuance -- Subject to the provisions of the Act and these Articles, the Board may from time to time grant warrants on, allot, issue, sell or otherwise dispose of, or otherwise deal in, the whole or part of the authorized and unissued shares of the Corporation, and previously issued shares that are subject to re-issuance or held by the Corporation, whether with par value or without par value, at such times and to such persons (including Directors), in such manner, upon such terms and conditions, and at such price or for such consideration as the Board shall determine, provided that no share be issued until it is fully paid as prescribed by the Act.

7.2 Registration of Transfer -- Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon in the form provided on the back thereof, or delivered therewith in a form acceptable to the Board or any person designated by the Board for such purpose, duly executed by the registered holder or by his or her attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer, if any, as the Board, or any person designated by the Board for such purpose, may from time to time prescribe, or upon presentation of the non transferable acknowledgment of the right to receive a certificate, upon payment of all applicable taxes and any fees prescribed by the Board or any person designated by the Board for such purpose, upon compliance with such restrictions on transfer as are authorized by these Articles. Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Corporation in respect of the transfer. If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Corporation and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

     (a) in the name of the person named as transferee in that instrument of transfer; or

     (b) if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

7.3 Transfer Agents and Registrars -- The Board may from time to time appoint a registrar and a transfer agent to maintain the central securities register and a branch registrar and branch transfer agent to maintain any branch securities register but one person may be appointed both registrar and transfer agent. The Board may at any time terminate any such appointment.

7.4 Non-Recognition -- Subject to the provisions of the Act and applicable law,the Corporation may treat the registered owner of a security as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of an owner of the security. Neither the Corporation nor any director, officer or agent of the Corporation is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

7.5 Share Certificates -- Subject to the provisions of the Act and to requirements of any stock exchange on which shares of the Corporation may be listed, share certificates and acknowledgments of a shareholder's right to a share certificate, respectively, shall be in such form as the Board shall from time to time approve. Any share certificate need not be under the corporate seal but must be signed manually by a Director or officer of the Corporation or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Corporation. Any additional signatures required on a share certificate may be printed or otherwise mechanically reproduced on the certificate. If a share certificate contains a printed or mechanically reproduced signature of an individual, the Corporation may issue the certificate even though the individual has ceased to be a Director or an officer of the Corporation, and the certificate is as valid as if the individual were a Director or officer on the date of the issue of the certificate. Despite the foregoing, unless the Board otherwise determines, certificates representing shares in respect of which a transfer agent and/ or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/ or registrar. Any share certificate may be sent through the mail to the shareholder entitled thereto, and neither the Corporation nor any registrar or transfer agent shall be liable for any loss occasioned to the shareholder owing to any such share certificate so sent being lost in the mail or stolen.

7.6 Replacement of Share Certificates -- The Board or any officer or agent designated by the Board may in its, his or her discretion direct the issue of a new share certificate or acknowledgment in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate or acknowledgment claimed to have been lost, destroyed or wrongfully taken if the owner:

     (a) furnishes the Corporation with an indemnity bond sufficient, in the discretion of the Board, to protect the Corporation; and

     (b) satisfies any other reasonable requisites imposed by the Corporation from time to time, whether generally or in any particular case.

7.7 Joint Shareholders -- If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate or written acknowledgment in respect thereof, and delivery of such certificate or acknowledgment to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate or acknowledgment issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

7.8 Splitting Share Certificates -- If a shareholder surrenders a share certificate or acknowledgement to the Corporation with a written request that the Corporation issue in the shareholder's name two or more share certificates or acknowledgements, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate or acknowledgement so surrendered, the Corporation may cancel the surrendered share certificate or acknowledgement and issue replacement share certificates or acknowledgements in accordance with that request.

7.9 Certificate Fee -- There must be paid to the Corporation, in relation to the issue of any share certificate or acknowledgement under Articles 7.6 or 7.8, the amount, if any, determined by the Directors or any officer or agent designated by the Directors, but which must not exceed the amount, if any, prescribed under the Business Corporations Act.

7.9 Avoidance of Multiples -- The Corporation may refuse to register more than three persons as joint holders of a share. The Corporation may refuse to issue a certificate or acknowledgement with respect to a fraction of a share.

7.10 Deceased Shareholders -- In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

                                   SECTION 8.
                              DIVIDENDS AND RIGHTS

8.1 Dividends -- Subject to the Act and to any other provisions in these Articles from time to time, the Board may from time to time declare dividends payable to the shareholders. Dividends may be paid by issuing fully paid shares or warrants of the Corporation and, subject to the provisions of the Act, in money or property.

8.2 Dividend Cheques -- A dividend payable in cash may be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered owner of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered owner at such owner's recorded address, unless such owner otherwise directs. In the case of joint owners the cheque shall, unless such joint owners otherwise direct, be made payable to the order of all of such joint owners and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

8.3 Non-Receipt of Cheques -- In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

8.4 Record Date of Dividends and Rights -- Subject to compliance with any applicable restrictions imposed by law or the rules or policies of any stock exchange on which any shares of the Corporation are listed, the Board may fix in advance a date, preceding by not more than 2 months the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities. Subject to the provisions of these Articles and to compliance with any requirements imposed by law or the rules or policies of any stock exchange on which any shares of the Corporation are listed, notice of any such record date need not be given. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at 5:00 p.m. on the date on which the resolution relating to such dividend or right to subscribe is passed by the Board.

8.5 Unclaimed Dividends -- Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

8.6 Directors may Settle Distribution -- The Corporation may pay any such dividend in any one or more such ways or in one or more currencies, to different shareholders as may be authorized by the Directors and where any difficulty arises with regard to such a distribution the Directors may settle the same as they think expedient, and in particular may fix the value or exchange rate for distribution of specific assets or currencies or any part thereof, and may determine that cash payments or payments in different currencies in substitution for all or any part of the specific assets or currencies to which any shareholders are otherwise entitled shall be made to any shareholders on the basis of the value or exchange rates so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the Directors.

8.7 Receipt for Joint Owners -- If two or more persons are registered as joint owners of any share, any one of them may give an effective receipt for any dividend payable in respect of the share.

8.8 Interest and Fractional Currency Precluded -- No dividend shall bear interest against the Corporation. Where the dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency in which such dividend is being paid, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

8.9 Provisions Applicable to Other Payments -- This Section 8 shall also apply mutatis mutandis to distributions other than dividends payable in respect of shares.

                                   SECTION 9.
                            MEETINGS OF SHAREHOLDERS

9.1 Annual General Meetings -- The annual general meeting of shareholders shall be held, subject to the requirements of applicable law, at such time in each year and, subject to Article 9.3, at such place as the Board, or (unless otherwise specified by the Board) the chairman of the Board, any vice chairman or deputy chairman of the Board, or the president, may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual general meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

9.2 Special General Meetings -- The Board shall have power to call a special general meeting of shareholders at any time. Unless otherwise specified by the Board, the chairman of the Board, any Vice-chairman or deputy chairman of the Board or the president shall also have power to call a special general meeting of shareholders at any time.

9.3 Place of Meetings -- In addition to any location in British Columbia, any general meeting may be held in: Calgary, Alberta; Toronto, Ontario; Woodstock, Ontario; Newmarket, Ontario; Montreal, Quebec; Quebec City, Quebec; St. John, New Brunswick and St. John's, Newfoundland, as the person or persons calling the meeting may determine and may be held in any other location outside British Columbia approved by a resolution of the Directors.

9.4 Notice of Meetings -- Notice of the date, time and location of each meeting of shareholders, and otherwise in compliance with applicable law shall be sent as provided in the Act and other applicable law to such persons as are entitled by law or under these Articles to be sent such notice from the Corporation.

9.5 Document Availability -- Except as otherwise provided by the Act or other applicable law, where any business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document or proposed document is or will be available for inspection by shareholders at the registered office or records office of the Corporation or at some other place in British Columbia designated in the notice during usual business hours up to the date of such general meeting or by such other means as the Directors may determine, including Internet or e-mail transmission.

9.6 Record Date for Notice -- Subject to compliance with any applicable restrictions imposed by law or the rules or policies of any stock exchange on which any shares of the Corporation are listed, the Board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 2 months (except for a requisitioned meeting) and not less than the prescribed number of days, as a record date for the determination of the shareholders entitled to notice of the meeting. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be 5 p.m. on the day immediately preceding the first date on which notice is sent.

9.7 Chairman, Secretary and Scrutineers -- The chairman of any meeting of shareholders shall, unless the Board otherwise specifies, be the chairman of the Board, if any, or in his or her absence, or upon his or her declining to act, a vice chairman or deputy chairman of the Board, if any, or in the absence of any vice or deputy chairman of the Board, or upon all such vice or deputy chairmen present declining to act, the president of the Corporation, or in his or her absence or upon his or her declining to act, a vice president of the Corporation, if any, who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting the Directors present shall choose one of their number to be chairman or if all the Directors present decline to take the chair or shall fail to so choose or if no Director be present, the shareholders present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent or declines to act, the chairman of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

9.8 Persons Entitled to be Present -- The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat including, without limitation, their duly appointed proxyholders and other representatives entitled to vote on their behalf, the Directors, the secretary, an assistant secretary, any lawyer for the Company, the auditors and others who, although not entitled to vote, are entitled or required under any provision of the Act or Articles to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

9.9 Quorum -- A quorum for the transaction of business at any meeting of shareholders shall be the lesser of the number of shareholders or two persons present in person, each being a shareholder or representative entitled to vote thereat or a duly appointed proxyholder for a shareholder so entitled (and each holding or representing by proxy not less than one of the outstanding shares of the Corporation entitled to be voted at the meeting). If a quorum is present at the opening of the meeting, the shareholders present in person or by proxy may proceed with the business of the meeting even if a quorum is not present throughout the meeting.

9.10 Record Date for Voting -- Subject to compliance with any applicable restrictions imposed by law or the rules or policies of any stock exchange on which any shares of the Corporation are listed, for the purpose of determining shareholders entitled to vote at a meeting of shareholders, the Board may fix in advance a date as the record date for such determination of shareholders, but the record date shall not precede by more than 2 months (except for a requisitioned meeting) or by less than the prescribed number of days from the date on which the meeting is to be held. Subject to the requirements of applicable legislation, if no record date is so fixed, the record date for the determination of the shareholders entitled to vote at the meeting shall be 5 p.m. on the day immediately preceding the meeting.

9.11 Proxies -- Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing or in a functionally equivalent electronic form executed by the shareholder or the shareholder's attorney and in such form as may be prescribed from time to time by the Board (or in such other form as the chairman of the meeting may accept) and that complies with all applicable laws and regulations. A proxy may be revoked

     (i)   by an instrument in writing; or

     (ii) by a subsequent proxy executed by the shareholder giving the same or by his or her attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation and delivered either at the registered office of the Corporation no later than 4:30 p.m. on the day preceding the meeting, or at the meeting or any adjournment thereof to the chairman or scrutineer of the meeting before any vote in respect of which the proxy is to be used shall have been taken; or

     (iii) by the shareholder giving the same attending the meeting in person and participating in any vote or ballot; or

     (iv)  in any other manner provided by law.

9.12 Time for Deposit of Proxies -- The Board may specify in a notice calling a meeting of shareholders, a time before which proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or agent thereof specified in such notice or, if no such time is specified in such notice, it has been received by the Corporation prior to 4:30 p.m. on the day preceding the meeting.

9.13 Joint Shareholders -- If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares, but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

9.14 Motions -- No motion proposed at a general meeting need be seconded and the chairman may propose or second a motion.

9.15 Votes to Govern -- At any meeting of shareholders every question shall, unless otherwise required by the Articles or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands (or its functional equivalent) or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

9.16 Show of Hands -- Any question at a meeting of shareholders shall be decided by a show of hands or the functional equivalent of a show of hands by means of electronic, telephonic or other communication facility, unless a poll thereon is required or demanded as provided in Article 9.17. Upon a show of hands (or its functional equivalent) every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands (or its functional equivalent) shall have been taken upon a question, unless a poll thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question is carried by the necessary majority or defeated is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution or other proceeding in respect of said question, and the result of the vote so taken shall be the decision of the shareholders upon said question.

9.17 Ballots -- On any question proposed for consideration at a meeting of shareholders except the appointment of a chair for the meeting, and whether or not a show of hands (or its functional equivalent) has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a poll. A poll must, if so demanded, be demanded promptly after the declaration of the results of a vote taken by a show of hands (or its functional equivalent). A poll so required or demanded shall be taken in such manner and (except for a poll on a question of adjournment which shall be taken immediately) at such time and place (including following the meeting) as the chairman of the meeting shall direct or as provided by the electronic, telephonic or other communication facility through which votes may be cast. The demand for a poll does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which the poll has been demanded. A requirement or demand for a poll may be withdrawn at any time prior to the taking of the poll. If a poll is taken, each person present shall be entitled, in respect of the shares which that person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles (and a shareholder entitled to more than one vote need not cast all the votes in the same way), and the result of the poll so taken shall be the decision of the shareholders upon said question. In the case of any dispute as to the admission or rejection of a vote given on a poll, the chairman of the meeting must determine the same, and his or her determination is final and conclusive.

9.18 Electronic Meetings and Voting -- The Board may determine that a meeting of shareholders shall be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate with each other during the meeting, and any vote at that meeting of shareholders shall be held entirely by means of that communication facility. A meeting of shareholders may also be held at which some, but not all, persons entitled to attend may participate and vote by means of such a communication facility, if the Board determines to make one available. A person participating in a meeting by such means is deemed to be present at the meeting. Any vote at a meeting of shareholders may be also held entirely by means of a telephonic, electronic or other communication facility, if the Board determines to make one available, even if none of the persons entitled to attend otherwise participates in the meeting by means of a communication facility. For the purpose of voting, a communication facility that is made available by the Corporation must enable the votes to be gathered in a manner that adequately discloses the intentions of the shareholders and permits a proper tally of the votes to be presented to the Corporation. The instructing of proxyholders may be carried out by means of telephonic, electronic or other communication facility in addition to or in substitution for instructing proxyholders by mail.

9.19 Adjournment -- If within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and location or to such other date, other time or other location as the chairman specifies on the adjournment, and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being, or representing by proxy, a shareholder or shareholders entitled to attend and vote at the meeting shall be a quorum. The chairman at a meeting may and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. If any meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

9.20 Ordinary Resolution as the Default Mode -- Unless otherwise provided in the Act, these Articles or other provisions of applicable law or the rules of any stock exchange on which any shares of the Corporation are listed, any action to be taken by a resolution of the shareholders may be taken by an ordinary resolution.

9.21 Only one Shareholder -- Where the Corporation has only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

                                  SECTION 10.
                           DIVISIONS AND DEPARTMENTS

10.1 Creation and Consolidation of Divisions -- The Board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one of more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the Board may consider appropriate in each case. The Board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the Board may consider appropriate in each case.

10.2 Name of Division -- Subject to applicable law, any division or its sub-units may be designated by such names as the Board may from time to time determine and may transact business under such name subject to any limitations imposed by the Act or any applicable law.

10.3 Officers of Divisions -- From time to time the Board or, if authorized by the Board, the chief executive officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The Board or, if authorized by the Board, the chief executive officer, may remove at its or his or her pleasure any officer so appointed, without prejudice to such officer's rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

                                  SECTION 11.
                                    NOTICES

11.1 Method of Giving Notice -- Subject to the requirements of any other applicable law, any notice (which term includes any communication or record) or other document required or permitted to be given (which term includes sent, delivered or served) pursuant to the Act, the Articles or otherwise to a shareholder, beneficial owner of shares, Director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to the person's recorded address or if transmitted to the person via facsimile or e-mail at the person's recorded address (so long as such record contains, respectively a fax number or e-mail address) or if mailed to the person at his recorded address by prepaid ordinary or registered mail. A notice so delivered shall be deemed to have been given and received when it is delivered personally. A notice so transmitted by fax shall be deemed to have been given when it is transmitted and received when it enters the facsimile device operating on the fax number specified in the said recorded address as aforesaid. A notice so transmitted by e-mail shall be deemed to have been given when it is transmitted and received when it enters a mail server or similar device identified by the e-mail address specified in the said recorded address as aforesaid. A notice so mailed shall be deemed to have been given when deposited in a post office or public letter box and received on the day, Saturdays and holidays excepted, following the date of mailing. The secretary or other person designated by the Board or the chief executive officer for such purposes may change or cause to be changed the recorded address of any shareholder, beneficial owner of shares, Director, officer, auditor or member of a committee of the Board in accordance with any information believed by the secretary or such designated person to be reliable.

11.2 Additional Electronic Delivery -- In addition, provided the addressee has consented in writing or electronically, the Corporation may satisfy the requirement to send any notice or other document referred to in Article 11.1 by creating and providing an electronic document that is posted on or made available through a generally accessible electronic source, when the addressee receives notice in writing, including facsimile transmission, or by e-mail of the availability and location of that electronic document.

11.3 Notice to Joint Shareholders -- If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

11.4 Computation of Time -- Except as otherwise required by law, in computing the date when notice must be given under any provision in these Articles requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.5 Undelivered Notices -- If any two successive notices given to a shareholder pursuant to this Section are returned, the Corporation shall not be required to give any further notices to such shareholder until such shareholder informs the Corporation in writing of such shareholder's new address.

11.6 Omissions and Errors -- The accidental omission to give any notice to any shareholder, beneficial owner of shares, Director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.7 Persons Entitled by Death or Operation of Law -- Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom such person derives title to such share prior to such person's name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to such person's furnishing to the Corporation the proof of authority or evidence of such person's entitlement prescribed by the Act.

11.8 Waiver of Notice -- Any shareholder (or such shareholder's duly appointed proxyholder), beneficial owner of shares, Director, officer, auditor or member of a committee of the Board may at any time waive the sending of any notice, or waive or abridge the time for any notice, required to be given to that person under any provision of the Act, the Articles or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing or in a functionally equivalent electronic form, except a waiver or abridgement of notice of a meeting of shareholders or of the Board which may be given in any manner.

                                  SECTION 12.
                   ALTERATION OF AUTHORIZED SHARE STRUCTURE,
                    SHARES, NOTICE OF ARTICLES AND ARTICLES

12.1 Altering Authorized Share Structure -- The type of resolution required to effect a change in authorized share structure as contemplated by Section 54(3)(c)(i) of the Act, as from time to time amended, varied or replaced, is an ordinary resolution.

12.2 Altering Special Rights and Restrictions -- The type of shareholders' resolution required to effect the creation, attachment, variation or deletion of special rights and restrictions contemplated by Section 58(2) of the Act, as from time to time amended, varied or replaced, is an ordinary resolution.

12.3 Altering Series where Shares Issued -- The type of shareholders' resolution required to effect the alterations, determinations or authorizations in relation to a series of shares of which there are issued shares contemplated by Section 60(1)(b) of the Act, as from time to time amended, varied or replaced, is an ordinary resolution.

12.4 Altering Notice of Articles -- The type of resolution required to alter the Company's notice of articles as contemplated by Section 257(2)(b)(ii) of the Act, as from time to time amended, varied or replaced, is an ordinary resolution.

12.5 Altering Articles -- The type of resolution required to alter the Company's Articles, pursuant to Section 259(1)(b) of the Act, as from time to time amended, varied or replaced, is an ordinary resolution.

12.6 Procedure at Meetings of Shareholders of a Particular Class or Series -- Unless these Articles otherwise provide, the provisions of these Articles relating to general meetings shall apply, with the necessary changes so far as they are applicable, to a class meeting of shareholders holding a particular class or series of shares.

                                  SECTION 13.
                         PURCHASE, REDEMPTION AND OTHER
                             ACQUISITION OF SHARES

13.1 Purchase, Redemption or Other Acquisition -- Subject to the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the Directors and in compliance with the Act, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution or redeem any class of its shares in accordance with the special rights and restrictions attached thereto. If stipulated by the Act, no such purchase, acquisition or redemption shall be made if the Corporation is insolvent at the time of the proposed purchase, acquisition or redemption or if the proposed purchase, acquisition or redemption would render the Corporation insolvent.

13.2 Less than all Shares -- If the Corporation proposes at its option to purchase or otherwise acquire or redeem some but not all of the shares of any class, the Directors may, subject to the special rights and restrictions attached to such class of shares, decide the manner in which the shares to be purchased or otherwise acquired or redeemed shall be selected and it is not necessary to purchase or otherwise acquire or redeem the shares rateably among every shareholder who holds shares of the class of shares to be purchased or otherwise acquired or redeemed.

                                  SECTION 14.
                                BORROWING POWERS

14.1 Borrowing, Financial Assistance and Security -- The Directors may from time to time on behalf of the Corporation

     (i) borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit;

     (ii)   provide guarantees, indemnities and other financial assistance;

     (iii) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Corporation or any other person; and

     (iv) mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on the undertaking, or on the whole or any part of the property and assets, of the Corporation (both present and future).

14.2 Terms of Debt Instruments -- Any bonds, debentures or other debt obligations of the Corporation may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Corporation, appointment of Directors or otherwise and may by their terms be assignable free from any equities between the Corporation and the person to whom they were issued or any subsequent holder thereof, all as the Directors may determine.

14.3 Delegation by Directors -- For greater certainty, the powers of the Directors under this Section 14 may be exercised by a committee or other delegate, direct or indirect, of the Board authorized to exercise such powers.

14.4 Special Corporations Powers Act -- The powers conferred under this Section 14 shall be deemed to include the powers conferred on a company by Division VII of the Special Corporations Powers Act being chapter P-16 of the Revised Statutes of Quebec, 1988, and every statutory provision that may be substituted therefor or for any provision therein.

                                  SECTION 15.
                            RESERVED FOR FUTURE USE

                                  SECTION 16.
                            RESERVED FOR FUTURE USE

                                  SECTION 17.
                            RESERVED FOR FUTURE USE

                                  SECTION 18.
                            RESERVED FOR FUTURE USE

                                  SECTION 19.
                            RESERVED FOR FUTURE USE

                                  SECTION 20.
                            RESERVED FOR FUTURE USE

                                  SECTION 21.
                            RESERVED FOR FUTURE USE

                                  SECTION 22.
                            RESERVED FOR FUTURE USE

                                  SECTION 23.
                            RESERVED FOR FUTURE USE

                                  SECTION 24.
                            RESERVED FOR FUTURE USE

                                  SECTION 25.
            RESTRICTIONS ON THE ISSUE, TRANSFER AND VOTING OF SHARES

25.1  INTERPRETATION:  Where used in this Section 25;

     "Associate" means an associate as defined in the Canada Business Corporations Act, RSC 1985, c.C-44 and amendments thereto and includes persons, firms, associations, corporations, partnerships and other entities acting in concert with the person with respect to whom the term "Associate" is relevant.

     "Canadian" means:

     (i)   a resident Canadian citizen;

     (ii) a partnership of which a majority of the members is resident Canadian citizens and in which interests representing in value more than fifty (50%) per cent of the total value of the partnership property are owned by resident Canadian citizens;

     (iii)  a trust:

        (a)   a majority of the trustees of which is resident Canadian citizens;
              and

        (b) in which beneficial interests representing in value more than fifty (50%) percent of the total value of the trust property are owned by resident Canadian citizens;

     (iv) Her Majesty in right of Canada or of a province or territory of Canada or a municipal corporation or public board or commission in Canada; and

     (v)   a body corporate

        (a)   incorporated under the laws of Canada or a province;

        (b) of which a majority of the directors are resident Canadian citizens; and

        (c) of which more than fifty (50%) per cent of the voting shares are beneficially owned or over which control or direction is exercised by Canadians.

     "Controlled" means controlled in any manner that results in control in fact whether directly through the ownership of shares or indirectly through a trust, a contract, the ownership of shares of any other body corporate or otherwise.

     "Direction" means the Direction to the Canadian Radio-television and Telecommunications Commission respecting the eligibility of certain Canadian corporations to hold a broadcasting licence, Order-in-Council SOR/69-590, as amended or replaced from time to time.

     "Licence" means a licence, permit, franchise or other authority issued or granted by a governmental authority required to operate or carry on a business or to operate any equipment or device required to carry on a business.

     "Mobile Communications Services" means communications services, where either the terminal from which the communication originated or the terminal on which the communication was ultimately received, or both such terminals, are mobile radio communications devices (including, in each case, mobile communications devices that are being used in a fixed mode) and include, but are not limited to, cellular telephone services, paging and mobile voice/data services and the provision of and/or operation of local area personal communications networks.

     "Non-Voting Share" means a share of the Company which does not carry voting rights in all circumstances.

     "Restricted Class" means the class or description of persons and their Associates whose significant or controlling interest in the shares or in certain classes of shares of the Company is likely to preclude the Company, or any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations, from being qualified to hold or obtain any Licence pursuant to any Telecommunications Legislation or other Licence required in order to carry on any Telecommunications Business or would cause the Company or any corporation in which the Company has an interest to be in breach of any Telecommunications Legislation or the terms of any such Licence.

     "person" includes an individual, firm, corporation, association, trust and any other entity.

     "Telecommunications Business" means, at any time, any business of providing, or any business which includes the provision of communications services by means of signals transmitted through any free space or guided transmission medium or any combination thereof including, without limitation, over the air, or by coaxial cable, ordinary wire or fibre optic cable or any combination thereof, in which the Company, or any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations, is then engaged or is then actively considering a proposal to engage and includes, without limiting the generality of the foregoing, a cable television business, a business providing any Mobile Communications Services and any radio or television broadcasting businesses.

     "Telecommunications Legislation" means any law, statute, act, regulation, ordinance, order-in-council or other rule promulgated by any federal, provincial or municipal governmental body or authority having or purporting to have jurisdiction, including, without limitation, any parliament, legislature, privy council, cabinet, cabinet minister or government department, government commission, government board or government council, relating to any Telecommunications Business or which imposes a requirement to obtain a Licence in order to enable the Company, or any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations, to carry on any Telecommunications Business and includes, without limiting the generality of the foregoing, the Broadcasting Act (Canada), the Direction, the Canadian Radio-television and Telecommunications Commission Act (Canada), the Radiocommunications Act (Canada), the Railway Act (Canada) and the National Telecommunications Powers and Procedures Act (Canada), as amended or replaced from time to time.

     "Shares" means Voting Shares and Non-Voting Shares and any other shares of the Company.

     "Voting Share" means a share of the Company carrying voting rights in all circumstances or by reason of the occurrence of an event that has occurred and that is continuing, and includes a security currently convertible into such a share and currently exercisable options and rights to acquire a share or such a convertible security.

25.2 VOTING SHARES: The power of the Company to issue any of its Voting Shares (including Class A Voting shares) and the right of the holder of any such share to transfer or vote the same shall be restricted as follows:

25.2.1  GENERAL VOTING SHARE RESTRICTED SHARE PROVISIONS

     The power of the Company to issue any Voting Shares and the right of any holder of Voting Shares to transfer or vote such shares, is restricted in the manner hereinafter set out, for the purposes of ensuring that the Company or any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations remains qualified to hold or obtain any Licence pursuant to any Telecommunications Legislation or other Licence required in order to carry on any Telecommunications Business and ensuring that the Company or any corporation in which the Company has such an interest is not in breach of any Telecommunications Legislation or the terms of any Licence held by the Company or such corporation required in order to carry on a Telecommunications Business.

25.2.2  REFUSAL TO REGISTER TRANSFERS

     (i) Notwithstanding anything herein otherwise provided, the Directors of the Company shall refuse to register a transfer of any Voting Shares of the Company if the transfer would, in the opinion of the Directors, jeopardize the purposes stated in Article 25.2.1 for which the transfer, voting and issue of Voting Shares are restricted.

     (ii) Without limiting the generality of Subarticle 25.2.2(i), so long as any Telecommunications Legislation shall:

        (A) prohibit the issue of any Licence to the Company, or to any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations; or

        (B) prohibit the retention or renewal of or result in the cancellation of any Licence held by the Company, or held by any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations;

        required in order to carry on any Telecommunications Business (or if any terms or conditions of any Licences required in order to carry on any Telecommunications Business held by the Company, or held by any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations, would be breached) if shares to which are attached more than a specified percentage of the voting rights attached to all Voting Shares of the Company are held by persons who are members of a Restricted Class constituted under such Legislation (or Licence), a maximum of such specified percentage (or if such Legislation or Licences shall contain more than one such provision, a maximum of the lowest such percentage so specified) of Voting Shares may be held in the aggregate by or for members of the Restricted Class at any relevant time ("Maximum Aggregate Holdings") and the Directors of the Company shall refuse to register a transfer of any Voting Shares if:

        (a) the total number of Voting Shares held by or on behalf of persons in the Restricted Class exceeds the Maximum Aggregate Holdings and the transfer is to one or more persons in the Restricted Class; or

        (b) the total number of Voting Shares held by or on behalf of persons in the Restricted Class does not exceed the Maximum Aggregate Holdings but the transfer would result in the number of such shares held by persons in the Restricted Class exceeding the Maximum Aggregate Holdings.

     (iii) Without limiting the generality of Subarticles 25.2.2(i) and (ii), so long as the Direction shall prohibit the Canadian Radio-television and Telecommunications Commission from issuing a Licence under the Broadcasting Act to the Company (or to any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations) or renewing any such Licence held by the Company (or by any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations) if the number of votes attached to Voting Shares of the Company held by members of the Restricted Class under the Direction exceeds 20% (or some different specified percentage) of the aggregate voting rights attached to all Voting Shares of the Company, Voting Shares to which are attached a maximum of 20% (or such different specified percentage) of the voting rights attached to all the issued and outstanding Voting Shares of the Company may be held in the aggregate by or for persons who are members of such Restricted Class at any relevant time.

     (iv)  Without   limiting  the  generality   of  Subarticle  25.2.2(i),  the
           Directors of the Company may refuse to register a transfer of any Voting Shares of the Company if such transfer could require the prior approval of the Canadian Radio-television and Telecommunications Commission or any other governmental body or authority having or purporting to have jurisdiction.

25.2.3  REFUSAL TO ALLOT OR ISSUE

     (i) The Directors of the Company shall not allot or issue a Voting Share of the Company to a person in the Restricted Class in circumstances where the Directors would be required under Subarticle 25.2.2 to refuse to register a transfer of such a share to such person.

     (ii) For the purposes of Subarticle (i), the Directors may count as issued shares any Voting Shares that the Company is currently offering to its shareholders or prospective shareholders.

25.2.4  REFUSAL TO PERMIT VOTE

     Whenever in the opinion of the Directors of the Company, the purposes as stated in Article 25.2.1 for which the transfer, voting and issue of the Voting Shares are restricted would be jeopardized by the exercise of the voting rights attached to Voting Shares held by or on behalf of persons in the Restricted Class, the Directors may by resolution at any time and from time to time direct that no person may exercise the voting rights attached to Voting Shares held by or on behalf of one or more persons in the Restricted Class.

25.2.5 MATTERS WHICH DIRECTORS CAN CONSIDER IN EXERCISING THEIR POWERS IN RESPECT OF VOTING SHARES

     In considering whether the transfer, voting or issue of a voting share would, in the opinion of the Directors, jeopardize the purposes stated in
Article 25.2.1 for which the transfer, voting and issue of voting shares are restricted and in exercising their powers under Articles 25.2.2, 25.2.3 and 25.2.4, the Directors may have regard, among other things, to the likelihood that outstanding rights to purchase any shares of the Company might be exercised by persons who are members of the Restricted Class, and to the likelihood that shares of the Company registered in the name of persons who are not members of the Restricted Class are in fact beneficially owned by persons who are members of the Restricted Class.

25.2.6  RULES

     (i) The Directors of the Company may from time to time make, amend or repeal any rules required to administer the restricted share provisions set out in this Article 25.2 and in Article 25.3, including, without limitation, rules:

        (a) to require any person in whose name Voting Shares are registered to furnish a statutory declaration under the Canada Evidence Act declaring whether:

            (A) the shareholder is the beneficial owner of the shares of the Company or holds them for a beneficial owner and if so, identifying the beneficial owner;

            (B) the shareholder or beneficial owner of shares is an Associate of any other shareholder and if so, identifying the other shareholder or beneficial owner;

            (C)  the shareholder or beneficial owner is a Canadian; and

            (D) the shareholder is subject to any arrangement requiring the shareholder to act in concert with respect to the shareholder's interest in the Company with any other shareholder or beneficial owner of shares and if so, identifying the other shareholder or beneficial owner and disclosing particulars of the arrangement, and declaring any further or other facts the Directors consider relevant including, without limiting the generality of the foregoing, whether or not a body corporate which is a shareholder or which is the beneficial owner of shares is an eligible Canadian corporation within the meaning of the Direction or any other applicable Telecommunications Legislation;

        (b) to require any person seeking to have a transfer of a Voting Share registered in that person's name or to have a Voting Share issued to that person to furnish a declaration similar to the declaration a shareholder may be required to furnish under paragraph (i)(a); and

        (c) to determine the circumstances in which declarations are required, their form, content and the times when they are to be furnished.

     (ii) Where a person is required to furnish a declaration pursuant to a rule made under Subarticle (i), the Directors may refuse to register a transfer of a Voting Share to that person or to issue a Voting Share to that person until that person has furnished such a declaration and such person shall not be entitled to vote at any meeting of Shareholders held thereafter unless that person provides such declaration forty-eight (48) hours prior to the date and time of any such meeting.

     (iii) In administering these provisions, the Directors, any officer, employee or agent of the Company may rely upon:

        (a) a statement made in a declaration furnished under Subarticle (i) or (ii); and

        (b)   the knowledge of such Directors or any officer, employee or agent,

        and the Company, its Directors, officers, employees and agents are not liable for anything done or omitted by them in good faith in reliance upon such statements or knowledge.

     (iv) Where the Directors are required to determine the total number of Voting Shares of the Company held by or on behalf of persons who are members of the Restricted Class, the Directors may calculate the number of such shares as the total of:

        (a) the Voting Shares held by every shareholder whose latest address as shown in the securities register is outside Canada; and

        (b) the Voting Shares held by every shareholder whose latest address as shown in the securities register is in Canada but who, to the knowledge of a Director, officer, employee or agent of the Company is not a Canadian.

     (v) The Directors may rely on the securities register of the Company to make the calculation under Subarticle (iv) as of the date that is not earlier than four (4) months before the date on which the calculation is made.

25.2.7  DISCLOSURE

     The Directors shall cause to be noted conspicuously the general nature of these provisions in every:

     (i)   certificate representing Voting Shares;

     (ii)   management proxy circular;

     (iii) prospectus, statement of material facts, registration statement or similar document; and

     (iv) take-over bid circular where the consideration for the shares of the offeree corporation is in whole or in part securities of the Company.

25.3 NON-VOTING SHARES: The restrictions on the transfer of Non-Voting Shares (including, without limitation, the Class B Non-Voting shares) (as well as for the purpose of Subarticles 25.3.2(i) and (ii), other Shares) shall be as follows:

25.3.1  GENERAL NON-VOTING SHARE RESTRICTED SHARE PROVISIONS

     The right of any holder of Non-Voting Shares to transfer such shares, is restricted in the manner hereinafter set out, for the purposes of ensuring that the Company, or any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations, remains qualified to hold or obtain any Licence pursuant to any Telecommunications Legislation or other Licence required in order to carry on any Telecommunications Business and ensuring that the Company or any corporation in which the Company has such an interest is not in breach of any Telecommunications Legislation or the terms of any Licence held by the Company or such corporation required in order to carry on a Telecommunications Business.

25.3.2  REFUSAL TO REGISTER TRANSFERS

     (i) Notwithstanding anything herein otherwise provided, the Directors of the Company shall refuse to register a transfer of any Non-Voting Shares of the Company if the transfer would, in the opinion of the Directors, jeopardize the purposes stated in Article 25.3.1 for which the transfer of Non-Voting Shares is restricted.

     (ii) Without limiting the generality of Subarticle 25.3.2(i), so long as any Telecommunications Legislation shall:

        (A) prohibit the issue of any Licence to the Company, or to any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations; or

        (B) prohibit the retention or renewal of or result in the cancellation of any Licence held by the Company, or any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations;

        required in order to carry on any Telecommunications Business, (or if any terms or conditions of any Licences necessary to carry on any Telecommunications Business held by the Company or held by any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations, would be breached) if shares representing more than a specified percentage of the aggregate paid-up capital of the Company are held by persons who are members of a Restricted Class constituted under such Legislation (or Licence), the Directors of the Company shall refuse to register a transfer of any Non-Voting Shares or other Shares to any person who is a member of the Restricted Class if:

        (a) Shares held by or on behalf of persons in the Restricted Class represent more than such specified percentage (or if such
              Legislation (or Licence) shall contain more than one such provision, the lowest such percentage so specified) (the "Paid-Up Capital Maximum Percentage") of the aggregate paid-up or stated capital of the Company; or

        (b) Shares held by or on behalf of persons in the Restricted Class do not represent more than the Paid-Up Capital Maximum Percentage of the aggregate paid-up capital of the Company, but the transfer would result in the paid-up capital represented by such shares held by persons in the Restricted Class to exceed the Paid-Up Capital Maximum Percentage of the aggregate paid-up or stated capital of the Company.

     (iii) Without limiting the generality of Subarticles 25.3.2(i) and (ii), so long as the Direction shall prohibit the Canadian Radio-television and Telecommunications Commission from issuing a Licence under the Broadcasting Act to the Company (or to or any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations) or renewing any such Licence held by the Company (or by or any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations) if Shares representing 20% (or some different specified percentage) of the aggregate paid-up capital of the Company, no Non-Voting Share and no other Share shall be transferred to a person who is a member of the Restricted Class under the Direction if, immediately following its transfer, Shares representing more than twenty (20%) per cent of the aggregate paid-up capital of the Company (or such different percentage thereof as may be specified, from time to time, under the Direction) would be held by or on behalf of persons who are members of such Restricted Class.

     (iv) In considering whether a transfer of a Non-Voting Share or other Share would, in the opinion of the Directors, jeopardize the purposes stated in Article 25.3.1 for which the transfer of Non-Voting Shares is restricted and in exercising their powers under this Article 25.3.2, the Directors may have regard, among other things, to the likelihood that outstanding rights to purchase any Shares might be exercised by persons who are members of the Restricted Class and to the likelihood that Shares registered in the name of persons who are not members of the Restricted Class are in fact beneficially owned by persons who are members of the Restricted Class.

25.3.3  RULES

     (i) The Directors of the Company may from time to time make, amend or repeal any rules required to administer the restrictions and constraints on transfer set out in this Article 25.3, including, without limitation, rules:

        (a) to require any person in whose name Non-Voting Shares are registered to furnish a statutory declaration under the Canada Evidence Act declaring whether:

            (A) the shareholder is the beneficial owner of the shares of the Company or holds them for a beneficial owner and if so, identifying the beneficial owner, and

            (B)  the shareholder or beneficial owner is a Canadian,

            and declaring any further or other facts as the Directors consider relevant including, without limiting the generality of the foregoing, whether or not a body corporate which is a shareholder or which is the beneficial owner of shares is an eligible Canadian corporation within the meaning of the Direction;

        (b) to require any person seeking to have a transfer of a Non-Voting Share registered in that person's name or to have a Non-Voting Share issued to that person to furnish a declaration similar to the declaration a shareholder may be required to furnish under paragraph (i)(a); and

        (c) to determine the circumstances in which declarations are required, their form, content and the times when they are to be furnished.

     (ii) Where a person is required to furnish a declaration pursuant to a rule made under Subarticle (i), the Directors may refuse to register a transfer of a Non-Voting Share to that person until that person has furnished such a declaration.

     (iii) In administering these provisions, the Directors and any officer, employee or agent of the Company may rely upon:

        (a) a statement made in a declaration furnished under Subarticle (i) or (ii), and

        (b) the knowledge of such Directors or any officer, employee or agent, and the Company, its Directors, officers, employees and agents are not liable for anything done or omitted by them in good faith in reliance upon such statements or knowledge.

     (iv) Where the Directors are required to determine the number of Shares held by or on behalf of persons who are members of a Restricted Class, the Directors may calculate the number of such shares as the total of:

        (a) the shares held by every shareholder whose latest address as shown in the securities register is outside Canada, and

        (b) the shares held by every shareholder whose latest address as shown in the securities register is in Canada but who, to the knowledge of a Director, officer, employee or agent of the Company is not a Canadian.

     (v) The Directors may rely on the securities register of the Company to make the calculation under Subarticle (iv) as of the date that is not earlier than four (4) months before the day on which the calculation is made.

25.3.4  DISCLOSURE

     The Directors shall cause to be noted conspicuously the general nature of these provisions in every:

     (i)   certificate representing Non-Voting Shares issued hereafter,

     (ii)   management proxy circular,

     (iii) prospectus, statement of material facts, registration statement or similar document; and

     (iv) take-over bid circular where the consideration for the shares of the offeree corporation is in whole or in part securities of the Company.

                                  SECTION 26.
                 SPECIAL RIGHTS & RESTRICTIONS WITH RESPECT TO
                   THE CLASS A SHARES AND THE CLASS B SHARES

     The special rights, privileges, restrictions and conditions attached to the Class A Voting shares (hereinafter in these Articles the "Class A shares") and the Class B Non-Voting shares (hereinafter in these Articles the "Class B shares") are as follows:

26.1 The holders of the Class B shares shall be entitled to receive dividends from any funds of the Company at the time legally available for dividends, if, as and when declared by the Board at the rate of up to Five Cents (5c) per share per annum. The holders of the Class A shares shall be entitled to receive dividends from any funds of the Company at the time legally available for dividends, if, as and when declared by the Board at the rate of up to Five Cents
(5c) per share per annum. The holders of the Class A shares shall be entitled to receive dividends from any funds of the Company at the time legally available for dividends, if, as and when declared by the Board at the rate of up to Five Cents (5c) per share per annum, provided that no such dividend shall be paid in any year unless and until there shall have been paid or set aside in such a year a dividend at the rate of Five Cents (5c) per share per annum on the Class B shares. Thereafter, the Class A shares and the Class B shares shall participate equally share for share as to dividends and all dividends which the directors may determine to declare and pay in any year on the Class A shares and the Class B shares shall be declared and paid or set aside in equal or equivalent amounts per share on all the Class A shares and all the Class B shares at the time outstanding without preference or distinction.

26.2 Neither the Class A shares nor the Class B shares shall be subdivided, consolidated, reclassified or otherwise changed in number of outstanding shares unless contemporaneously therewith the other class of shares is subdivided, consolidated, reclassified or otherwise so changed in the same proportion and in the same manner.

26.3 In the event of the liquidation, dissolution or winding up of the Company or other distribution of property and assets of the Company among its shareholders for the purpose of winding up its affairs or for any other purpose, notwithstanding any difference between the amount of capital paid on the Class A shares and the amount of capital paid on the Class B shares, or the fact that the Class B shares are par value shares, whereas the Class A shares are not, all the property and assets of the Company available for distribution to the holders of the Class A shares and Class B shares shall be paid or distributed equally share for share to the holders of Class A shares and the Class B shares respectively, without preference or distinction except that the provisions of this Article 26.3 shall be subject to the preferences as to dividends stated in
Article 26.1.

26.4 The Class A shares shall entitle the holders thereof to receive notice of and to attend and to vote in respect of each Class A share held at any and all meetings of the shareholders of the Company other than any meetings of the holders of a particular class of shares of which the Class A shares do not form a part. Each holder of one or more Class A shares shall be entitled as such to twenty-five (25) votes in respect of each Class A share held. The Class B shares shall entitle the holders thereof to receive notice of and to attend, but not to vote, at any and all meetings of the shareholders of the Company other than any meetings of the holders of a particular class of shares of which the Class B shares do not form a part.

26.5 Each holder of Class A shares shall be entitled at the holder's option (subject as hereinafter provided) to have all or any of the Class A shares held by the holder converted into Class B shares as the same shall be constituted at the time of conversion upon the basis of one Class B share for each Class A share in respect of which the conversion right is exercised. Such conversion right may be exercised at any time or from time to time, except when the transfer books of the Company are closed, by notice in writing to the transfer agent for the Class B shares of the Company accompanied by the certificate or certificates representing Class A shares and such notice shall be signed by the person registered on the records of the Company as the holder of the Class A shares in respect of which such right is being exercised or by the person's duly authorized attorney and shall specify the number of Class A shares which the holder desires to have converted. Upon receipt of such notice, the Company shall issue certificates representing Class B shares upon the basis above prescribed and in accordance with the provisions hereof to the registered holder of the Class A shares represented by the certificate or certificates accompanying such notice. If less than all the Class A shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate for the Class A shares representing the shares comprised in the original certificate which are not to be converted.

26.6 All shares resulting from any conversion of issued and fully paid Class A shares shall be deemed to be fully paid and non-assessable.

26.7 Save as herein stated, each Class A share and each Class B share shall have the same rights and attributes and be the same in all respects.

26.8 Notwithstanding the preferential dividend rights attached to the Class B shares as hereinbefore provided and notwithstanding that any declared monetary amount of any stock dividend paid on one class of shares may be different from the declared monetary amount of the stock dividend paid simultaneously on the other class of shares, the Board may, at any time and from time to time, declare and pay a stock dividend:

     (i) payable in Class A shares on the Class A shares; provided that at the same time a stock dividend payable either in Class A shares or in Class B shares is declared and paid in the same number of shares per share on the Class B shares;

     (ii) payable in Class B shares on the Class A shares; provided that at the same time a stock dividend payable either in Class A shares or in Class B shares is declared and paid in the same number of shares per share on the Class B shares;

     (iii) payable in Class A shares on the Class B shares; provided that at the same time a stock dividend payable either in Class A shares or in Class B shares is declared and paid in the same number of shares per share on the Class A shares; or

     (iv) payable in Class B shares on the Class B shares; provided that at the same time a stock dividend payable either in Class A shares or in Class B shares is declared and paid in the same number of shares per share on the Class A shares.

                                  SECTION 27.
      SPECIAL RIGHTS AND RESTRICTIONS WITH RESPECT TO THE PREFERRED SHARES

27.1    PREFERRED  SHARES:   The  special rights,  privileges,  restrictions and
conditions attaching to the Preferred Shares shall be as follows:

27.1.1 The Preferred Shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before issuance of such series, be fixed by the Directors by resolution in accordance with the procedure set forth in the Act respecting the issuance of shares in series.

27.1.2 The Directors of the Company may (subject to the limitations set forth in these Articles and in the Act) fix by resolution in accordance with the procedure set forth in the Act respecting the issuance of shares in series and prior to the issuance of any shares of a particular series of Preferred Shares authorized to be issued, the designation, rights, privileges, restrictions and conditions to attach to the Preferred Shares of that particular series, including, without limiting the generality of the foregoing, the rate of preferential dividends, and whether or not the same shall be cumulative, the dates of payment thereof, the right, if any, to participate in further dividends and other distributions by the Company, the redemption price and terms and conditions of redemption, including the rights, if any, of the holders of the Preferred Shares of such series to require the redemption thereof, the voting rights and conversion rights (if any) and any redemption fund, purchase fund or other provisions to be attached to the Preferred Shares of such series.

27.1.3 When in the case of any Preferred Shares, any fixed cumulative dividends or amounts payable on a return of capital are not paid in full in accordance with the respective terms thereof, the Preferred Shares of all series then issued and outstanding shall participate rateably in respect of accumulated dividends, if any, in accordance with the sums which would be payable on the Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums, if any, which would be payable on such return of capital if all sums so payable were paid in full.

27.1.4 The Preferred Shares shall be entitled to preference over the Class A shares and Class B shares of the Company and any other shares of the Company ranking junior to the Preferred Shares with respect to fixed dividends, if any, that may be payable on the Preferred Shares or any series of them by their respective terms and no dividends shall at any time be declared or paid on or set aside for payment on such Class A shares or Class B shares or any other shares of the Company ranking junior to the Preferred Shares unless and until all fixed dividends up to and including the dividend payable for the last completed period for which such fixed dividends shall be payable on each series of Preferred Shares then issued and outstanding, shall have been declared and paid or set aside for payment at the date of such declaration or payment or setting aside for payment on such Class A shares or Class B shares or any other shares of the Company ranking junior to the Preferred Shares; provided that if the Directors of the Company so specify in the rights, privileges, restrictions and conditions attached to a particular series of Preferred Shares authorized to be issued, nothing herein shall prevent the Preferred Shares of such series participating in dividends that are not fixed as to amount, subject to such limitations as the Directors may provide in such rights, privileges, restrictions and conditions, on a share for share basis or otherwise, as the Directors may provide in such rights, privileges, restrictions and conditions, on a parity with the Class A shares or Class B shares or any other shares of the Company ranking junior to the Preferred Shares. The
Preferred Shares may also be given such other preferences over the Class A shares or Class B shares of the Company and any other shares of the Company ranking junior to the Preferred Shares as may be fixed by the Directors of the Company in the respective rights, privileges, restrictions and conditions attached to each series from time to time authorized to be issued.

27.1.5 No rights, privileges, restrictions or conditions attached to a series of Preferred Shares authorized to be issued hereunder shall confer upon a series of Preferred Shares a priority in respect of cumulative dividends or return of capital over any other series of Preferred Shares then issued and outstanding.

27.1.6 Subject to the provisions of the Act and the provisions attached to any particular series of Preferred Shares, Preferred Shares of any series, if so provided in the rights, privileges, restrictions and conditions attached to such series, may be purchased for cancellation or made subject to redemption at the option of the Company or the holder thereof at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the Preferred Shares of such series.

27.1.7 Subject to the provisions of the Act and the provisions attached to any particular series of Preferred Shares, Preferred Shares of any series, if so provided in the rights, privileges, restrictions and conditions attached to such series, may be converted into any other series of Preferred Shares or into any other securities of the Company or any other corporation or other issuer of securities, at such times and upon such terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the Preferred Shares of such series.

27.1.8 Subject to the provisions of the Act, no holder of Preferred Shares shall be entitled, as such, to any pre-emptive right to subscribe for the purchase or to receive any part of any issue of shares, or of bonds, debentures or other securities of the Company whether now or hereafter authorized or issued; provided, however, that notwithstanding the foregoing, if so specified in the rights, privileges, restrictions and conditions attached to a particular series of Preferred Shares authorized to be issued, the holders of such series of Preferred Shares may be given a pre-emptive right to subscribe for the purchase or to receive all or a part of the issue of shares or of bonds, debentures or other securities of the Company whether now or hereafter authorized or issued upon such terms and conditions as may be specified in such rights, privileges, restrictions and conditions.

27.1.9 The special rights, privileges, restrictions and conditions attached to the Class A shares and Class B shares are subject in all respects to the rights, privileges, restrictions and conditions attached to the Preferred Shares hereinbefore provided and to the rights, privileges, restrictions and conditions attached to any series of Preferred Shares hereinafter issued and outstanding.

27.1.10 Notwithstanding any other provision of this Section 27, the Directors of the Company may not by resolution or otherwise attach any right, privilege, restriction, or condition to any series of Preferred Shares that is designated by the Directors of the Company after May 30, 2003, or whose rights, privileges, restrictions or conditions are altered or varied pursuant to Article 27.1.11, that entitles or would entitle the holder or holders of the shares of any such series to vote at any general meeting of the Company, and the Preferred Shares of any such series shall have no right to vote at any general meeting of the Company.

27.1.11 The Directors may by resolution do one or more of the following in relation to a series of shares to be issued or a series of shares of which there are no issued shares:

     (i) determine the maximum number of shares of any of the series of shares that the Company is authorized to issue, determine that there is no maximum number or alter any determination made under this clause (i), and authorize the alteration of the notice of articles accordingly;

     (ii) alter the Articles, and authorize the alteration of the notice of articles, to create an identifying name by which the shares of any of the series of shares that the Company is authorized to issue may be identified or to alter any identifying name created under this clause (ii);

     (iii) alter the Articles, and authorize the alteration of the notice of articles, to attach special rights or restrictions to the shares of any of the series of shares that the Company is authorized to issue or to alter any such special rights or restrictions.

SERIES XXVII PREFERRED SHARES

27.2 In addition to the special rights, privileges, restrictions, and conditions attached to the Preferred Shares as a class, the Series XXVII Preferred Shares shall have attached thereto the following further rights, privileges, restrictions and conditions:

27.2.1 Redemption Privilege. Subject to the provisions of the Act and provided that all dividends accrued up to the date of redemption on the Series XXVII Preferred shares then outstanding have been declared and paid, the Corporation may, upon giving notice or upon notice being waived as hereinafter provided, redeem the whole or any part of the Series XXVII Preferred Shares on payment for each such share to be redeemed of the amount of $1,000 (the "Redemption Price"). The Redemption Price may, at the option of the Corporation, be paid and satisfied in whole or in part: (a) by the issuance to the holder by the Corporation of a promissory note for a principal sum equal to the Redemption Price, or such part thereof as is to be satisfied by the promissory note, which is payable on demand, provides for interest after the date of issuance on the unpaid balance at a rate equal to the annual rate established by The Toronto-Dominion Bank at its head office in Toronto, Ontario from time to time as being its reference rate of interest used by it to determine the rates of interest it will charge for loans made in Canada in Canadian dollars to its preferred commercial customers (hereinafter referred to as "Prime") plus one and one-half percent (1 1/2%) per annum, calculated and payable monthly in arrears on the last date of each month, and provides that the balance of any interest accrued and unpaid to the date on which the principal amount is paid shall be due and payable on such date and that any interest not paid on its due date shall itself bear interest at the above rate, compounded monthly and entitles the Corporation to prepay the whole or any part of the unpaid principal under such promissory note, upon payment of interest accrued on the unpaid principal balance to the date of payment; or (b) by the assignment or endorsement in favour of the holder of a promissory note made by an affiliate (as such term is defined in the Act, as amended from time to time, or any successor legislation) for a principal sum or for a portion of the principal sum equal to the Redemption Price, or such part thereof as is to be satisfied by the promissory note, which is payable on demand and which the board of directors in their discretion has determined has a value not less than the value of a promissory note of the Corporation for a principal sum equal to the Redemption Price, or such part thereof as is to be satisfied by the promissory note of the affiliate, which might be issued under clause (a) of this Article 27.2.1. In case a part only of the then outstanding Series XXVII Preferred Shares is at any time to be redeemed, subject to applicable law, the shares so to be redeemed shall be selected in such manner as the directors in their discretion shall decide and need not be redeemed pro rata or selected by lot. The Corporation shall, at least one (1) day before the date specified for redemption, send to each person who at the date of sending is a registered holder of Series XXVII Preferred Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Series XXVII Preferred Shares, or alternatively, notice may be waived or the time for the sending of the notice may be waived at any time with the consent in writing of the holders of such Series XXVII Preferred Shares to be redeemed. Notice may be mailed in a pre-paid envelope addressed to each such shareholder at its address as it appears in the records of the Corporation or its transfer agent, or alternatively, such notice may be delivered personally to such shareholder; provided, however, that accidental failure to give any such notice to one or more such shareholders shall not affect the validity of the redemption. Such notice shall set out the Redemption Price and the date of redemption. If notice of any such redemption has been given by the Corporation or waived in the manner aforesaid and an amount sufficient to redeem the s hares has been paid (whether in cash or by promissory note, as above provided) to the holder of the Series XXVII Preferred Shares to be redeemed or deposited in a special account with any trust company or chartered bank in Canada, the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor. Series XXVII Preferred Shares redeemed as aforesaid shall be cancelled.

27.2.2 Cumulative Dividends. The holders of the Series XXVII Preferred Shares shall be entitled to receive, subject to the provisions of the Act, as amended from time to time, or any successor legislation, fixed, cumulative cash dividends at the rate of Prime plus one and three-quarter percent (1 3/4%) per annum of the Redemption Price. Dividends on the Series XXVII Preferred Shares shall accrue on a daily basis from the date of original issue, shall be calculated on the basis of a 365 day year and, save as hereinafter provided, shall be payable quarterly in lawful money of Canada on the first day following the last day in the month of each of March, June, September and December, other than a

Saturday or Sunday, on which the main branch of The Toronto-Dominion Bank in Toronto, Ontario, is open for business (each an "Established Dividend Payment Date"). Alternatively, if the directors so determine, dividends shall be payable on any day (an "Alternate Dividend Payment Date") following the immediately preceding Established Dividend Payment Date and before the next Established Dividend Payment Date. An Established Dividend Payment Date and an Alternate Dividend Payment Date are each hereinafter referred to as a "Dividend Payment Date".

If on any Dividend Payment Date the dividends accrued to such date are not paid in full on all of the Series XXVII Preferred Shares then outstanding, such dividends, or the unpaid part thereof, shall be paid on the first date thereafter on which the Corporation shall have sufficient monies properly applicable to the payment of same. The holders of Series XXVII Preferred Shares shall not be entitled to any dividends other than or in excess of the cumulative dividends herein provided for.

The Corporation shall not redeem or purchase for cancellation any Series XXVII Preferred shares then outstanding unless all dividends accrued on the Series XXVII Preferred shares up to the date of redemption or purchase have been declared and paid.

The Corporation shall not call for redemption or redeem or purchase for cancellation or make any capital distribution in respect of or otherwise pay off or retire any shares of the Corporation ranking on a parity with or junior to the Series XXVII Preferred Shares unless all dividends on the Series XXVII Preferred Shares up to and including the dividend payable on the immediately preceding Dividend Payment Date shall have been declared and paid or set aside for payment at the date of such call for redemption, redemption, purchase, distribution, retirement or other payment off.

27.2.3 Purchase by the Corporation. Subject to the Act, as amended from time to time, or any successor legislation, and provided that all dividends accrued up to the date of the purchase on the Series XXVII Preferred shares then outstanding have been declared and paid, the Corporation may at any time or from time to time purchase for cancellation the whole or any part of the Series XXVII Preferred Shares outstanding from time to time at the lowest price at which in the opinion of the directors of the Corporation such shares are obtainable, but such price shall not in any case exceed the Redemption Price, plus costs of purchase, and any shares so purchased shall be cancelled.

27.2.4 Liquidation, Dissolution or Winding Up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of property or assets among its shareholders for the purpose of winding up its affairs, the holders of the Series XXVII Preferred Shares shall be entitled to receive an amount equal to the Redemption Price, together with an amount equal to all unpaid cumulative dividends which shall have accrued thereon, whether or not declared, and which, for such purpose, shall be treated as accruing up to the date of such distribution, before any amount shall be paid or any property or assets shall be distributed to the holders of the Class A shares or Class B shares or any shares of any other class ranking junior to the Series XXVII Preferred Shares with respect to the return of capital. After payment to the holders of the Series XXVII Preferred Shares of the amounts so payable to them, they shall not be entitled to share further in the distribution of the property or assets of the Corporation.

27.2.5 No Right to Notice of Meetings or to Vote. Subject to the Act, as amended from time to time, or any successor legislation, the holders of the Series XXVII Preferred Shares shall not be entitled as such to receive of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to any vote at any such meeting.

SERIES XXX PREFERRED SHARES

27.3 In addition to the rights, privileges, restrictions and conditions attached to the Preferred Shares, as a class, the Series XXX Preferred Shares shall have attached thereto the following further rights, privileges, restrictions and conditions:

27.3.1  Redemption Privilege.

     (a) Redemption Right. Subject to the provisions of the Act, as amended from time to time, or any successor legislation, the Corporation may, upon giving notice or upon notice being waived as hereinafter provided, redeem the whole or any part of the Series XXX Preferred shares on payment for each such share to be redeemed of the amount of One Thousand Dollars ($1,000) (the "Redemption Amount"), together with an amount equal to all declared and unpaid non-cumulative dividends thereon up to the date of such redemption (the Redemption Amount plus the amount of such declared and unpaid dividends are hereinafter called the "Redemption Price").

     (b) Payment of Redemption Price by Promissory Note or Property. The Redemption Price may, at the option of the Corporation, be paid and satisfied in whole or in part: (1) by the issuance to the holder by the Corporation of a promissory note for a principal sum equal to the Redemption Price, or such part thereof as is to be satisfied by the promissory note, which is payable on demand, and which provides for interest after the date the promissory note is made on the unpaid principal balance at a rate equal to the annual rate established by The Toronto-Dominion Bank at its head office in Toronto, Ontario from time to time as being its reference rate of interest used by it to determine the rates of interest it will charge for loans made in Canada in Canadian dollars to its preferred commercial customers (hereinafter referred to as "Prime"), plus two percent (2%) per annum, calculated and payable monthly in arrears on the last date of each month, provided that the balance of any interest accrued and unpaid to the date on which the principal amount is paid shall be due and payable on such date and that any interest not paid on its due date shall itself bear interest at the above rate, compounded monthly and that such promissory note shall entitle the Corporation to prepay the whole or any part of the unpaid principal under such promissory note, upon payment of interest accrued on the unpaid principal balance to the date of payment; or (2) by the assignment or endorsement in favour of the holder of a promissory note made by an affiliate (as such term is defined in the Business Corporations Act, as amended from time to time, or any successor legislation) for a principal sum or for a portion of the principal sum equal to the Redemption Price, or such part thereof as is to be satisfied by the promissory note, which is payable on demand and which the board of directors of the Corporation in its discretion has determined has a value not less than the value of a promissory note of the Corporation for a principal sum equal to the Redemption Price, or such part thereof as is to be satisfied by the promissory note of the affiliate, which might be issued under clause (1) of this Subarticle 27.3.1(b); or (3) by the transfer and assignment to the holder by the Corporation of property of the Corporation which the board of directors of the Corporation in its discretion has determined has a value not less than the Redemption Price, or such part thereof as is to be satisfied by such property.

     (c) Partial Redemption. In case a part only of the then outstanding Series XXX Preferred shares is at any time to be redeemed, the shares so to be redeemed shall, subject to applicable law, be selected in such manner as the directors in their discretion shall decide and need not be redeemed pro rata or selected by lot and the directors may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares.

     (d) Notice of Redemption and Rights of Holders. The Corporation shall, at least one (1) day before the date specified for redemption, send to each person who at the date of sending is a registered holder of Series XXX Preferred shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Series XXX Preferred shares, or alternatively, notice may be waived or the time for sending of the notice may be waived at any time with the consent in writing of holders of such Series XXX Preferred shares to be redeemed. Notice may be mailed in a prepaid envelope addressed to each such shareholder at his address as it appears on the records of the Corporation or its transfer agent, or alternatively, such notice may be delivered personally to such shareholder; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of the redemption. Such notice shall set out the Redemption Price and the date of redemption. If notice of any such redemption be given by the Corporation or waived in the manner aforesaid and an amount sufficient to redeem the shares has been paid (whether in cash or by promissory note or by the transfer and assignment of property, as above provided) to the holder of the Series XXX Preferred shares to be redeemed or deposited with any trust company or chartered bank in Canada, on or before the date fixed for redemption, the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor, and except, for greater certainty, to receive any declared and unpaid dividends on such shares. Series XXX Preferred shares redeemed as aforesaid shall be cancelled.

27.3.2  Retraction Privilege.

     (a) Tender and Request. Subject to the provisions of the Act, the registered holders of Series XXX Preferred shares shall be entitled to require the Corporation to redeem at any time and from time to time all or any part of the Series XXX Preferred shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at its head office a share certificate representing the Series XXX Preferred shares which the registered holder desires to have the Corporation redeem together with a request in writing specifying;

        (A) that the registered holder desires to have all or a specified number of the Series XXX Preferred shares represented by such certificate redeemed by the Corporation; and

        (B) the business day (in this Article 27.3.2 referred to as the "redemption date") on which the holder desires to have the Corporation redeem such Series XXX Preferred shares. Requests in writing shall specify a redemption date which shall be not less than four (4) days after the date on which the request in writing is given to the Corporation, unless the Corporation consents in writing to an earlier redemption date. The registered holders of any Series XXX Preferred shares may, with the consent of the Corporation, revoke such request prior to the redemption date. Subject to receipt of a share certificate representing the Series XXX Preferred shares which the registered holder desires to have the Corporation redeem together with such a request, the
             Corporation shall on the redemption date, redeem such Series XXX Preferred shares by paying to such registered holder an amount equal to the Redemption Price.

     (b) Payment by Promissory Note or by Property. The aggregate Redemption Price of all Series XXX Preferred shares held by a holder which are redeemed may, at the option of the Corporation, be satisfied in whole or in part by the issuance to the holder by the Corporation of a promissory note for a principal sum equal to the aggregate Redemption Price or such part thereof as is to be satisfied by the promissory note, or by the assignment or endorsement in favour of the holder of a promissory note made by an affiliate for a principal sum or a portion of the principal sum equal to the aggregate Redemption Price or such part thereof as is to be satisfied by the promissory note, or by the transfer and assignment of property of the Corporation having a value equal to the aggregate Redemption Price or such part thereof as is to be satisfied by the transfer and assignment of the property on the terms provided in Subarticle 27.3.1(b) above.

     (c) Rights of Holders. From and after the redemption date, the holders of the Series XXX Preferred shares to be redeemed shall thereafter have no rights against the Corporation in respect thereof unless payment of the Redemption Price (whether in cash or by a promissory note or by the transfer and assignment of property, as above provided) is not made on the redemption date, in which event the rights of the holders of the said shares shall remain unaffected. Series XXX Preferred shares redeemed as aforesaid shall be cancelled.

27.3.3 Price Adjustment. If at any time when any Series XXX Preferred shares are issued and outstanding, the Corporation determines that the aggregate fair market value of all property transferred or sold to the Corporation in exchange for Series XXX Preferred shares (the "Acquired Property") is greater or less than the aggregate of the Redemption Price of all Series XXX Preferred shares issued in connection with the acquisition of the Acquired Property, and all of the holders of the issued and outstanding Series XXX Preferred shares concur in such determination, then the resultant deficiency or excess in the aggregate of the Redemption Price of all Series XXX Preferred shares issued in connection with the acquisition of the Acquired Property shall be divided by the aggregate number of Series XXX Preferred shares issued in connection with the acquisition of the Acquired Property (whether or not then outstanding) and the Redemption Price shall be increased or decreased by the resultant quotient accordingly.

27.3.4 Non-Cumulative Dividends. The holders of the Series XXX Preferred shares shall, in each fiscal year of the Corporation, in preference and priority to any payment of dividends on any other shares of the Corporation ranking junior to the Series XXX Preferred shares for such year, be entitled to receive, subject to the provisions of the Act as and when declared by the directors out of moneys of the Corporation properly applicable to dividends, non-cumulative cash dividends at the rate of nine and one half percent (9.5%) per annum of the Redemption Amount for such shares. Dividends on the Series XXX Preferred shares issued in a fiscal year shall be calculated from their respective dates of issue. The directors shall be entitled, from time to time, to declare part of the non-cumulative cash dividend for any fiscal year notwithstanding that such dividend for such fiscal year shall not be declared in full. If in any fiscal year of the Corporation the directors in their discretion shall not declare the said dividend or any part thereof on the Series XXX Preferred shares for such fiscal year, then the rights of the holders of the Series XXX Preferred shares to such dividend or undeclared part thereof for such fiscal year shall be forever extinguished. If in any year, after providing for the full dividend on the Series XXX Preferred shares there shall remain any profits or surplus available for dividends, such profits or surplus or any part thereof may, in the discretion of the directors, be applied to dividends on shares of any class ranking junior to the Series XXX Preferred shares. The holders of Series XXX Preferred shares shall not be entitled to any dividend other than or in excess of the non-cumulative dividends at the rate hereinbefore provided for.

27.3.5 Purchase by the Corporation. Subject to the Business Corporations Act, as amended from time to time, or any successor legislation, the Corporation shall have the right at its option at any time and from time to time to purchase the whole or any part of the Series XXX Preferred shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the Redemption Price thereof (the "Purchase Price"). The Purchase Price may, at the option of the Corporation be paid and satisfied in the manner provided for in Subarticle 27.3.1(b) hereof. Any shares so purchased shall be cancelled.

27.3.6 Liquidation, Dissolution or Winding Up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of property or assets among its members for purposes of winding up its affairs, the holders of the Series XXX Preferred shares shall be entitled to receive, subject to Article
27.3.4 hereof, but before any distribution of any part of the assets of the Corporation among the holders of any other shares, an amount equal to the Redemption Price for each issued and outstanding Series XXX Preferred share.

27.3.7 No Voting Rights; Notice of Meetings. Subject to the Act, the holders of the Series XXX Preferred shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to any vote at any such meeting.

SERIES XXXI PREFERRED SHARES

27.4 In addition to the rights, privileges, restrictions and conditions attached to the Preferred Shares, as a class, the Series XXXI Preferred Shares shall have attached thereto the following further rights, privileges, restrictions and conditions:

27.4.1  Redemption Privilege.

     (a) Redemption Right. Subject to the provisions of the Act, as amended from time to time, or any successor legislation, the Corporation may, upon giving notice or upon notice being waived as hereinafter provided, redeem the whole or any part of the Series XXXI Preferred shares on payment for each such share to be redeemed of the amount of One Thousand Dollars ($1,000) (the "Redemption Amount"), together with an amount equal to all accrued unpaid cumulative dividends thereon up to the date of such redemption (the Redemption Amount plus the amount of such accrued and unpaid dividends are hereinafter called the "Redemption Price").

     (b) Payment of Redemption Price by Promissory Note or Property. The Redemption Price may, at the option of the Corporation, be paid and satisfied in whole or in part: (1) by the issuance to the holder by the Corporation of a promissory note for a principal sum equal to the Redemption Price, or such part thereof as is to be satisfied by the promissory note, which is payable on demand, and which provides for interest after the date the promissory note is made on the unpaid principal balance at a rate equal to the annual rate established by The Toronto-Dominion Bank at its head office in Toronto, Ontario from time to time as being its reference rate of interest used by it to determine the rates of interest it will charge for loans made in Canada in Canadian dollars to its preferred commercial customers (hereinafter referred to as "Prime"), plus two percent (2%) per annum, calculated and payable monthly in arrears on the last date of each month, provided that the balance of any interest accrued and unpaid to the date on which the principal amount is paid shall be due and payable on such date and that any interest not paid on its due date shall itself bear interest at the above rate, compounded monthly and entitles the Corporation to prepay the whole or any part of the unpaid principal under such promissory note, upon payment of interest accrued on the unpaid principal balance to the date of payment; or
           (2) by the assignment or endorsement in favour of the holder of a promissory note made by an affiliate (as such term is defined in the Act, as amended from time to time, or any successor legislation) for a principal sum or for a portion of the principal sum equal to the Redemption Price, or such part thereof as is to be satisfied by the promissory note, which is payable on demand and which the board of directors of the Corporation in its discretion has determined has a value not less than the value of a promissory note of the Corporation for a principal sum equal to the Redemption Price, or such part thereof as is to be satisfied by the promissory note of the affiliate, which might be issued under clause (1) of this Subarticle 27.4.1(b); or (3) by the transfer and assignment to the holder by the Corporation of property of the Corporation which the board of directors of the Corporation in its discretion has determined has a value not less than the Redemption Price, or such part thereof as is to be satisfied by such property.

     (c) Partial Redemption. In case a part only of the then outstanding Series XXXI Preferred shares is at any time to be redeemed, the shares so to be redeemed shall, subject to applicable law, be selected in such manner as the directors in their discretion shall decide and need not be redeemed pro rata or selected by lot and the directors may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares.

     (d) Notice of Redemption and Rights of Holders. The Corporation shall, at least one (1) day before the date specified for redemption, send to each person who at the date of sending is a registered holder of Series XXXI Preferred shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Series XXXI Preferred shares, or alternatively, notice may be waived or the time for sending of the notice may be waived at any time with the consent in writing of holders of such Series XXXI Preferred shares to be redeemed. Notice may be mailed in a prepaid envelope addressed to each such shareholder at his address as it appears on the records of the Corporation or its transfer agent, or alternatively, such notice may be delivered personally to such shareholder, provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of the redemption. Such notice shall set out the Redemption Price and the date of redemption. If notice of any such redemption be given by the Corporation or waived in the manner aforesaid and an amount sufficient to redeem the shares has been paid (whether in cash or by promissory note or by the transfer and assignment of property, as above provided) to the holder of the Series XXXI Preferred shares to be redeemed or deposited with any trust company or chartered bank in Canada, on or before the date fixed for redemption, the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor, and except for greater certainty, to receive any declared and unpaid dividends on such shares. Series XXXI Preferred shares redeemed as aforesaid shall be cancelled.

27.4.2 Cumulative Dividends. The holders of the Series XXXI Preferred Shares shall be entitled to receive, subject to the provisions of the Act, as amended from time to time, or any successor legislation, fixed, cumulative cash dividends at the rate of nine and six hundred and twenty five one thousandths percent (9.625%) per annum of the Redemption Amount. Dividends on the Series XXXI Preferred Shares shall accrue on a daily basis from the date of original issue, shall be calculated on the basis of a 365 day year and, save as hereinafter provided, shall be payable quarterly in lawful money of Canada on the first day following the last day in the month of each of March, June,
September and December, other than a Saturday or Sunday, on which the main branch of The Toronto-Dominion Bank in Toronto, Ontario, is open for business (each an "Established Dividend Payment Date"). Alternatively, if the directors so determine, dividends shall be payable on any day (an "Alternate Dividend Payment Date") following the immediately preceding Established Dividend Payment Date and before the next Established Dividend Payment Date. An Established Dividend Payment Date and an Alternate Dividend Payment Date are each hereinafter referred to as a "Dividend Payment Date".

If on any Dividend Payment Date the dividends accrued to such date are not paid in full on all of the Series XXXI Preferred Shares then outstanding, such dividends, or the unpaid part thereof, shall be paid on the first date thereafter on which the Corporation shall have sufficient monies properly applicable to the payment of same. The holders of Series XXXI Preferred Shares shall not be entitled to any dividends other than or in excess of the cumulative dividends herein provided for.

The Corporation shall not call for redemption or redeem or purchase for cancellation or make any capital distribution in respect of or otherwise pay off or retire any shares of the Corporation ranking on a parity with or junior to the Series XXXI Preferred Shares unless all dividends on the Series XXXI Preferred Shares up to and including the dividend payable on the immediately preceding Dividend Payment Date shall have been declared and paid or set aside for payment at the date of such call for redemption, redemption, purchase, distribution, retirement or other payment off.

27.4.3 Purchase by the Corporation. Subject to the Act, as amended from time to time, or any successor legislation, the Corporation shall have the right at its option at any time and from time to time to purchase the whole or any part of the Series XXXI Preferred shares at the lowest prices at which, in the opinion part of the directors such shares are obtainable but not exceeding the Redemption Price thereof (the "Purchase Price"). The Purchase Price may, at the option of the Corporation be paid and satisfied in the manner provided for in Subarticle 27.4.1(b) hereof. Any shares so purchased shall be cancelled.

27.4.4 Liquidation, Dissolution or Winding Up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of property or assets among its members for purposes of winding up its affairs, the holders of the Series XXXI Preferred shares shall be entitled to receive an amount equal to the Redemption Price for each issued and outstanding Series XXXI Preferred share, before any amount shall be paid or property or assets shall be distributed to the holders of the Class A shares or Class B shares or any shares of any other class ranking junior to the Series XXXI Preferred shares with respect to return of capital. After payment to the holders of the Series XXXI Preferred shares of the amount so payable to them, they shall not be entitled to share further in the distribution of the property or assets of the Corporation.

27.4.5 No Voting Rights; Notice of Meetings. Subject to the Act, as amended from time to time, or any successor legislation, the holders of the Series XXXI Preferred shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to any vote at any such meeting.

                                   EXHIBIT B

                         SPECIAL RESOLUTION PRECLUDING
  REISSUANCE OF CLASS A VOTING SHARES AND INCREASING TO FIFTY VOTES PER SHARE
            THE VOTING RIGHTS ATTACHED TO THE CLASS A VOTING SHARES

RESOLVED as a special resolution, that:

     (a) the Articles of Rogers Communications Inc. (the "Corporation") (sometimes the "New Articles"), being the Articles of the Corporation adopted pursuant to a special resolution passed on the same date as this special resolution, in substitution for the previous Articles of the Corporation be altered

        (i) by adding to the New Articles the following as section 7.11 immediately after section 7.10 thereof:

           "7.11 A Class A share that has been converted to a Class B share and a Class A share that has been redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall not be reissued."

            ; and

        (ii)   by deleting from the second sentence of Article 26.4 "twenty-five
               (25)" and substituting therefor "fifty" so that hereafter Article
               26.4 shall be read in its entirety as follows:

           "26.4 The Class A shares shall entitle the holders thereof to receive notice of and to attend and to vote in respect of each Class A share held at any and all meetings of the shareholders of the Company other than any meetings of the holders of a particular class of shares of which the Class A shares do not form a part. Each holder of one or more Class A shares shall be entitled as such to fifty votes in respect of each Class A share held. The Class B shares shall entitle the holders thereof to receive notice of and to attend, but not to vote, at any and all meetings of the shareholders of the Company other than any meetings of the holders of a particular class of shares of which the Class B shares do not form a part."

     (b) after the New Articles have become effective, this resolution shall forthwith be deposited at the Corporation's records office;

     (c) after paragraph (b) of this resolution has been complied with, any one director or officer, or any lawyer for the Corporation, is authorized to complete, execute and file a Notice of Alteration to alter the Corporation's Notice of Articles, in accordance with section 257 of the Business Corporations Act, as required by section 259 of the said Act, to reflect the alteration, referred to in paragraph (e) of this resolution, being made to the special rights or restrictions attached to the Class A Voting shares of the Corporation in the Articles of the Corporation;

     (d)   the   alterations  to  the  Corporation's  Articles  referred  to  in paragraph (a) of this resolution shall take effect on the date and time the Notice of Alteration referred to in paragraph (e) is filed; and

     (e) since the alteration of the Articles of the Corporation provided for in subparagraph (a)(ii) of this resolution alters the special rights or restrictions attached to the Class A Voting shares of the Corporation, the alterations provided for in the said paragraph
           (a)(ii), as required by section 259(4) of the Business Corporations Act, do not take effect until the Notice of Articles is altered by a Notice of Alteration to reflect the alteration to the Articles provided for in subparagraph (a)(ii) of this resolution.

                                   EXHIBIT C

  SPECIAL SEPARATE RESOLUTION OF THE HOLDERS OF THE CLASS B NON-VOTING SHARES
                         CONSENTING TO CERTAIN CHANGES

RESOLVED, as a special separate resolution, that the holders of the Class B Non-Voting shares of Rogers Communications Inc. consent to the reduction, from 3/4 to 2/3 of the votes cast, in the number of votes required to be cast in favour of a special separate resolution in order to pass such resolution.

                                   EXHIBIT D

                           ROGERS COMMUNICATIONS INC.

                           BOARD OF DIRECTORS CHARTER

     The purpose of this charter ("Charter") of the board of directors (the "Board") of Rogers Communications Inc. (the "Company") is to provide guidance to Board members as to their duties and responsibilities. The power and authority of the Board is subject to the provisions of applicable law.

PURPOSE OF THE BOARD

     The Board is responsible for the stewardship of the Company. This requires the Board to oversee the conduct of the business and affairs of the Company. The Board discharges some of its responsibilities directly and discharges others through committees of the Board. The Board is not responsible for the day-to-day management and operation of the Company's business, as this responsibility has been delegated to management. The Board is, however, responsible for supervising management in carrying out this responsibility.

MEMBERSHIP

     The Board consists of directors elected by the shareholders as provided for in the Company's constating documents and in accordance with applicable law. From time to time, the Nominating and Corporate Governance Committee shall review the size of the Board to ensure that its size facilitates effective decision-making by the Board in the fulfilment of its responsibilities.

     Each member of the Board must act honestly and in good faith with a view to the best interests of the Company, and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A director is responsible for the matters under "Role and Responsibilities of the Board" below as well as for other duties as they arise in the director's role.

     All members of the Board shall have suitable experience and skills given the nature of the Company and its businesses and have a proven record of sound judgment. Directors are to possess characteristics and traits that reflect:

     - high ethical standards and integrity in their personal and professional dealings;

     - the ability to provide thoughtful and experienced counsel on a broad range of issues and to develop a depth of knowledge of the businesses of the Company in order to understand and assess the assumptions on which the Company's strategic and business plans are based and to form an independent judgment with respect to the appropriateness and probability of achieving such plans;

     - the ability to monitor and evaluate the financial performance of the Company;

     - an appreciation of the value of Board and team performance over individual performance and a respect for others;

     - an openness for the opinions of others and the willingness to listen, as well as the ability to communicate effectively and to raise tough questions in a manner that encourages open and frank discussion.

     Directors are expected to commit the time and resources necessary to properly carry out their duties. Among other matters, directors are expected to adequately prepare for and attend all regularly scheduled Board meetings. New directors are expected to understand fully the role of the Board, the role of the committees of the Board and the contribution individual directors are expected to make.

ETHICS

     Members of the Board shall carry out their responsibilities objectively, honestly and in good faith with a view to the best interests of the Company. Directors of the Company are expected to conduct themselves according to the highest standards of personal and professional integrity. Directors are also expected to set the standard for Company-wide ethical conduct and ensure ethical behaviour and compliance with laws and regulations. If an actual or potential conflict of interest arises, a director shall promptly inform the Chair and shall refrain from voting or participating in discussion of the matter in respect of which he has an actual or potential conflict of interest. If it is determined that a significant conflict of interest exists and cannot be resolved, the director should resign.

     Directors are expected to act in accordance with applicable law, the Company's Articles and the Company's Directors and Officers Code of Conduct and Ethics. The Board is required to monitor compliance with the Directors and Officers Code of Conduct and Ethics and is responsible for the granting of any waivers from compliance with the Code for directors and officers.

MEETINGS

     The Board shall meet in accordance with a schedule established each year by the Board, and at such other times as the Board may determine. Meeting agendas shall be developed in consultation with the Chair. Board members may propose agenda items though communication with the Chair. The Chair is responsible for ensuring that a suitably comprehensive information package is sent to each director in advance of each meeting. At the discretion of the Board, members of management and others may attend Board meetings, except for separate meetings of the non-management directors of the Board.

     Directors are expected to be fully prepared for each Board meeting, which requires them, at a minimum, to have read the material provided to them prior to the meeting. At Board meetings, each director is expected to take an active role in discussion and decision-making. To facilitate this, the Chair is responsible for fostering an atmosphere conducive to open discussion and debate.

     Non-management members of the Board shall have the opportunity to meet at appropriate times without management present at regularly scheduled meetings. The Chair shall be responsible for presiding over meetings of the non-management directors. Non-management Board members may propose agenda items for meetings of non-management Board members through communication with the Chair.

ROLE AND RESPONSIBILITIES OF THE BOARD

     The Board is responsible for approving the Company's goals, objectives and strategies. The Board shall adopt a strategic planning process and approve and review, on at least an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of the business. The Board is also responsible for identifying the principal risks of the Company's businesses and overseeing the implementation of appropriate risk assessment systems to manage these risks.

     In addition to the other matters provided in this Charter, the Board is also responsible for the following specific matters:

     -  review and approve management's strategic plans;

     - review and approve the Company's financial objectives, business plans and budgets, including capital allocations and expenditures;

     - monitor corporate performance against the strategic plans and business, operating and capital budgets;

     - management succession planning, including appointing, training and monitoring senior management and, in particular, the Chief Executive Officer of the Company;

     - providing that an appropriate portion of senior executive management's compensation is tied to both short-term and longer-term performance of the Company;

     -  monitor  the  integrity  of  the  Company's  accounting  and   financial
        reporting systems, disclosure controls and procedures, internal controls and management information systems;

     - approve acquisitions and divestitures of business operations, strategic investments and alliances, major business development initiatives and any unbudgeted expenditure in excess of $5 million;

     -  the Company's communication policies, which:

       (a) address how the Company interacts with analysts, investors, other key stakeholders and the public;

       (b) contain measures for the Company to comply with its continuous and timely disclosure obligations and to avoid selective disclosure and insider trading;

     -  developing   the   Company's  principles   and  approach   to  corporate
        governance;

     -  assess  its  own  effectiveness  in  fulfilling  its   responsibilities,
        including monitoring the effectiveness of individual directors;

     - monitoring compliance with the Directors and Officers Code of Conduct and Ethics.

     A director has an important and positive role as a representative of the Company. A director is also expected to participate in outside activities that enhance the Company's image to investors, employees, customers and the public.

ROLE AND RESPONSIBILITIES OF THE CHAIR

     It is the policy of the Board that there be a separation of the offices of the Chair and the Chief Executive Officer and that the Chair not be a member of management of the Company. The Chair and the Chief Executive Officer are to be in regular communications during the course of the year including with respect to the Company's business and the responsibilities of the Board.

     The principal responsibilities of the Chair of the Board shall be to oversee, manage and assist the Board in fulfilling its duties and responsibilities as a Board in an effective manner independently of management. The Chair shall be responsible, among other things,

     -  to chair Board meetings and annual and special meetings of shareholders,

     - to organize an appropriate annual work plan and regularly scheduled meetings for the Board,

     -  to participate in the preparation of the agenda for each Board meeting,

     - to monitor the work of the committees of the Board and in that connection the Chair may attend, as a non-voting participant, all meetings of Board committees (other than those on which he otherwise sits),

     - to arrange for an appropriate information package to be provided on a timely basis to each director in advance of the meeting,

     -  to  assist  in  the  Board's  evaluation  and  self-assessment  of   its
        effectiveness and implementation of improvements,

     -  to   provide  appropriate  guidance  to   individual  Board  members  in
        discharging their duties,

     - to ensure newly appointed directors receive an appropriate orientation and education program, and

     - to provide arrangements for members of the Board to communicate with the Chair formally and informally concerning matters of interest to Board members.

PROCEDURES TO ENSURE EFFECTIVE AND INDEPENDENT OPERATION

     The Board recognizes the importance of having procedures in place to ensure the effective and independent operation of the Board. In addition to the policies and procedures provided elsewhere in this Charter including under "Role and Responsibilities of the Chair" set out above, the Board has adopted the following procedures:

     -  the Board has complete access to the Company's management;

     - the Board requires timely and accurate reporting from management and shall regularly review the quality of management's reports;

     - subject to the approval of the Nominating and Corporate Governance Committee, individual directors may engage an external adviser at the expense of the Company in appropriate circumstances;

     - the Board shall maintain an Investor Relations department and every investor inquiry shall receive a prompt response from the Investor Relations department or an appropriate officer of the Company;

     - the Chair of the Board shall monitor the nature and timeliness of the information requested by and provided by management to the Board to determine if the Board can be more effective in identifying problems and opportunities for the Company; and

     - the Board, together with the Chief Executive Officer, shall develop a detailed job description for the Chief Executive Officer. This description shall be approved by the Compensation Committee. The Board shall assess the Chief Executive Officer against the objectives set out in this job description.

BOARD COMMITTEES

     Subject to limits on delegation contained in corporate law applicable to the Company, the Board has the authority to establish and carry out its duties through committees and to appoint directors to be members of these committees. The Board assesses the matters to be delegated to committees of the Board and the constitution of such committees annually or more frequently, as circumstances require. From time to time the Board may create ad hoc committees to examine specific issues on behalf of the Board.

                                   EXHIBIT E

                           ROGERS COMMUNICATIONS INC.

                    DIRECTOR MATERIAL RELATIONSHIP STANDARDS

1.   INTRODUCTION

     The Board of Directors (the "Board") of Rogers Communications Inc. (the "Company") has adopted these Director Material Relationship Standards for the purpose of assisting the Board in making determinations whether or not a direct or indirect business, commercial, banking, consulting, professional or charitable relationship that a director may have with the Company (which for the purposes of these Standards includes its subsidiaries) is a material relationship that could, in the view of the Board, reasonably interfere with the exercise of the director's independent judgment.

2.   STANDARD OF DIRECTOR RELATIONSHIPS

     Any business, commercial, industrial, banking, consulting, professional, charitable or service relationship that may exist between the Company and a director of the Company, or between the Company and an entity of which the director is a director, executive officer, partner or managing member, shall be in the ordinary course of business of the Company and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons on an arm's length basis.

3.   MATERIALITY STANDARDS

     The following relationships will be considered to be material in respect of any director:

     (a) The director has, within the preceding 3 fiscal years of the Company, been a provider of consulting, professional, investment banking, advisory or other services to the Company and the total direct compensation of the director from the Company in respect of those services in each such fiscal year amounted to more than U.S. $100,000 (other than payments arising from acting in his or her capacity as a director of the Company including as a part-time Chair or Vice Chair of the Board or a committee of the Board).

     (b) The director has, within the preceding 3 fiscal years of the Company, been a director, executive officer, partner or managing member of an entity that has or had a business, commercial, industrial, banking, consulting, professional or service relationship with the Company and, pursuant to that relationship, the aggregate annual sales or billings from that entity to the Company, or from the Company to that entity, in each of the 3 most recently completed fiscal years of that entity, amounted to more than the greater of 2 percent of that entity's consolidated gross revenues and U.S. $1,000,000.

4.   OTHER DIRECTOR RELATIONSHIPS

     If a director has any other direct or indirect relationship with the Company other than those set forth in 3(a) or (b) above the Board will make a determination whether that director has a material relationship with the Company based on a consideration of all relevant facts and circumstances.

5.   INTERPRETATION

     For the purposes of these Standards, the terms used herein shall have the following meanings:

     (a) "entity" -- includes a body corporate, a partnership, a trust, a joint venture or an unincorporated association or organization;

     (b) "subsidiary" -- a body corporate is a subsidiary of another body corporate if (a) it is controlled by (i) that other body corporate,
           (ii) that other body corporate and one or more bodies corporate each of which is controlled by that body corporate, or (iii) two or more bodies corporate each of which is controlled by that other body corporate, or (b) it is a subsidiary of a body corporate that is a subsidiary of that other body corporate.

                                   EXHIBIT F

                           ROGERS COMMUNICATIONS INC.

               DIRECTORS AND OFFICERS CODE OF CONDUCT AND ETHICS

     The Board of Directors (the "Board") of Rogers Communications Inc. (the "Company", which for the purpose of this Code includes its subsidiaries) has adopted this code of conduct and ethics for directors and officers of the Company (the "Code") to:

     - endorse and promote the Company's commitment to honest and ethical conduct, including fair dealing and ethical handling of conflicts of interest;

     -  promote full, fair, accurate, timely and understandable disclosure;

     - promote compliance with applicable laws and governmental rules and regulations;

     - ensure the protection of the Company's legitimate business interests, including corporate opportunities, assets and confidential information;

     -  deter wrongdoing.

     All directors and officers of the Company are expected to be familiar with the Code and to adhere to those principles and procedures set forth in the Code that apply to them. The Company's more detailed policies and procedures that apply to all employees of the Company set forth in the Company's Business Conduct Guidelines are separate requirements and are not part of this Code.

     For purposes of this Code, the "Code of Ethics Contact Person" will be, for the members of the Board, the Chair of the Board or the Chair of the Audit Committee of the Board, and for the officers of the Company, the General Counsel of the Company or the Chair of the Board.

I.   HONEST AND CANDID CONDUCT

     Each director and officer owes a duty to the Company to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of principle are inconsistent with integrity.

     Each director and officer must:

     -  act  with  integrity,  including  being honest  and  candid  while still
        maintaining  the  confidentiality  of  information  where  required   or
        consistent with the Company's policies.

     - observe both the form and spirit of applicable laws and governmental rules and regulations, accounting standards and Company policies.

     -  adhere to a high standard of business ethics.

II.  CONFLICTS OF INTEREST

     A "conflict of interest" occurs when an individual's private or personal interest interferes, or may appear to interfere, with the interests of the Company. A conflict of interest can arise when a director or officer takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. For example, a conflict of interest would arise if a director or officer, or member or his or her family, receives improper personal benefits as a result of his or her position in the Company. Any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest should be discussed with the Code of Ethics Contact Person.

     In considering a conflict of interest between a director and the Company, consideration shall be given to the Director Material Relationship Standards approved by the Board.

     Officers  of  the Company  are  also to  comply  with the  Company's Policy
Regarding  Senior   Officers   Accepting   Directorships   with   Non-Affiliated
Corporations.

     Conflict of interest situations involving directors and officers may include the following:

     - any material ownership or financial interest in any supplier of goods or services to the Company or in any major customer of the Company;

     - any consulting or employment relationship with any major customer of the Company, supplier or competitor;

     - any outside business activity that detracts from an individual's ability to devote appropriate time and attention to his or her responsibilities with the Company;

     - the receipt of non-nominal gifts or excessive entertainment from any company with which the Company has current or prospective business dealings;

     - being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member.

     Anything that would present a conflict of interest for a director or officer would likely also present a conflict if it is related to a member of his or her immediate family.

     Conflicts of interest between a director or officer and the Company are to be disclosed to the Board, the Chief Executive Officer or a Code of Ethics Contact Person and reported to the Audit Committee of the Board on a regular basis.

III. DISCLOSURE

     Each director or officer involved in the Company's disclosure process, including the Chief Executive Officer and the Chief Financial Officer, is required to be familiar with and comply with the Company's disclosure controls and procedures and internal control over financial reporting, to the extent relevant to his or her area of responsibility, so that the Company's public reports filed with securities commissions and regulatory authorities comply in all material respects with the applicable securities laws and rules. In addition, each such person having direct or supervisory authority regarding these regulatory filings or the Company's other public communications concerning its general business, results, financial condition and prospects should, to the extent appropriate within his or her area of responsibility, consult with other Company officers and employees and take other appropriate steps regarding these disclosures with the goal of making full, fair, accurate, timely and understandable disclosure.

     Each director or officer who is involved in the Company's disclosure process, including the Chief Executive Officer and the Chief Financial Officer, must:

     -  familiarize  himself  or  herself   with  the  disclosure   requirements
        applicable to the Company as well as the business and financial operations of the Company;

     - not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's independent auditors, governmental regulators and self-regulatory organizations; and

     - properly review and critically analyse proposed disclosure for accuracy and completeness (or, where appropriate, delegate this task to others).

IV. COMPLIANCE

     It is the Company's policy to comply with all applicable laws, rules and regulations. It is the personal responsibility of each officer and director to adhere to the standards and restrictions imposed by those laws, rules and regulations.

     It is against Company policy and in many circumstances illegal for a director or officer to profit from undisclosed information relating to the Company or any other company. A director or officer may not purchase or sell any of the Company's securities while in possession of material non-public information relating to the Company. Also, a director or officer may not purchase or sell securities of any other company while in possession of any material non-public information relating to that company.

     Any director or officer who is uncertain about the legal rules involving a purchase or sale of, or other dealings in, any Company securities or any securities in companies that he or she is familiar with by virtue of his or her work for the Company, should consult with the General Counsel of the Company before making any such transaction.

     Directors and officers are also to comply with the Company's policies relating to insider trading and blackout periods for insider trading.

V.  REPORTING, ACCOUNTABILITY AND WAIVERS

     The Audit Committee is responsible for monitoring compliance with the Code, applying this Code to specific situations in which questions are presented to it and has the authority to interpret this Code in any particular situation.

Any director or officer who becomes aware of any existing or potential violation of this Code is required to notify the Code of Ethics Contact Person promptly. Failure to do so is itself a violation of this Code.

     Any questions relating to how this Code should be interpreted or applied should be addressed to the Code of Ethics Contact Person. A director or officer who is unsure of whether a situation violates this Code should discuss the situation with the Code of Ethics Contact Person to prevent possible misunderstandings and embarrassment at a later date.

     The Company will follow the following procedures in investigating and enforcing this Code, and in reporting on the Code:

     -  Violations  and potential  violations will  be reported  by the  Code of
        Ethics  Contact  Person  to  the  Audit  Committee,  after   appropriate
        investigation.

     - The Audit Committee will take all appropriate action to investigate any alleged violations reported to them after appropriate investigation.

     - If the Audit Committee determines that a violation has occurred, the Audit Committee will inform the Board.

     - Upon being notified that a violation has occurred, the Board will take such disciplinary or preventive action as it deems appropriate, up to and including dismissal or, in the event of criminal or other serious violations of law, notification of appropriate governmental authorities.

     The Company may waive specific provisions of this Code in a particular situation. Any waiver of the Code for directors or officers of the Company may be made only by the Board or by the Audit Committee of the Board and reported to the Board. Any waiver by the Company of a provision of the Code to a director or officer that relates to a material item shall be disclosed by the Company in accordance with applicable legal and regulatory requirements.

VI. CORPORATE OPPORTUNITIES

     Directors and officers owe a duty to the Company to advance the Company's business interests when the opportunity to do so arises. Directors and officers are prohibited from taking (or directing to a third party) a business opportunity that is discovered through the use of corporate property, information or position, unless the Company has already been offered the opportunity and turned it down. More generally, directors and officers are prohibited from using corporate property, information or position for personal gain and from competing with the Company.

     Sometimes the line between personal and Company benefits is difficult to draw, and there are both personal and Company benefits in certain activities. Directors and officers who intend to make use of Company property or services in a manner not solely for the benefit of the Company should consult beforehand with the Code of Ethics Contact Person.

VII. CONFIDENTIALITY

     In carrying out the Company's business, directors and officers may learn confidential or proprietary information about the Company, its customers, suppliers, or joint venture parties. Directors and officers must maintain the confidentiality of all information so entrusted to them, except when disclosure is authorized or legally mandated. Confidential or proprietary information of the Company, and other companies, includes any non-public information that would be harmful to the relevant company or useful or helpful to competitors if disclosed.

     Confidential information shall not be used for personal gain.

VIII. FAIR DEALING

     The Company has a history of succeeding through honest business competition. The Company does not seek competitive advantages through illegal or unethical business practices. Each director and officer should endeavour to deal fairly with the Company's customers, service providers, suppliers, competitors and employees. No director or officer should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any unfair dealing practice.

IX. PROTECTION AND PROPER USE OF COMPANY ASSETS

     All directors and officers should protect the Company's assets and ensure their efficient use. All Company assets should be used only for legitimate business purposes.

                                   EXHIBIT G

                           ROGERS COMMUNICATIONS INC.

                            AUDIT COMMITTEE CHARTER

PURPOSE OF AUDIT COMMITTEE

     The Audit Committee shall assist the board of directors (the "Board") of Rogers Communications Inc. (the "Company") in fulfilling its oversight responsibilities in the following principal areas: (i) accounting policies and practices, (ii) the financial reporting process, (iii) financial statements provided by the Company to the public, (iv) the systems of internal accounting and financial controls, (v) the qualifications, independence, appointment and oversight of the work of the external auditors, (vi) the qualifications and performance of the internal auditors, and (vii) compliance with applicable legal and regulatory requirements.

     In addition to the responsibilities specifically enumerated in this Charter, the Board may refer to the Audit Committee such matters and questions relating to the financial position of the Company and its affiliates as the Board may from time to time see fit.

MEMBERSHIP

     The Audit Committee shall consist of at least three directors appointed by the Board as provided for in the Articles of the Company. The appointment of members shall occur annually and members are subject to removal or replacement at any time by the Board. The members shall be selected based upon the following, in accordance with applicable laws, rules and regulations:

     (a) INDEPENDENCE. Each member shall be independent in accordance with applicable legal and regulatory requirements and in such regard shall have no direct or indirect material relationship with the Company which could, in the view of the Board, reasonably interfere with the exercise of a member's independent judgment.

     (b) FINANCIALLY LITERATE. Each member shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. For these purposes, an individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company's financial statements.

     (c) COMMITMENT. In addition to being a member of the Audit Committee and of any audit committee of any affiliate of the Company, if a member of the Audit Committee is also on the audit committee of more than two additional public companies, the Board, or the Nominating and Corporate Governance Committee, shall determine that such simultaneous service does not impair the ability of such member to serve effectively on the Company's Audit Committee.

CHAIR AND SECRETARY

     The Chair of the Audit Committee shall be selected by the Board. If the Chair is not present, the members of the Audit Committee may designate a Chair for the meeting by majority vote of the members present. The Secretary of the Company shall be the Secretary of the Audit Committee, provided that if the Secretary is not present, the Chair of the meeting may appoint a secretary for the meeting with the consent of the Audit Committee members who are present. A member of the Committee may be designated as the liaison member to report on the deliberations of the Audit Committees of affiliated companies.

MEETINGS

     The times and locations of meetings of the Audit Committee and the calling of and procedures at such meetings, shall be determined from time to time by the Audit Committee, in consultation with management when necessary, provided that there shall be a minimum of four meetings per year. The Audit Committee shall have sufficient notice in order to prepare for each meeting. Notice of every meeting shall be given to the external and internal auditors of the Company, and meetings shall be convened whenever requested by the external auditors or any member of the Audit Committee in accordance with applicable law.

MEETING AGENDAS

     Agendas for meetings of the Audit Committee shall be developed by the Chair of the Committee in consultation with management and the corporate secretary, and shall be circulated to Audit Committee members prior to Committee meetings.

RESOURCES AND AUTHORITY

     The Audit Committee shall have the resources and the authority to discharge its responsibilities, including the authority to engage, at the expense of the Company, outside consultants, independent legal counsel and other advisors and experts as it determines necessary to carry out its duties, without seeking approval of the Board or management.

     The Audit Committee shall have the authority to conduct any investigation necessary and appropriate to fulfilling its responsibilities, and has direct access to and the authority to communicate directly with the external auditors, internal auditors, the general counsel of the Company and other officers and employees of the Company.

     The members of the Audit Committee shall have the right for the purpose of performing their duties to inspect all the books and records of the Company and its subsidiaries and to discuss such accounts and records and any matters relating to the financial position, risk management and internal controls of the Company with the officers and external and internal auditors of the Company and its subsidiaries. Any member of the Audit Committee may require the external or internal auditors to attend any or every meeting of the Audit Committee.

RESPONSIBILITIES

     The Company's management is responsible for preparing the Company's financial statements and the external auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of those activities by the Company's management and external auditors, and overseeing the activities of the internal auditors. The Company's external auditors are accountable to the Audit Committee, as representatives of the Company's shareholders.

     It is recognized that members of the Audit Committee are not full-time employees of the Company and do not represent themselves to be accountants or auditors by profession or experts in the fields of accounting or auditing or the preparation of financial statements. It is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from whom it receives information, and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary.

     The specific responsibilities of the Audit Committee shall include those listed below. The enumerated responsibilities are not meant to restrict the Audit Committee from examining any matters related to its purpose.

1.   FINANCIAL REPORTING PROCESS AND FINANCIAL STATEMENTS

     (a) in consultation with the external auditors and the internal auditors, review the integrity of the Company's financial reporting process, both internal and external, and any major issues as to the adequacy of the internal controls and any special audit steps adopted in light of material control deficiencies;

     (b) review all material transactions and material contracts entered into by the Company (and any subsidiary) with any insider or related party of the Company, other than officer or employee compensation arrangements approved or recommended by the Compensation Committee or director remuneration approved or recommended by the Nominating and Corporate Governance Committee;

     (c) review and discuss with management and the external auditors the Company's annual audited consolidated financial statements and its interim unaudited consolidated financial statements, and discuss with the external auditors the matters required to be discussed by generally accepted auditing standards in Canada and the United States, as may be modified or supplemented, and for such purpose, receive and review an annual report by the external auditors describing: (i) all critical accounting policies and practices used by the Company, (ii) all material alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, including the ramifications of the use such alternative treatments and disclosures and the treatment preferred by the external auditors, and (iii) other material written communications between the external auditors and management, and discuss such annual report with the external auditors;

     (d) following completion of the annual audit, review with each of management, the external auditors and the internal auditors any significant issues, concerns or difficulties encountered during the course of the audit;

     (e) resolve disagreements between management and the external auditors regarding financial reporting;

     (f) review the interim quarterly and annual financial statements and annual and interim press releases prior to the release of earnings information;

     (g) review and be satisfied that adequate procedures are in place for the review of the public disclosure of financial information by the Company extracted or derived from the Company's financial statements, other than the disclosure referred to in (f), and periodically assess the adequacy of those procedures; and

     (h) meet separately, periodically, with management, with the internal auditors and with the external auditors.

2.   EXTERNAL AUDITORS

     (a)   require  the  external  auditors  to  report  directly  to  the Audit
           Committee;

     (b) be directly responsible for the selection, nomination, compensation, retention, termination and oversight of the work of the Company's external auditors engaged for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Company, and in such regard recommend to the Board the external auditors to be nominated for approval by the shareholders;

     (c) pre-approve all audit engagements and the provision by the external auditors of all non-audit services, including fees and terms for all audit engagements and non-audit engagements, and in such regard the Audit Committee may establish the types of non-audit services the external auditors shall be prohibited from providing and shall establish the types of audit, audit related and non-audit services for which the Audit Committee will retain the external auditors. The Audit Committee may delegate to one or more of its members the authority to pre-approve non-audit services, provided that any such delegated pre-approval shall be exercised in accordance with the types of particular non-audit services authorized by the Audit Committee to be provided by the external auditor and the exercise of such delegated pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting following such pre-approval;

     (d) review and approve the Company's policies for the hiring of partners and employees and former partners and employees of the external auditors;

     (e) consider, assess and report to the Board with regard to the independence and performance of the external auditors; and

     (f) request and review a report by the external auditors, to be submitted at least annually, regarding the auditing firm's internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors, and any steps taken to deal with any such issues.

3.   ACCOUNTING SYSTEMS AND INTERNAL CONTROLS

     (a) oversee management's design and implementation of and reporting on internal controls. Receive and review reports from management, the internal auditors and the external auditors with regard to the reliability and effective operation of the Company's accounting system and internal controls; and

     (b) review the activities, organization and qualifications of the internal auditors and discuss with the external auditors the responsibilities, budget and staffing of the internal audit function.

4.   LEGAL AND REGULATORY REQUIREMENTS

     (a) receive and review timely analysis by management of significant issues relating to public disclosure and reporting;

     (b)   review, prior to finalization,  periodic public disclosure  documents
           containing   financial   information,   including   the  Management's
           Discussion and Analysis and Annual Information Form;

     (c) prepare the report of the Audit Committee required to be included in the Company's periodic filings;

     (d) review with the Company's General Counsel legal compliance matters, significant litigation and other legal matters that could have a significant impact on the Company's financial statements; and

     (e) assist the Board in the oversight of compliance with legal and regulatory requirements.

5.   ADDITIONAL RESPONSIBILITIES

     (a)   discuss policies with respect to risk assessment and risk management;

     (b)   establish procedures and policies for the following

        (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

        (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

     (c) prepare and review with the Board an annual performance evaluation of the Audit Committee;

     (d)   review earnings guidance provided to analysts and rating agencies;

     (e) report regularly to the Board, including with regard to matters such as the quality or integrity of the Company's financial statements, compliance with legal or regulatory requirements, the performance of the internal audit function, and the performance and independence of the external auditors; and

     (f) review and reassess the adequacy of the Audit Committee's Charter on an annual basis.